UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2025

DEEP ISOLATION NUCLEAR, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56406	87-4225965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Addison Street, Suite 300 Berkeley, CA	94704
(Address of Principal Executive Offices)	(Zip Code)

(509)-943-5222
(Registrant’s telephone number, including area code)

Aspen-1 Acquisition Inc., 55 NE 5th Ave., Suite 401, Boca Raton, Florida 33432
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

We were incorporated as Aspen-1 Acquisition Inc. (“Aspen”) in the State of Delaware on December 10, 2021. Prior to the Merger (as defined below), we were a “shell company” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

On July 18, 2025, we formed our wholly-owned subsidiary, Deep Isolation Acquisition Corp., a Delaware corporation (“Acquisition Sub”). On July 23, 2025 we and Acquisition Sub entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Deep Isolation Inc., a privately held Delaware corporation (“Deep Isolation”). The Merger Agreement and the consummation of the transactions contemplated thereby, including the merger (“Merger”), were approved by our stockholders and the holders of a majority of the outstanding common stock and Series A Preferred Stock (as defined herein) of Deep Isolation, voting together as a single class (in accordance with Deep Isolation’s amended and restated certificate of incorporation, dated August 18, 2023 (the “certificate of incorporation”)). On July 23, 2025 we completed the Merger, as a result of which Acquisition Sub was merged with and into Deep Isolation, with Deep Isolation continuing as the surviving corporation of the Merger and becoming our wholly owned subsidiary. Pursuant to the Merger, the following were effected:

●	our certificate of incorporation was amended and restated and our board of directors (“Board”) adopted amended and restated bylaws;

●	our name was changed to “Deep Isolation Nuclear, Inc.” (“DI Nuclear” or the “Company”);

●	the Company’s Board became a classified Board with five members each serving for initial terms of one, two or three years, our directors immediately prior to the Effective Time (as defined below) resigned and the following five individuals, Elizabeth Muller, Rodney “Rod” Baltzer, Jonathon Angell, Kent S. Cole and Leslie Tepper, were appointed as the members of our Board, three of whom the Board determined to be independent within the meaning of the Nasdaq Stock Market’s (“Nasdaq”) corporate governance rules and the Exchange Act;

●	all of the outstanding capital stock of Deep Isolation was converted into shares of Company common stock; and

●	all of the outstanding options to purchase Deep Isolation’s common stock issued under Deep Isolation’s 2018 Equity Incentive Plan (“2018 EIP”) that remained unexercised as of immediately prior to the Effective Time (as defined herein) were assumed by the Company and converted into options to purchase the number of shares of our common stock as is equal to the number of shares of Deep Isolation common stock subject to the unexercised portion of such option multiplied by the Conversion Ratio (as defined herein) for Deep Isolation Capital Stock (as defined below), rounded to the nearest whole share.

Concurrently with the consummation of the Merger, the Company also issued and sold 11,012,387 shares of our common stock pursuant to a private placement offering at a purchase price of $3.00 per share. Additional information concerning (i) our amended and restated certificate of incorporation and bylaws is presented below under Item 2.01, “Description of Capital Stock— Restated Certificate of Incorporation and Restated Bylaw Provisions” and Item 5.03, “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” and (ii) the private placement offering is presented below under Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions—The Offering” and under Item 3.02, “Unregistered Sales of Equity Securities.” In addition, in connection with the Merger, our Board appointed new executive officers of the company. Additional information concerning our new Board members and their terms and our new executive officers is presented below under Item 5.02, “Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.”

As a result of the Merger, the Company has acquired the business of Deep Isolation and will continue the existing business operations of Deep Isolation as a public reporting company under the name Deep Isolation Nuclear, Inc. Deep Isolation also became our wholly owned subsidiary.

In accordance with “reverse merger” or “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Merger will be replaced with the historical financial statements of Deep Isolation prior to the Merger, in all future filings with the U.S. Securities and Exchange Commission (the “SEC”).

As used in this Current Report on Form 8-K (this “Report”), unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” “DI Nuclear,” the “Registrant,” “we,” “us” and “our” refer to Deep Isolation Nuclear, Inc., a Delaware corporation, and its subsidiaries after giving effect to the Merger and the company name change described above.

This Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

This Report responds to the following Items:

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 3.02	Unregistered Sales of Equity Securities.

Item 3.03	Material Modification to Rights of Security Holders.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Item 5.01	Changes in Control of Registrant.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.06	Change in Shell Company Status.

Item 9.01	Financial Statements and Exhibits.

Prior to the Merger, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Merger, we have ceased to be a “shell company.” The information included in this Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) of the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

FORWARD-LOOKING STATEMENTS

This Report, including the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to, among others, our plans, objectives and expectations for our business, operations and financial performance and condition, and can be identified by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “will,” “could,” “project,” “target,” “potential,” “continue” and similar expressions that do not relate solely to historical matters or actual results. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

●	the impact of current and future laws and regulations, especially those related to nuclear energy and nuclear waste storage and disposal;

●	our ability to achieve profitability and continue as a going concern;

●	changes in domestic and foreign business, market, financial, political and legal conditions;

●	our pursuit of an emerging, highly regulated market, with no commercial project operating as of the date of this Report;

●	our ability to protect and enforce our intellectual property rights and the scope and duration of such rights;

●	our reliance on third-parties, including suppliers, licensing partners, government entities and strategic partners, and our ability to maintain our relationships with such parties and enter into additional strategic partnerships in the future;

●	our ability to commercialize our products and services on a large scale and grow effectively;

●	our management team’s ability to successfully achieve our business objectives;

●	our ability to capture sufficient market share to realize the expected disposal value of estimated quantities of existing spent fuel inventories or to capture a meaningful portion of the total addressable market for nuclear waste disposal;

●	our ability to raise additional capital to continue to maintain sufficient liquidity, develop our technology and scale our operations;

●	changes to applicable policies, regulations, mandates and funding levels of the government entities that regulate the Company’s business or with whom the Company does business;

●	the impact to the Company and its potential customers from changes in interest rates, inflation, tariffs, trade policies and rising costs, including commodity and labor costs;

●	developments and projections relating to our business and our industry;

●	our ability to adequately control the costs associated with our operations;

●	the impact of increased global power demand and the need for increased power grid reliability and energy security, as well as the role of nuclear energy in the energy transition landscape;

●	risks relating to the negative public or political perception of the Company or the nuclear energy and nuclear waste disposal industries in general;

●	the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries that may be instituted against the Company in the future;

●	potential cybersecurity risks to our operational systems and infrastructure;

●	the development of an active trading market for our common stock;

●	the impact of global events, disruptions, pandemics and geo-political tensions on our business, including our supply chain, and our customers;

●	our intended use of proceeds from the Offering (as defined below); and

●	other risks and uncertainties, including those listed under the caption “Risk Factors.”

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, operating results, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the section below titled “Risk Factors.” Moreover, we operate in a highly regulated environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this Report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Report or to conform these statements to actual results or revised expectations, except as required by law.

You should read this Report and the documents that we reference in this Report as exhibits with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference. All descriptions of the agreements described below are qualified in their entirety by reference to the form of the relevant agreement that is filed as an exhibit to this Report and incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

THE MERGER AND RELATED TRANSACTIONS

Merger Agreement

On July 23, 2025 the Company, Acquisition Sub and Deep Isolation entered into the Merger Agreement. Pursuant to the terms of the Merger Agreement, on July 23, 2025 (the “Closing Date”), Acquisition Sub merged with and into Deep Isolation, with Deep Isolation continuing as the surviving corporation and as our wholly owned subsidiary.

As a result of the Merger, we acquired the business of Deep Isolation, which is engaged in the development of innovative solutions for temporary storage and transportation of high-level nuclear waste (“HLW”), including spent nuclear fuel (“SNF”), and for permanent disposal of HLW and other nuclear waste via deep underground boreholes. See “Description of Business” below. At the time the certificate of merger effectuating the Merger was filed with the Secretary of State of Delaware (the “Effective Time”), each share of (i) Deep Isolation common stock (the “Deep Isolation Common Stock”), Deep Isolation Series A-1 Preferred Stock (the “Series A-1 Preferred Stock”), Deep Isolation Series A-2 Preferred Stock (the “Series A-2 Preferred Stock”), Deep Isolation Series A-3 Preferred Stock (the “Series A-3 Preferred Stock”), Deep Isolation Series A Prime-1 Preferred Stock (the “Series A Prime-1 Preferred Stock”) and Deep Isolation Series A Prime-2 Preferred Stock (the “Series A Prime-2 Preferred Stock”, and together with the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series A-3 Preferred Stock and the Series A Prime-1 Preferred Stock, the “Deep Isolation Preferred Stock”; the Deep Isolation Preferred Stock, together with the Deep Isolation Common Stock, are referred to herein as the “Deep Isolation Capital Stock”) issued and outstanding immediately prior to the Effective Time was converted into the right to receive 25.837283 shares of our common stock (the “Conversion Ratio”), rounded to the nearest whole share.

In connection with the consummation of the Transactions (as defined herein), the Deep Isolation board of directors approved the accelerated vesting of all options to purchase Deep Isolation Common Stock that were issued under the 2018 EIP and remained outstanding (the “2018 EIP Options”), effective immediately prior to the Effective Time. Effective immediately prior to the Effective Time, certain holders of 2018 EIP Options elected to exercise options to purchase an aggregate of 68,019 shares of Deep Isolation Common Stock, and such shares were converted into an aggregate of 1,757,426 shares of our common stock.

The 2018 EIP Options that remained outstanding and unexercised immediately prior to the Effective Time were assumed by the Company and the number of shares subject to such options were multiplied by the Conversion Ratio (rounded to the nearest whole share, with five tenths (0.5) of a share rounded up), with the exercise price per share of each such assumed option being equal to the exercise price of the option immediately prior to the Effective Time divided by the Conversion Ratio (rounded up to the nearest whole cent) (such options being referred to herein as the “Assumed Options”). On an as-converted basis, the Assumed Options constitute options to purchase an aggregate of 5,888,601 shares of our common stock. The maximum number of shares of our common stock issued to (or in the case of the Assumed Options, reserved for issuance to) the former holders of Deep Isolation’s Capital Stock and Assumed Options was equal to 49,998,963 after adjustments due to rounding for fractional shares.

Immediately prior to the Effective Time, an aggregate of 2,833,333 shares (out of the 5,000,000 shares then issued and outstanding) of Company common stock owned by our stockholders prior to the Merger were forfeited and cancelled (the “Stock Forfeiture”), resulting in 2,166,667 shares of Company common stock held by such stockholders immediately after the Merger (the “Retained Pre-Merger Shares”). See “Description of Capital Stock” below for more information.

The issuance of shares of our common stock to Deep Isolation’s former security holders are collectively referred to as the “Share Conversion.” On the Closing Date, we also issued 83,333 shares of our Common Stock (the “Advisor Shares”) to Mr. Ali Kashani in consideration for services rendered in connection with the Merger.

The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

Pursuant to the Merger Agreement, we approved and adopted the 2025 Equity Incentive Plan (the “2025 EIP”) and reserved 10,888,601 shares of the Company’s common stock for future issuance in connection therewith, comprised of (i) 5,888,601 shares of our common stock issuable upon the exercise of the Assumed Options and (ii) 5,000,000 shares of our common stock reserved for future issuances of incentive awards under the 2025 EIP at the discretion of our Board to officers, key employees, consultants and directors. For a description of the 2025 EIP, see “Compensation of Directors and Executive Officers—Description of the 2025 Equity Incentive Plan.” As a condition to the closing of the Merger, on July 23, 2025 we entered into indemnity agreements with our former officers and directors (the “Pre-Merger Indemnity Agreements”), pursuant to which we agreed to indemnify such former officers and directors for actions taken by them in their official capacities relating to the consideration, approval and consummation of the Merger and certain related transactions, and we have entered into indemnity agreements with each of our current directors and executive officers. Following the consummation of the Merger, DI Nuclear entered into employment agreements with each of the Company’s President and Chief Executive Officer, Chief Commercialization Officer, Chief of Staff and Corporate Secretary, Executive Vice President of Engineering and with the President of Freestone. For a description of such employment agreements, see “Compensation of Directors and Executive Officers—Executive Compensation Arrangements.”

The Merger was treated as a recapitalization and reverse acquisition by DI Nuclear for financial reporting purposes. Deep Isolation is considered the acquirer for accounting purposes, and the Company’s historical financial statements before the Merger will be replaced with the historical financial statements of Deep Isolation before the Merger in future filings with the SEC. The Merger is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

The offers and sales of shares of the Company’s common stock issued pursuant to the Share Conversion, the Retained Pre-Merger Shares and the Advisor Shares issued on the Closing Date were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Rule 506(b) of Regulation D promulgated by the SEC thereunder. These shares of the Company’s common stock may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirement and are subject to further contractual restrictions on transfer as described below under “Shares Eligible for Future Sales.”

The Offering

Immediately following the Effective Time of the Merger, we sold 11,012,387 shares of our common stock in a private placement offering pursuant to Subscription Agreements by and between the Company and the purchasers of common stock (collectively, the “Subscription Agreement”) at a purchase price of $3.00 per share (the “Offering Price”). The private placement offering is referred to herein as the “Offering” and the Merger and the Offering together are referred to herein as the “Transactions.”

The aggregate gross proceeds from the Offering were approximately $33.0 million (before deducting repayment of the Promissory Note in the amount of $100,000, as described below, and Placement Agent fees and expenses of the Offering, which are estimated at $5.3 million).

The Offering, including the grant of the Placement Agent Warrants (as defined below), was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated by the SEC thereunder. The common stock issued in the Offering was sold to “accredited investors,” as defined in Regulation D and fewer than 35 non-accredited “purchasers” (as defined in Rule 501 under the Securities Act) who are sophisticated within the meaning of Rule 506(b) of Regulation D. The Offering was conducted by the placement agents on a “reasonable best efforts” basis.

In connection with the Offering and subject to the closing of the Offering, we agreed to pay the placement agents, Seaport Global Securities LLC (“Seaport”), The Benchmark Company, LLC (“Benchmark”), Dinosaur Financial Group (“Dinosaur”), Network 1 Financial Securities, Inc. (“Network 1”) and Phoenix Financial Services (“Phoenix,” and together with Seaport, Benchmark, Dinosaur, and Network 1, the “Placement Agents”), each a U.S. registered broker-dealer, a cash placement fee (the “Cash Fee”) as follows: (a) with respect to Seaport, Dinosaur and Network 1, a Cash Fee of 10% of the gross proceeds raised from investors in the Offering introduced by each such Placement Agent, excluding existing officers, directors and stockholders of Deep Isolation and their respective friends and family who participated in the Offering (the “Insider Investors”) (or in certain cases a fee of 4% of gross proceeds raised from such Insider Investors, (b) with respect to Phoenix, a Cash Fee of 8% of the gross proceeds raised from investors in the Offering introduced by Phoenix, excluding Insider Investors and (c) with respect to Benchmark, a Cash Fee of 10% of the gross proceeds raised from investors in the Offering introduced by Benchmark (or a fee of 4% of gross proceeds raised from Insider Investors) and a Cash Fee of 2% of the gross proceeds raised from investors in the Offering introduced by Phoenix, excluding Insider Investors. We also agreed to issue to (a) each of the Placement Agents warrants to purchase a number of shares of our common stock equal to 8% of the number of shares of Company common stock sold in the Offering to investors introduced by such Placement Agent (excluding sales to the Insider Investors), with a term expiring upon the first to occur of the fifth anniversary of the Effective Time and three years after the Company common stock is first listed for trading on Nasdaq or New York Stock Exchange (“NYSE”) and an exercise price of $3.00 per share, subject to adjustment (the “A Warrants”) and (b) certain of the Placement Agents warrants to purchase an aggregate amount of $500,000 shares of our common stock at a price of $0.0001 per share (the “B Warrants” and together with the A Warrants, the “Placement Agent Warrants”). We also agreed to reimburse the Placements Agents for certain expenses incurred in connection with the Offering.

As a result of the foregoing, we paid the Placement Agents an aggregate Cash Fee of $3,188,387 and issued to them Placement Agent Warrants to purchase an aggregate of 996,397 shares of our common stock, subject to adjustment. We have also reimbursed the Placement Agents for an aggregate of approximately $100,000 of expenses incurred in connection with the Offering.

Subject to certain customary exceptions, we have agreed to indemnify the Placement Agents to the fullest extent permitted by law against certain liabilities that may be incurred in connection with the Offering, including certain civil liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments the Placement Agents and their sub-agents may be required to make in respect of such liabilities.

Additionally, in connection with the Transactions and subject to the closing of the Transactions, we agreed to reimburse Mr. Mark Tompkins, former director of Aspen, for certain fees and expenses of Aspen advanced by Mr. Tompkins in connection with the Transactions and up to $100,000 as evidenced by a promissory note, dated December 10, 2021, by and between Aspen and Mr. Tompkins, as amended from time to time (as amended, the “Promissory Note”) at the closing of the Offering from the proceeds thereof. The Promissory Note was issued by Aspen to Mr. Tompkins in connection with advances made in connection with costs incurred by Aspen. Upon the closing of the Offering, we repaid $100,000 of the principal amount of such Promissory Note; the remaining principal amount of $67,025 was forfeited and the Promissory Note was cancelled.

We expect to use the remainder of the net proceeds of the Offering to fund the full-scale demonstration facility currently under development in Texas to validate the safety and feasibility of our deep borehole disposal (“DBD”) technologies, and for general corporate purposes.

Registration Rights

In connection with the Merger and the closing of the Offering, promptly following the Effective Time we entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which we have agreed that promptly, but no later than 45 calendar days after the date of filing of this Form 8-K, we will file, subject to customary exceptions, a registration statement with the SEC (the “Registration Statement”), covering sale, transfer or disposition of (i) the shares of our common stock issued in the Offering; (ii) the shares of our common stock issuable upon exercise of the Placement Agent Warrants; (iii) the shares of common stock issued in exchange for all of the equity securities (including 2018 EIP Options, to the extent exercised as of immediately prior to the Effective Time) of Deep Isolation that were outstanding immediately prior to the Closing; (iv) the Retained Pre-Merger Shares; and (v) the Advisor Shares ((i)-(v) collectively, the “Registrable Shares”), subject to the prior receipt by the Company of the selling stockholder information regarding the holders of the Registrable Shares required to be included in the Registration Statement under applicable SEC rules and regulations. We will use our commercially reasonable efforts to ensure that such Registration Statement is declared effective within 120 calendar days after the date of the filing of the Super 8-K (as such period may be extended by the obligation under applicable rules and regulations of the SEC under the Securities Act to include updated financial statements before it can be declared effective).

Subject to customary exceptions, if (i) we are late in filing the Registration Statement, (ii) the Registration Statement is not declared effective within 120 days after the date of the filing of the Super 8-K (as such 120-day period may be extended as described above) (the “Registration Effectiveness Date”), (iii) the Registration Statement ceases for any reason to remain effective for a period of more than 15 consecutive days (subject to certain exceptions), (iv) the holders of Registrable Shares are otherwise not permitted to use the prospectus therein to resell the Registrable Shares for a period of more than 30 consecutive trading days or more than 90 days in any 12-month period (except for suspension of the use of the Registration Statement on Form S-1 in connection with a required post-effective amendment in connection with filing our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, for the time reasonably required to respond to any comments from the SEC on the Form 10-K or Form 10-Q) and to have such post-effective amendment declared effective, or (v) after such time as the Registrable Shares are first listed or included for quotation on the OTCQB or OTCQX tier of OTC Markets Group, the Nasdaq, the NYSE or the NYSE American, the Registrable Shares are not listed or included for quotation one of such markets, or trading of our common stock is suspended or halted for more than 3 consecutive trading days (other than as a result of suspension or halt of substantially all trading in equity securities (including our common stock) on the applicable stock exchange) ((i)-(v) each, a “Registration Event”), the Company will pay to the holders of Registrable Shares that are affected by such Registration Event, subject to customary limitations to be set forth in the definitive agreements, liquidated damages at a rate equal to 12% per annum of the Offering Price per share for the period that such Registration Event continues to affect such Registrable Shares; provided, however, that in no event shall the aggregate of any such penalties exceed 5% of the Offering Price per share. No monetary penalties will accrue with respect to (1) any Registrable Shares removed from the Registration Statement in response to a comment from the staff of the SEC limiting the number of shares of common stock which may be included in the Registration Statement (a “Cutback Comment”), (2) any Registrable Shares that may be resold without manner of sale restrictions, current information requirements, volume limitations or other limitations under Rule 144 or another exemption from registration under the Securities Act, (3) any Registrable Shares excluded from a registration statement because a holder fails to provide information concerning the holder and the manner of distribution of the holder’s Registrable Shares that is required by SEC rules to be disclosed in the Registration Statement, and (4) any circumstance in which the SEC does not declare the Registration Statement effective on or before 120 days after the final closing of the Offering, and the reason for the SEC’s determination is that (a) the offering of any of the Registrable Shares constitutes a primary offering of securities by the Company, (b) Rule 415 of the Securities Act may not be relied upon for the registration of the resale of any or all of the Registrable Shares, and/or (c) a holder of any Registrable Shares must be named as an underwriter and such holder does not consent to be so named in the Registration Statement. Notwithstanding the previous sentence, if the SEC does not declare the Registration Statement effective before the Registration Effectiveness Date, in certain circumstances we may still be liable for liquidated damages if we do not continue to use our commercially reasonable efforts at the first opportunity that is permitted by the SEC to register for resale all such Registrable Securities, using one or more registration statements that we are then entitled to use. Any cutback resulting from a Cutback Comment shall be applied to the Registrable Shares in the following order: (a) first, from the shares of our common stock issued in exchange for all of the equity securities of Deep Isolation outstanding immediately prior to the Effective Time and not sold in the Offering on a pro rata basis among the holders thereof; (b) second, from the Registrable Shares issuable upon exercise of the Placement Agent Warrants, on a pro rata basis among the holders thereof; (c) third, from the Retained Pre-Merger Shares and the Advisor Shares, on a pro rata basis among the holders thereof; and (d) fourth, from the Registrable Shares purchased by investors in the Offering (including those issued on conversion of the Convertible Securities), on a pro rata basis among the holders thereof.

Subject to the provisions described above, we must use commercially reasonable efforts to maintain the effectiveness of the Registration Statement for at least five years from the date it is initially declared effective by the SEC or for such shorter period ending on the first date on which there no longer any outstanding Registrable Securities.

If fewer than all of the Registrable Shares are included in the Registration Statement when it becomes effective, we must use commercially reasonable efforts to file a new registration statement (on Form S-1, or Form S-3 if eligible) with the SEC within 60 days after the effective date of the Registration Statement or within 10 business days after the first date that is permitted by the SEC if filing within such 60 calendar day period is not permitted by the SEC, registering for resale all or such portion of the Registrable Shares not so included in the Registration Statement as the SEC will permit to be included therein (subject to receipt from each of such holders of the information concerning such holder and the manner of distribution of the holder’s Registrable Shares that is required by SEC rules to be disclosed in such registration statement). We must use commercially reasonable efforts to ensure that such registration statement is declared effective promptly thereafter but no later than 75 calendar days after the initial filing date of the new registration statement.

The holders of Registrable Shares shall have “piggyback” registration rights for Registrable Shares not registered as provided above with respect to any registration statement filed by us following the effectiveness of the aforementioned Registration Statement that would permit the inclusion of such underlying shares, subject, in an underwritten offering, to customary cut-back on a pro rata basis among the holders of Registrable Shares if the either the underwriter or we determine that marketing factors require a limitation on the number of shares of stock or other securities to be underwritten.

We will pay all expenses in connection with the registration obligations provided in the Registration Rights Agreement, including, without limitation, all registration, filing, and stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, the fees and disbursements of our counsel and of our independent public accountants, and the reasonable fees and disbursements of a single counsel to the holders of the Registrable Shares, not to exceed $35,000 per Registration Statement. Each holder will be responsible for its own sales commissions, if any, transfer taxes and the expenses of any other attorney or advisor such holder decides to employ.

OTC Quotation

Our common stock is currently not listed on a national securities exchange or any other exchange, and is not quoted on an over-the-counter market. Following completion of the Offering, we intend to cause our common stock to be quoted on the OTC Markets QB tier (the “OTCQB”) as soon as practicable following the effectiveness of the Registration Statement. However, we cannot assure you that we will be able to do so and, even if we do so, there can be no assurance that our common stock will continue to be quoted on the OTC Markets or quoted or listed on any other market or exchange, or that an active trading market for our common stock will develop or continue. See “Risk Factors-There is currently no market for our common stock and there can be no assurance that any market will ever develop. You may therefore be unable to re-sell shares of our common stock at times and prices that you believe are appropriate.”

Deep Isolation’s 2018 EIP and Outstanding Awards Thereunder

Pursuant to the Merger Agreement and upon the closing of the Merger, we assumed the Assumed Options. The exercise price per share of each Assumed Option is equal to the exercise price of the option immediately prior to the Effective Time divided by the Conversion Ratio (rounded up to the nearest whole cent). Each Assumed Option shall otherwise be subject to the terms and conditions of the 2025 EIP, and DI Nuclear’s board or a committee thereof shall succeed to the authority and responsibility of Deep Isolation’s board of directors or any committee thereof with respect to each Assumed Option. In connection with the Merger, Deep Isolation’s board of directors terminated the 2018 EIP, effective as of the Effective Time and subject to approval of the 2025 EIP by our board of directors and stockholders and our assumption of the Assumed Options. No additional awards will be issued under the 2018 EIP. See “Compensation of Directors and Executive Officers” below for more information about the 2018 EIP and the Assumed Options.

Our 2025 Equity Incentive Plan

Pursuant to the Merger Agreement and immediately prior to the closing of the Merger, we adopted our 2025 EIP, which provides for the issuance of incentive awards consisting of stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance awards, cash awards and stock bonus awards. We have initially reserved 10,888,601 shares of the Company’s common stock for future issuance under the 2025 EIP, comprised of (i) 5,888,601 shares of our common stock issuable upon the exercise of the Assumed Options and (ii) 5,000,000 shares of our common stock reserved for future issuances of incentive awards under the 2025 EIP at the discretion of our Board to officers, key employees, consultants and directors. The number of shares reserved for issuance under our 2025 EIP will increase automatically at the beginning of each fiscal year in an amount up to 4% of the shares of our common stock outstanding on the last day of the immediately preceding fiscal year (calculated on a fully-diluted and as-converted basis), commencing on the first day of our second year beginning after the Closing Date. Future awards under the 2025 EIP following the Closing shall dilute all stockholders of the Company on a pro rata basis. See “Compensation of Directors and Executive Officers—Description of the 2025 Equity Incentive Plan” below for more information about the 2025 EIP.

Departure and Appointment of Directors and Officers

Pursuant to the Company’s amended and restated bylaws, the authorized number of directors of the Company is fixed by our board of directors from time to time and currently consists of five members. As of the Effective Time, Mark Tompkins and Ian Jacobs resigned from our board of directors, and Elizabeth Muller, Rod Baltzer, Jonathon Angell, Kent S. Cole and Leslie Tepper were appointed to our board of directors. The Board has determined that each of Jonathon Angell, Kent S. Cole and Leslie Tepper qualify as independent directors within the meaning of Nasdaq’s corporate governance rules and the Exchange Act.

Also, as of the Effective Time, Ian Jacobs resigned from all officer positions with us, and Rod Baltzer was appointed as our President and Chief Executive Officer, Christopher “Chris” Parker was appointed as our Chief Commercialization Officer, Sophie McCallum was appointed as our Chief of Staff and Corporate Secretary, Jesse Sloane was appointed as our Executive Vice President of Engineering and Steven “Steve” Airhart was appointed as President of Freestone Environmental Services, our wholly owned subsidiary.

See “Management” below for information about our new directors and executive officers.

Pro Forma Ownership

Immediately after giving effect to the Merger (including the issuance of an aggregate of 44,110,362 shares of our common stock in the Merger), the Stock Forfeiture, the closing of the Offering, and the issuance of the Advisor Shares, there were up to 57,372,749 shares of our common stock issued and outstanding as of the Closing Date, as follows:

●	the stockholders of Deep Isolation prior to the Merger and the former holders of 2018 EIP Options who elected to exercise their options prior to the Effective Time hold 44,110,362 shares of our common stock, excluding any shares purchased by them in the Offering, and after adjustments due to rounding for fractional shares;

●	investors in the Offering hold 11,012,387 shares of our common stock, excluding any shares issued to them in connection with the Merger as a result of being a holder of Deep Isolation stock or options prior to the Merger;

●	the 2,166,667 Retained Pre-Merger Shares are held by persons who purchased or received such shares for services rendered from the Company prior to the Merger; and

●	83,333 Advisor Shares are held by Mr. Kashani.

In addition, there were as of the Closing Date:

●	outstanding Placement Agent Warrants to purchase an aggregate of 996,397 shares of our common stock;

●	10,888,601 shares of our common stock reserved for issuance under our 2025 EIP, which includes 5,888,601 shares of our common stock issuable upon the exercise of the Assumed Options. No other securities convertible into or exercisable or exchangeable for our common stock are outstanding as of the date of this Report.

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger” or “reverse acquisition,” as a result of which Deep Isolation is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in our financial statements relating to periods prior to the Merger will be those of Deep Isolation, and will be recorded at the historical cost basis of Deep Isolation, and the consolidated financial statements after completion of the Merger will include the consolidated assets and liabilities of Deep Isolation, historical consolidated operations of Deep Isolation, and operations of the Company and its subsidiaries from the Closing Date. As a result of the issuance of the shares of our common stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger.

Except as described in this Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We expect to continue to be a “smaller reporting company,” as defined under the Exchange Act, and an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) immediately following the Merger. We believe that as a result of the Merger, we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

DESCRIPTION OF BUSINESS

Formation History

Deep Isolation, Inc. was incorporated in the State of Delaware on June 13, 2016. Deep Isolation formed its wholly owned subsidiaries Deep Isolation U.S. LLC in the State of Delaware and Deep Isolation EMEA Limited (“Deep Isolation EMEA”) in the UK in 2018 and 2020, respectively. In 2021, Deep Isolation acquired Freestone Environmental Services (“Freestone”), a multi-discipline environmental and water resources consulting firm servicing federal, state, municipal and private clients. Freestone Environmental Services is a wholly owned subsidiary of Deep Isolation. References to the “Company” in this section refer to Deep Isolation, Inc.

Deep Isolation’s website address is www.deepisolation.com and we can be contacted at info@deepisolation.com. Information contained on, or that can be accessed through, our website is not a part of this Report.

Glossary of Terms and Abbreviations

The following is a glossary of technical terms used in this Report:

APAC – Asia-Pacific

DOE – Department of Energy

EMEA – Europe, the Middle East and Africa

GW – Gigawatt

HLW – High level waste

km – kilometers

mSv – Millisievert, a measure of radiation dose

MTHM – Metric Tons of Heavy Metal

SNF – Spent Nuclear Fuel, a subcategory of HLW

TRISO Fuel – Tri-Structural Isotopic Particle Fuel

TRU – Transuranic waste, a type of radioactive waste contaminated with man-made elements heavier than Uranium, with half-lives greater than 20 years and concentrations greater than 100 nanocuries per gram of waste

TWh – Terawatt Hour

UO2 – Uranium Oxide

Company Overview

Deep Isolation’s mission is to revolutionize the disposal of nuclear waste through the development of innovative solutions for temporary storage and transportation of HLW, including SNF, and for permanent disposal of HLW via deep underground boreholes. The world’s current nuclear waste management model is limited to two options: above-ground interim storage and mined repositories. Both options are extremely costly and, to date, neither has presented a viable, long-term solution to the global nuclear waste disposal problem. There are currently no operational mined repository facilities for the disposal of HLW or SNF; above-ground interim storage, which does not provide a permanent disposal solution, currently is the only waste management solution for HLW and SNF being practiced worldwide.

Deep Isolation has developed a solution for the creation of permanent nuclear waste repositories by leveraging directional drilling to isolate SNF and HLW in deep boreholes located underground in suitable rock formations. This technology allows for permanent isolation of nuclear waste through the use of corrosion-resistant canisters that serve as an engineered barrier to waste migration, and storage of those canisters in boreholes greater than 1 kilometer below the Earth’s surface, which is nearly double the typical depth of mined repositories. The ability to place nuclear waste deeper into the ground increases the safety of nuclear waste storage and isolates waste in geologic formations that have been out of contact with the biosphere for millions of years. Deep Isolation’s technology also allows for remote handling of waste that eliminates the need for human involvement underground, in contrast to the constant human intervention underground required with mined repository facilities. The Company’s patented canisters can also be used for above-ground interim storage and require no repackaging, thus reducing human exposure to radioactive isotopes and reducing the overall cost of nuclear waste disposal.

In 2016, the Company began its core technology development by conducting significant research and technical due diligence to support the feasibility of DBD. In 2019, Deep Isolation became the first company to successfully place and retrieve a prototype disposal canister from a deep horizontal borehole in a public demonstration, and in 2020 the Company released its preliminary radiological safety calculations, signed its first customer contract with the Electric Power Research Institute (“ERPI”) for feasibility support and expanded into the UK to better serve the EMEA market. The ERPI feasibility study established the feasibility of modular (onsite) disposal using deep boreholes in the United States and cost savings of 62-76% compared to mined repositories.

In 2021, Deep Isolation acquired Freestone, a multi-discipline environmental and water resources consulting firm servicing federal, state, municipal and private clients. As a result of the acquisition, Freestone is a wholly owned subsidiary of the Company operating as a separate division with distinct services and operations. Freestone currently has a team of 33 part- and full-time employees with decades of combined professional consulting experience in solving technical and regulatory challenges and a variety of backgrounds to support a range of environmental services to environmental cleanup sites and the U.S. government. The acquisition of Freestone expanded the Company’s depth and breadth of experience and provided additional human capital, including access to professional geologists, support for drilling plans, a dedicated procurement team, expertise in hazardous waste permitting, GIS expertise, site characterization support and validation of lab results. Additionally, Freestone is an existing subcontractor with the U.S. Department of Energy’s (“DOE”) prime contractors. Freestone offers a variety of services that are complementary to Deep Isolation’s business, including regulatory support, investigation and remediation of project sites, environmental data review and management and technology research and development. In terms of regulatory support, Freestone assists private companies and government entities in solving regulatory related issues associated with evolving local, state and federal environmental standards and requirements. Its investigation and remediation activities include performing environmental investigations to characterize conditions of a site, determine the presence of hazardous substances and evaluate whether remediation or cleanup may be necessary. Freestone also provides data verification and quality reviews for federal environmental cleanup actions, using spatial analysis and statistical evaluation to determine environmental impacts and assess the progress of remedial actions. Furthermore, Freestone performs research and development work that has led to the development of its automatic, cable-deployed hexavalent chromium sensors for use in wells or water bodies. These sensors serve as an alternative to manual sampling and analysis, offering continuous data collection and reduced cost per measurement. We believe Freestone offers key synergies with Deep Isolation’s core disposal solution and diversifies the Company’s business, and that it will continue to provide the Company with a key source of revenue in the coming years.

In 2023, Deep Isolation successfully demonstrated the emplacement and retrieval of a full-sized canister during initial testing, in partnership with the Deep Borehole Disposal Center (“DBDC”). DBDC is a non-profit organization established to advance the technical readiness of deep borehole nuclear waste disposal technologies, with the goal of serving as an independent organization for interested entities and governments worldwide to commission projects that characterize and advance the technical readiness of deep borehole nuclear waste disposal technologies. Over the past four years, Deep Isolation has continued to secure several strategic partnerships with leading companies in the nuclear energy space and has been awarded several contracts for feasibility and other related studies, including disposal of HLW from recycling, site suitability studies, regulatory gap analysis and TRISO fuel disposal.

The Company has also received significant governmental support in the form of grants and awards, including 6 distinct contract awards from the DOE with the Advanced Research Projects Agency – Energy (“ARPA-E”) and Small Business Innovation Research program (“SBIR”) that we expect will expand the capabilities of DBD to small modular reactors, advanced reactors and reprocessed fuels and help to expand Deep Isolation’s solution to address waste storage and transportation on a wider scale. Fourteen nuclear companies have also written to the DOE expressing their support as commercialization partners for our UCS. Additionally, in December 2024, the U.S. Trade and Development Agency announced a grant of $1.2 million to support a feasibility study conducted in partnership with the Bulgarian State Enterprise Radioactive Waste (“SERAW”) to assess the potential use of our technologies in Bulgaria. The study centers around the development of a delivery plan and a supporting commercial model for the siting, design, licensing, construction and operation of a deep borehole repository for existing waste at the Kozloduy nuclear power plant (Bulgaria’s main nuclear power plant), new waste generated by two AP1000® pressurized water reactors designed by Westinghouse Electric, as well as future SMR waste. The study and further disbursements under the grant are currently on hold pursuant to the executive order titled “Reevaluating and Realigning United States Foreign Aid” issued by the President of the United States on January 20, 2025. We expect that the study will resume pending review of the grant for programmatic efficiency and consistency with U.S. foreign policy, but there can be no assurance that such review will result in approval of the grant’s or the project’s continuation.

Further, the U.S. Department of State’s FIRST program has appointed Deep Isolation as its Spent Fuel and Waste Management Consultancy provider in Central and Eastern Europe, with initial projects focused on 6 countries in 2025. The Advocacy Center of the U.S. International Trade Administration (“ITA”) has also identified Deep Isolation as a unique part of the U.S. offer in nuclear export markets suitable for formal advocacy by the U.S. federal government to overseas governments. The ITA coordinates U.S. government efforts to promote American companies in securing contracts with foreign governments and provides key advocacy assistance, which may involve meetings between key foreign decision-makers and U.S. government officials, direct support from U.S. government officials stationed abroad, sending letters in support of American companies to foreign decision-makers and other coordinated action by U.S. government agencies to help American companies compete for foreign contracts. Deep Isolation has been granted Initial Advocacy status in the Philippines, and the ITA has encouraged the Company to submit further advocacy applications covering a number of countries in the EMEA and APAC regions. Deep Isolation has also received a grant from the UK Department for Energy Security and Net Zero for canister development in the UK, and delivered the first prototype canister in partnership with the UK government in 2024.

Deep Isolation was co-founded by a father-daughter team of prominent scientists with prior entrepreneurial experience and successes. The Company’s leadership team has a combined 100+ years of direct experience with nuclear solutions and engineering, government and community engagement and global strategy development. The Company’s 24-member advisory board also includes preeminent experts and Nobel laureates in nuclear science, technology and policy, as well as business leaders and entrepreneurs. We believe that the depth of our expertise uniquely positions us to disrupt the market for nuclear waste storage and disposal and to make significant strides in addressing the shortcomings of the current solutions for nuclear waste disposal.

Current Nuclear Waste Disposal Solutions

Above-Ground Interim Storage

Above-ground interim storage involves packaging SNF into canisters that are then placed and stored in above-ground concrete dry casks located onsite at the nuclear power plant where SNF was produced. This requires ongoing onsite monitoring and maintenance. Based on data published by the DOE in 2024, we estimate that the global annual spend for temporary storage of SNF is approximately $23,000 per MTHM or $10 billion, with the United States spending approximately $2.2 billion annually. Importantly, because above-ground interim storage is only a temporary storage method, these costs do not account for the inevitable transportation and disposal costs that must be incurred to permanently dispose of the nuclear waste. While interim storage can be deployed immediately due to extensive global experience with this method, the actual placement of SNF into the dry casks can take months to years to complete. Interim storage of SNF can last decades after the nuclear plant is decommissioned, often significantly longer than anticipated and, in most countries, with no permanent solution on the horizon. To date, no SNF has ever been moved from temporary storage to a permanent disposal site.

Mined Repositories

Mined repository disposal involves the mining of miles of underground tunnels to create a centralized repository where all SNF produced by a certain country ultimately will be packed into canisters and permanently placed. This type of disposal is extremely capital intensive and time consuming. Construction of a mine can also cost billions to tens of billions of dollars alone. Further, mined repositories must be maintained and monitored for decades by a large staff of engineers and other personnel both onsite and underground, which leads to significant operating and monitoring costs due to the need for constant monitoring and human intervention underground. This also presents significant safety risks for individuals tasked with underground maintenance and monitoring. Mined repositories also require nuclear waste to be transported over long distances, which increases safety risks and, in many cases, requires countries to incur significant costs to transport the waste from the power plants where it was generated to the disposal site.

These projects typically take decades to plan, construct and deliver before becoming operational, and political or community opposition can further delay or prevent the operation of a repository. For example, Yucca Mountain was selected in 1987 as the site for all SNF disposal in the United States, but the Company understands that the project has effectively been abandoned. Furthermore, there currently are no operating mined repository facilities for the disposal of SNF anywhere in the world. Finland’s Onkalo repository is expected to become operational in 2026 and will be the first of its kind after more than 20 years of construction and expected total costs of €5 billion, or approximately $5.85 billion (including €900 million, or approximately $1.05 billion, in construction costs alone). Sweden, which broke ground on its Forsmark facility in early 2025, is the only other country in the world that has begun construction on a mined repository. France, which generates approximately 70% of its electricity from nuclear power, has also made significant progress on its Cigeo project and has announced that it expects to begin construction in 2027.

Demand for Clean, Reliable Baseload Power

Power demand and long-term load forecasts have increased materially worldwide, driven by electrification, deglobalization, industrial onshoring and datacenter demand, which has in turn increased global focus on grid reliability, climate change, renewable power generation sources and energy security. Climate change has become a leading policy issue globally, leading to net zero emissions goals, pledges and/or mandates by a majority of countries and major corporations and a sustained focus on decarbonization and renewable power sources. Due to climate change concerns, global coal-fired power generation is projected by the International Energy Agency (“IEA”) to decrease by approximately 81% through 2050. Renewable energy sources, such as wind and solar power, are inherently intermittent and variable in nature, which can lead to imbalances between energy supply and demand that can cause or exacerbate grid instability. This potential for instability requires grid flexibility in quickly ramping up or down the output of other energy sources to compensate for the variability of renewables. As the percentage of total power generated by renewable sources increases to offset the expected decrease in coal-generated power, concerns about grid reliability likewise are expected to increase. Further, as the number of extreme weather events has increased significantly over the last few decades, increased power outages and spikes in power prices have highlighted the need for a more resilient grid. Recent geopolitical events, including Russia’s invasion of Ukraine and escalating tensions between the United States and China have sharpened focus on the global energy supply chain and the importance of energy autonomy.

These trends and the discussions surrounding them have led to widespread recognition of nuclear energy as a critical part of the energy transition solution going forward. Nuclear power has several key attributes that make it a uniquely attractive source of power. First, nuclear power can be used as a reliable baseload energy supply. Nuclear power plants can be run continuously without the inherent variability of other renewable power sources, and weather-related events historically have caused less than a 0.1% average loss of capacity factor at nuclear plants, making nuclear power a viable source of grid reliability and resilience. Further, nuclear power generation is clean, efficient and sustainable. Its generation produces zero carbon emissions, has the smallest footprint-to-energy output ratio for both fuel and land and reactors are built to last up to 100 years, decades longer than any other power generation source. It also reduces reliance on fuel imports from politically unstable regions, increasing energy independence and helping to insulate energy supply chains from geopolitical tensions. As a result, the International Atomic Energy Agency (“IAEA”) projects a significant increase in global nuclear power capacity over the next 25 years, with a potential increase of 40% to 514 GW by 2050 in the low case and a potential increase of 250% to 950 GW by 2050 in the high case. Given the difficulties countries historically have faced in disposing of nuclear waste, a realistic solution for permanent waste disposal is critical to the widespread adoption of nuclear power.

Deep Isolation’s Solution

Deep Isolation’s solution emplaces patent-protected, corrosion-resistant canisters containing nuclear waste in deep boreholes, at depths approximately 1 km or more below the Earth’s surface and far below the water table. Such boreholes terminate in stable geological formations that have been out of contact with the biosphere for millions of years. Key features of the solution include:

●	Inexpensive drilling – remarkable advances in directional drilling technology have made such deep boreholes reliable and relatively inexpensive.

●	Proven technology – leverages mature technologies widely used in other industries and enhanced with our patented innovations.

●	Permanent isolation – our corrosion-resistant canisters serve as an engineered barrier to waste migration, and the billion metric tons of rock above them create the final impermeable barrier.

●	Time to implement – the technology and know-how already exist and are ready to be deployed quickly.

●	Reduced Engineering – deep borehole placement does not require human involvement or underground ventilation systems.

●	No repackaging – most waste can be placed in our canisters without modification, significantly reducing the overall costs for disposal compared to existing solutions.

●	Minimal transportation – disposal can take place at or near sites where nuclear waste is produced and currently stored, minimizing the cost and risk associated with waste transportation.

The Company’s directional drilling solution is designed to adapt flexibly to its customers’ needs. Deep Isolation offers vertical, slanted and horizontal drilling and boreholes that can be tailored to a specific inventory of waste and the geology of the location of the waste. For example, horizontal boreholes are expected to represent the highest cost savings for large inventories of nuclear waste, but in some geologic formations and for some waste forms vertical or slanted boreholes may be required. Each method is supported by the Company’s partnerships, supply chain and technical expertise, and the Company’s intellectual property applies to all three types of boreholes. Further, each borehole option offers high levels of safety, significant cost savings over currently available disposal methodologies and modular implementation.

Deep Borehole Disposal

This Company’s DBD process consists of six or seven stages, depending on a particular client’s needs:

●	Vertical access – for horizontal directional drilling, the process begins by drilling a vertical hole to a suitable depth (called the “kick-off point”) and then gradually curving the direction until the drillhole is approximately horizontal. The horizontal section is the disposal region. Vertical and slanted directional drilling involve similar processes, with the primary differences being the lack of a kick-off point, deeper vertical disposal regions (located approximately 3-5 km below the Earth’s surface) and vertical or slanted orientation of the disposal regions. Based on a 2024 report by Statista, nearly 140,000 similar wells have already been drilled in the U.S. for other purposes.

●	Casing installation – lining the drillhole with a carbon-steel pipe (called the “casing”), which is able to bend easily around curved or slanted sections, as applicable, due to the gradual directional change.

●	Canister loading – placing the nuclear waste in corrosion-resistant canisters and welding the canisters shut.

●	Canister emplacement – lowering loaded canisters into the hole and pushing them into the disposal region using standard oil and gas industry practices.

●	Release – releasing canisters, withdrawing the conveyance mechanism and repeating the steps with additional canisters.

●	Seal and plug – sealing the vertical hole with rock and bentonite clay after removing the casing, or using temporary plugs for interim storage.

●	Retrieval (if necessary) – retrieving canisters if needed by re-latching the canister to the conveyance mechanism.

Universal Canister System (“UCS”)

The UCS is a key part of Deep Isolation’s solution. It is a patented family of canisters, developed in partnership with NAC International, Inc. (“NAC International”), which is a leading provider of nuclear fuel cycle technology and consulting solutions. The UCS family of canisters is engineered in a range of sizes and thicknesses to accommodate a wide variety of advanced reactor waste forms and provide structural stability in a range of different disposal depths. The UCS canisters share common, standardized features, including closure designs and lifting attachments designed for interoperability with standard lifting and emplacement technologies extensively used by the oil and gas industry. These canisters are also designed to accommodate all major current and advanced nuclear waste streams, including UO2 and TRISO fuels, molten salt reactor waste and vitrified waste. They also support open and closed fuel cycles and wet (in-pool) and dry (hot cell) waste loading. Dry casks, in contrast, are not designed to accommodate newer fuel types and may not fit in mined repositories in some cases.

Currently, the UCS is the only triple-purpose canister system in the world, with the ability to integrate with transport systems, interim dry cask storage and disposal in deep boreholes or mined repositories. A notable advantage of this capability is that it enables waste to be packaged once, avoiding costs and risks associated with future repackaging even when the ultimate disposal form is uncertain at the time of waste packing. The Company has received significant support and investment from the U.S. and UK governments with respect to the UCS, with an aggregate of $7.1 million in government grant contracts to date.

Furthermore, Deep Isolation’s UCS can be used for temporary storage, which allows the Company to participate in the nuclear waste storage markets, even where such markets have not yet adopted a permanent disposal solution. We believe the ability of our canisters to be used for both temporary storage and permanent disposal offers our current and potential customers significant economic benefits compared to canisters currently being used for interim storage. Current stockpiles of nuclear waste are stored in canisters not qualified for disposal, meaning that the repackaging of current waste inventories into disposal-ready canisters is unavoidable for ultimate permanent disposal. Our UCS canisters are engineered for temporary storage, transportation and permanent disposal, which presents a significant cost-savings opportunity for our customers as the use of UCS canisters from the outset avoids the need for future repackaging and the costs associated therewith.

Safety

Preliminary safety evaluations were performed for design-limiting conditions to develop a canister design sufficient to satisfy established and anticipated regulatory requirements, and multiple sets of post-closure radiological safety calculations co-authored by certain members of the Company’s leadership and various consultants, engineers and scholars have been completed, peer-reviewed and published to demonstrate the ability of our disposal solutions to satisfy such regulatory requirements. The Company’s modeled long-term scenarios suggest that the canisters offer robust safety margins, surpassing the strictest known safety requirement (0.1 mSv per year of radiation exposure) by a factor of 1,000. Specifically, modeled results suggest that the peak dose of radiation will not occur for over 1 million years, and at that time will still be approximately 1,000 times below the strictest regulatory limit currently in place. Note that, according to the Nuclear Regulatory Commission, natural background radiation is approximately 620 millirem or 6.2 mSv per year. The modeled results also suggest little sensitivity to engineered barriers and modeled accident scenarios. For example, the Company’s model projects that even in the event of a catastrophic earthquake occurring immediately after repository closure that shears through the disposal section of the repository up to the aquifer, peak radiation dose does not appear for 0.5 million years and remains 450 times] below the strictest regulatory limit.

Manufacturing

The Company plans to utilize manufacturing facilities and supply chains in both the U.S. and UK. Our canisters are designed in partnership with NAC International to not only meet product and regulatory requirements but also supply availability of components and manufacturing and assembly for scalability. Pursuant to the Cooperation and Licensing Agreement, dated as of June 17, 2020, by and between Deep Isolation and NAC International (the “NAC Cooperation Agreement”), we agreed to work with NAC International on a mutually exclusive basis for the development and commercialization of our UCS canisters. The terms of the NAC Cooperation Agreement designate NAC International as our exclusive provider for the design, analysis, licensing approval and supply of UCS canisters and associated equipment for disposal in deep horizontal drillholes and services for the transportation and on-site technical support for operation of NAC-provided systems and equipment, subject to certain exceptions. As of the date of this Report, the Company is negotiating an amendment to the NAC Cooperation Agreement to designate NAC International as our exclusive provider for the design, analysis, licensing approval and supply of UCS canisters and associated equipment for above-ground storage.

Such exclusivity provision (i) grants NAC International the exclusive right to supply us with, and obligates us to purchase (subject to certain exceptions), a certain number of UCS canisters per calendar year before we may order or use “Non-NAC Delivered Canisters,” as defined in the agreement and (ii) prohibits NAC International from using or supplying UCS canisters, or other canisters substantially similar in design, in competition with us. Further, NAC International has the right to provide additional UCS canisters, provided that NAC International’s competitiveness and supply capabilities are sustained and that they can meet our supply chain strategy and localization goals. We also granted NAC International certain rights of first refusal with respect to scopes of work reasonably agreed to be within NAC’s roles and responsibilities and areas of expertise during the term of the NAC Cooperation Agreement, which expires upon the 25th anniversary of the effective date of the agreement. Under the terms of the agreement, we also have the right to solicit bids for quantities of Non-NAC Delivered Canisters to ensure canisters supplied by NAC International are competitively and fairly priced. Further, if NAC International cannot meet competitive pricing requirements, our delivery schedule or any localization requirements of any project, then we have the right to use an alternative supplier of Non-NAC Delivered Canisters for that project. Conversely, if NAC International can meet these requirements, then we must use NAC International as our supplier of UCS canisters for that project. Under the terms of the agreement, NAC International agreed to provide us with certain in-kind contributions, and we agreed to pay certain royalties. Each party also agreed to grant to the other party license to use certain intellectual property owned by each respective party.

Total Addressable Market for Nuclear Waste Disposal

The global market for nuclear waste disposal is emerging and almost entirely unclaimed, representing an opportunity for Deep Isolation to seek to capture significant market share. Based on the IAEA’s high case projection for annual global nuclear power generation, we project a TAM opportunity that cumulatively is worth approximately $155 billion based on current global nuclear waste inventories implied by historical U.S. commercial nuclear production and existing commercial spent fuel stockpiles in the U.S., with potential to grow to $295 billion by 2050. Our projections for the increase in cumulative global spent fuel liability suggest a cumulative spent fuel liability of 848,658 MTHM by 2050. This figure is based on the average MTHM generated per TWh of energy production implied by historical U.S. commercial nuclear production and existing U.S. commercial spent fuel stockpiles, including existing inventory in both wet and dry storage, without separately incorporating cool-down timing in wet storage. Considering global average mined repository costs, this suggests a global cumulative cost of disposal via repository of approximately $1,160,000 per MTHM or a total of $984 billion by 2050 (ignoring additional transportation costs), assuming no spent fuel has reached final disposal. However, there can be no assurances that we will be successful in capturing sufficient market share to capitalize on or otherwise generate the cumulative revenue opportunity presented by such projected global disposal costs.

Stakeholder Outreach

Deep Isolation recognizes that understanding the needs of all stakeholders and demonstrating tangible benefits is a key part of the Company’s nuclear waste disposal solutions rollout strategy, and believes that ongoing stakeholder outreach and engagement will positively contribute to the ultimate adoption of our technology. We currently undertake proactive communication with customers, communities, organizations and advocates with the goal of establishing clear, transparent lines of communication with interested parties through targeted surveys and studies and an active social media and online presence. In terms of customers, we understand that our customers, namely governments and state-run utilities, are concerned with finding a safe and secure solution to the permanent nuclear waste disposal problem that is compliant with applicable regulations, affordable, scalable, compatible with existing solutions and available for implementation as soon as possible. Feedback from communities, non-governmental organizations and other stakeholders indicates the desire for an equitable solution that eliminates the need for a particular community to host an entire nation’s nuclear waste, the ability to dispose of waste safely below ground, minimization of nuclear waste transportation between communities, an opportunity to share in the financial and economic benefits of permanent waste disposal and partnership with a company willing to respond to and advocate for the needs of host communities.

Deep Isolation is also a program sponsor and project sponsor of the DBDC, which is an independent nonprofit organization funded on a multinational, public-private partnership basis. Certain of our directors and officers also currently serve as directors and officers of the DBDC. In 2021 and 2022, Deep Isolation, in partnership with the University of Sheffield located in Sheffield, England, conducted an in-depth survey of international stakeholder views from the regulatory, policy and waste management communities regarding DBD. This study, sponsored by the UK Department for Business, Energy & Industrial Strategy and published at multiple international waste management conferences, found that 4 out of 5 participants would welcome greater international collaboration on DBD, with an emphasis on demonstration and guidance as key themes in progressing the DBD solution. The DBDC was founded in direct response to that demand, with the aim of advancing the maturity of the safety case for DBD and the technical readiness levels of the concept. In recent years, the DBDC has signed memoranda of understanding with private companies to collaborate on DBD demonstrations in Norway and the Netherlands, and has successfully demonstrated the initial emplacement and retrieval of a full weight and size disposal canister in partnership with Deep Isolation. More recently, in August 2024, Deep Isolation’s first fully prototypic disposal canister arrived at the DBDC for testing in prototypical pressure and temperature conditions as part of a test program supported by grants from the U.S. and UK governments. Testing was completed in March 2025, with pressure testing being completed in September 2024, resulting in Deep Isolation’s technology readiness level (“TRL”) increasing from TRL 3 to TRL 6. Originally developed by NASA, TRLs are a method of assessing the maturity of a particular technology on a scale of 1 to 9, with TRL 1 being the lowest level of maturity and TRL 9 being the highest. A TRL of 6 indicates that a technology has a fully functional prototype or representation model and that the use of such prototype or model has been demonstrated in a relevant environment. Testing also involved an assessment of UK manufacturing capabilities conducted by the Nuclear Advanced Manufacturing Research Centre (“Nuclear AMRC”). The Nuclear AMRC’s assessment identified supply chain challenges, particularly with respect to sourcing the UCS canister shell, to which the project team proposed solutions that we believe will reduce manufacturing barriers; however, there can be no assurances that such solutions will in fact reduce manufacturing barriers or ultimately result in any cost savings to the Company. Further, feedback from the project testing informed Deep Isolation’s updated canister design, which was fabricated in early 2025 for additional testing.

Strategic Partnerships and Governmental Support

Deep Isolation recognizes the importance of partnering with leading companies and organizations in the nuclear energy and nuclear waste disposal industries to enhance the Company’s capabilities and expand its ultimate reach. To date, Deep Isolation has developed strategic partnerships and relationships with several of these companies and organizations worldwide, including the following:

●	Amentum Holdings, Inc. (“Amentum”) – Deep Isolation is a party to that certain Memorandum of Agreement, dated June 20, 2022, with technical and engineering services provider Amentum to cooperate on the commercialization of Deep Isolation’s radioactive waste disposal technology globally. Pursuant to the terms of the agreement, we and Amentum are jointly undertaking analysis and discussions to progress borehole disposal globally and to progress the technical readiness of the DI Technologies (as defined therein), including any appropriate actions necessary to further the development and commercialization of the DI Technologies. Amentum has valuable expertise in the nuclear waste management industry through its management of national waste programs in the U.S. and UK and its service as the last contractor for Yucca Mountain.

●	Bechtel Corporation (“Bechtel”) - Deep Isolation is a party to that certain Mentor-Protégé Agreement, dated August 1, 2023, with Salado Isolation Mining Contractors LLC (“SIMCO”), a subsidiary of Bechtel, as amended by Amendment 001 thereto, dated August 1, 2023, to support TRU waste disposal at the Waste Isolation Pilot Plant (“WIPP”) in New Mexico. This mentor-protégé relationship, entered into in connection with Deep Isolation’s participation in the DOE Mentor-Protégé Program, allows SIMCO to mentor Deep Isolation while providing scopes of work at WIPP – the world’s only operational deep geological repository. WIPP has received only defense-generated transuranic waste and is not a repository for HLW or SNF. SIMCO and Bechtel offer valuable expertise and technical know-how in the management of nuclear waste and operations of mined repositories.

●	Dominion Engineering, Inc. (“Dominion”) – Deep Isolation has partnered with Dominion to cooperate in the sales, development and deployment of Deep Isolation’s patented SNF and HLW disposal technology.

●	NAC International - Deep Isolation and NAC International signed a long-term cooperation and licensing agreement to design, manufacture and supply the canisters that will be used to safely store and/or dispose of nuclear waste in deep horizonal boreholes. See “Deep Isolation’s Solution—Manufacturing” for further details regarding our relationship with NAC International.

●	Navarro Research and Engineering, Inc. (“Navarro”) – Deep Isolation and Navarro have entered into a strategic partnership to jointly demonstrate the feasibility of Deep Isolation’s solutions for disposal of HLW in the U.S. and abroad. Most recently, Deep Isolation and Navarro entered into that certain Technology License Agreement, effective July 3, 2025 (the “Navarro License Agreement”), pursuant to which Deep Isolation granted Navarro an exclusive license to use the Licensed Technology in the Field of Use (each term as defined in the Navarro License Agreement) in exchange for Navarro’s payment to Deep Isolation of an initial license fee plus certain annual payments consisting of the greater of an annual license fee or an annual royalty, calculated as a percentage of Navarro’s Direct Costs (as defined in the Navarro License Agreement), provided that if the annual royalty exceeds the amount of the annual license fee already paid on the anniversary of the effective date, Navarro will pay the excess of the annual royalty due over such annual license fee.

●	Nuclear AMRC – Nuclear AMRC completed the manufacturing of the first full-size prototype canister in conjunction with Deep Isolation and NAC International.

Deep Isolation has also received the active support of the U.S. federal government, foreign governments and various NGOs, in the form of grants, contract awards and advocacy. Upon Deep Isolation’s expansion into the UK, the Company signed the Nuclear Decommissioning Authority as its first UK client. Continuing its work in Europe, Deep Isolation, with ARAO (the Slovenian radioactive waste management organization), completed a study of the feasibility of implementing DBD solutions in Slovenia, and the ERDO Working Group, comprised of members from Croatia, Denmark, the Netherlands, Norway and Slovenia, also commissioned a feasibility study from Deep Isolation. In 2022, Deep Isolation was awarded two ARPA-E contracts: one in partnership with Oklo Inc. and Argonne National Lab (“Argonne”) for the disposal of Oklo’s advanced fuel, and the other in partnership with Idaho National Laboratory, Lawrence Berkeley National Lab and NAC International for canister design. That same year, the DOE awarded two grants to ERPI and Argonne, who subcontracted work to Deep Isolation. In 2023, the UK government awarded Deep Isolation a grant for the purpose of canister development, and Deep Isolation was also awarded an additional contract from ARPA-E and the DOE. In 2024, in partnership with the UK government, Deep Isolation delivered the first prototype canister, and also received a commitment from the U.S. Department of State for paid support to execute consultancy studies with 6 countries in Eastern Europe. Additionally, in collaboration with Kairos Power, Deep Isolation received a DOE award to study TRISO fuel disposal. Deep Isolation was also contracted by the IAEA to undertake regulatory gap analysis for DBD. Work under these agreements is ongoing, with the exception of the ARAO study which has been completed.

Business Plan and Growth Strategy

After years of research and development investment in the safety, feasibility and efficiency of DBD and our waste disposal solutions, we believe we are in a leading position to partner with governments and private companies in the nuclear energy and nuclear waste disposal industries. Our business model can be divided into three categories: (i) our end-to-end DBD permanent nuclear waste disposal solution, (ii) our UCS canisters, which can also be used for interim storage of nuclear waste, and (iii) licensing agreements for the utilization of our technology. We anticipate that our ability to flexibly adapt to the needs of our customers will create various revenue streams for the Company and promote wider adoption of our technology and solutions.

Nuclear waste disposal currently is a de facto or de jure government monopoly in every country. We plan to continue growing the use of DBD and to establish Deep Isolation as the global leader in DBD. Our growth will be facilitated by directly engaging with potential clients, increasing the reach and effectiveness of our sales through multi-national engagement, and developing and communicating the Deep Isolation brand to make it synonymous with DBD. Our guiding principles in this endeavor are (i) building the widest possible funnel, (ii) focusing aggressively and (iii) leading from the top.

●	Build the Widest Possible Funnel - There are approximately 40 countries with current or planned nuclear power usage, excluding certain countries due to geopolitical considerations. Within each of these countries, budget and decision-making functions are concentrated within just a few organizations. Deep Isolation has identified, communicated with, and qualified each of these potential clients globally.

●	Focus Aggressively - Deep Isolation is focusing time and resources on markets where we have real prospects of significant early sales, using a “high-touch/low-touch” approach. We believe we are opportunistic and agile when responding to changes in demand.

●	Lead from the Top - The political complexity of the nuclear energy industry and the nuclear waste disposal issue means that our success requires the highest level of government relationship management. Government relationships currently are managed personally by at least one member of the Deep Isolation leadership team to facilitate open lines of communication.

We have identified a pipeline of potential customers and are moving them through the four stages to adopting DBD: pre-sales, familiarization, confidence building and product adoption. Within each of the four stages, we have established clear goals and specific actions that we need to take to move the potential customers through the pipeline to the next stage and, ultimately, to adopting Deep Isolation’s DBD solution.

During the first stage, pre-sales, we undertake market sizing and prioritization, market analysis and prospect qualification for potential but unqualified markets in countries that have or plan to have nuclear waste and associated disposal needs. The next stage, familiarization, involves qualified opportunities where we are engaging directly with potential clients. During this stage, key stakeholders, funding and the policy context are mapped, with the focus being introduction of our solutions to such stakeholders to develop both their understanding of our product offerings and our understanding of their needs and priorities. During the third stage, confidence building, we actively collaborate with at least one senior and empowered stakeholder to build support for our solutions. Such collaboration includes joint advocacy for the adoption of our solutions, technical workshopping, development and submission of proposals and, if our efforts are successful, contracting. Product adoption, the final phase, is reached once a client has contracted with us for our products.

The product adoption stage is comprised of a three-part product offering: (i) strategic appraisal, which typically takes approximately 4 to 6 months to complete, and involves analysis of the costs and benefits of our DBD solution as compared with other disposal solutions; (ii) operational planning, which takes approximately one year to complete and involves the completion of a comprehensive feasibility assessment, including the preparation of a generic design for our deep borehole repositories, an IAEA-compliant economic and strategic business case and a Generic Safety Case, a commercial model for implementation and a roadmap for all work needed to commission and implement our solutions; and (iii) implementation, which is expected to take approximately 5 to 15 years to complete, includes the deployment of an IAEA-compliant disposal or storage system (depending on the customer’s needs) and consultancy services for siting, licensing, construction, hot and cold commissioning, operations, closure, post-closure monitoring and stakeholder engagement.

We believe this phased offering helps customers understand how the DBD solution will operate in practice, providing a ladder of engagement which builds confidence from the client while also generating early income for Deep Isolation. Based on the values of current and previously awarded contracts, we estimate that additional strategic appraisal contracts and operational planning contracts will generate approximately $100,000 to $200,000 and $1.0 to $2.0 million of revenue per contract, respectively, on a cost-plus-margin basis over the life of a project. Further, based on our management’s internal financial models, we estimate that implementation contracts will generate approximately $1.0 billion or more of revenue per contract on a cost-plus-margin basis over the life of a project, with revenues in early contract years generated through consultancy fees for planning, process analysis, any necessary design modifications and regulatory engagement and remaining revenues earned evenly over the life of the power plant (which, on average, is approximately 60 years). Additionally, we expect that governments will continue to support our technology via direct grants and participation in the DBDC. Historically, such grants have provided funding to undertake new engineering design and research and development to expand our technology and patents; undertake prototypic manufacture of our UCS canisters; strengthen our supply chain; and field test elements of our technology. We expect that we will receive further grants in the future to enable a full-scale, end-to-end, non-radioactive demonstration of a Deep Isolation deep borehole repository once we have completed an initial full-scale demonstration. The projections and estimates discussed in this Report are forward-looking statements that are inherently subject to uncertainties and contingencies, many of which are beyond our control, and investors are cautioned not to place undue reliance on such projections. We have not yet entered into any binding contract with any customer to temporarily store or permanently dispose of nuclear waste through the implementation of our solutions. The projections and estimates reflect a number of assumptions and judgments that may prove to be incorrect, and actual revenues from contracts we enter into may differ materially.

Traction

Deep Isolation currently has 21 customers representing 10 countries, including Croatia, Denmark, Estonia, the EU, Norway, the Netherlands, Slovenia, the UK, Bulgaria and the U.S.

Deep Isolation has identified, communicated with and qualified all countries with commercialization potential globally, with the exception of certain countries due to geopolitical considerations and concerns. There are four stages to the adoption of our DBD technologies: pre-sales, familiarization, confidence building and product adoption. Countries in the pre-sales stage have or plan to have nuclear waste that will need disposal. In the familiarization stage, key stakeholders, funding and policies are in process and we have obtained named contacts for the key decision-makers and influencers. With countries in the confidence building stage, we are actively collaborating with at least one senior and empowered stakeholder to build stakeholder support for our DBD solution. In the final stage, product adoption, a client has contracted with Deep Isolation for one or more products.

In the EMEA market, 8 countries are in the familiarization stage, 9 countries are in the confidence building stage and 9 countries are in the product adoption stage. In the APAC region, 5 countries are in the familiarization stage, 2 are in the confidence building stage and 1 has adopted the product. In the Americas, 2 countries are in the pre-sales stage, 2 countries are in the familiarization stage, and 1 country is in the product adoption stage.

At this time, 27 countries that we have engaged with in any of the four stages have not yet participated in any international collaboration on DBD; however, many countries are joining the IAEA research project on DBD and several countries with whom we have engaged are also participants in the DBDC. For example, Denmark, the Netherlands and Norway are DBDC program sponsors, and the UK and U.S. are DBDC project sponsors. DBDC stakeholders are actively seeking to host demonstrations in the Netherlands, Norway and the Philippines.

There are currently six countries that have been excluded from categorization as countries with commercialization potential for geopolitical reasons: China, Iran, Israel, Kazakhstan, Pakistan and Russia. Additionally, France and Sweden have been excluded from such category due to their commitment to geological mined repository solutions.

We have also actively engaged several nongovernmental organizations (“NGOs”), including the EPRI, the ERDO Working Group, the European Joint Programme on Radioactive Waste Management, IAEA, the International Framework for Nuclear Energy Cooperation, the Organisation for Economic Co-operation and Development’s (“OCED”) Nuclear Energy Agency (“NEA”) and the Nuclear Energy Institute.

Competition

We believe that we are the only market participant currently developing an end-to-end solution for DBD disposal. We have not identified any private companies or governmental entities that currently are engaged in the development of a DBD solution for permanent HLW or SNF disposal, although certain countries, including Finland, Sweden and France, are in various stages of the development and construction of mined repositories for permanent disposal of their respective nation’s nuclear waste. However, none of these countries is developing a DBD solution for HLW and SNF disposal, and we do not believe that the mined repositories these countries are developing pose a competitive risk to our business, as those projects are limited in scope to disposal of that specific country’s nuclear waste. The Commonwealth Scientific and Industrial Research Organisation (“CSIRO”), Australia’s national science agency, is currently engaged in research for DBD of Australia’s intermediate waste, but Australia currently does not have HLW or SNF to dispose of and, to our knowledge, CSIRO is not currently researching the DBD as it pertains to HLW or SNF disposal. Furthermore, to the extent that other private companies may decide to enter the DBD market, we believe that our extensive catalogue of intellectual property rights serves as a formidable barrier to entry allowing us to realize a first-mover advantage in the market. However, there can be no assurances that we will in fact realize any such advantage.

Other companies are actively engaged in the markets for above-ground interim storage and mined repositories; however, many of these companies are our strategic partners, providing services and products complementary to our own solution. For example, NAC International provides interim storage and transportation services but is not actively engaged in the DBD market aside from their investment in the Company and our supply chain and manufacturing partnership. We believe that partnering with other companies like NAC International who are active and experienced in the nuclear waste space allows us to provide a superior product compatible with existing solutions.

Deep Isolation’s Competitive Edge

We believe our world-class team, superior technology, and strategic partnerships position us well to capture significant market share in the nuclear waste disposal industry, particularly with respect to DBD. We employ mature, proven technologies such as directional drilling that are commonly used in other industries, and we believe our solution is the only permanent disposal solution ready for near-term deployment. Our UCS currently is the only triple-purpose canister system in the world compatible with new, advanced reactor spent fuels, with the ability to integrate with transport systems, interim dry cask storage and disposal in deep boreholes or mined repositories, which presents a significant cost-savings opportunity for our customers, and greatly exceeds strict regulatory standards for radioactive isotope exposure according to our management’s models, testing and projections. Specifically, according to management’s estimates, assuming storage of 1,000 pressurized water reactor assemblies of SNF (weighing 0.4 MTHM per assembly) and 20 years of interim storage prior to final disposal, the total cost of storing and disposing of the waste generated by such assemblies is approximately $374 million in total, or $934,000 per MTHM. In contrast, according to management’s projections, we estimate that the total cost of disposing of the same amount of waste via our DBD technologies is approximately $276 million in total, or $690,000 per MTHM.

Furthermore, we expect that our intellectual property portfolio will serve as a significant barrier to entry for future market participants. Our intellectual property protections also provide the opportunity to generate passive income through licensing agreements, while promoting broad adoption of our nuclear waste disposal solution. For example, we have a licensing partnership with Amentum with initial targets for joint work in Europe and the APAC region that represent a combined addressable market estimated to be worth approximately $30 billion, according to management’s projections. In addition to having best-in-class technology and strong strategic partnerships, and significant deployment contracts, we have also assembled a high integrity, talented team, with a wealth of experience and a history of execution in creating innovative products and businesses.

Government Regulations

We are subject to a wide variety of U.S. and foreign laws and regulations relating to various aspects of our business, including with respect to the use and possession of radioactive materials; design, manufacture, operations, marketing and export of materials for the storage of nuclear waste; employment and labor; tax; data security of the operational and information technology we use; health and safety; and zoning and environmental issues.

United States Regulations

The Atomic Energy Act (“AEA”), codified at 42 U.S.C §§ 2011-2259, provides the basis for nuclear material regulation from development through disposal in the U.S. The AEA was enacted in 1946 and established civilian control over nuclear materials, necessitating the creation of an independent regulatory agency (the Atomic Energy Agency, replaced by the Nuclear Regulatory Commission by the Energy Reorganization Act of 1974). The AEA was amended in 1954 to better enable development of civilian nuclear power. Though the AEA has remained fairly static since 1954, other acts have been established from the basis provided by the AEA.

The Nuclear Waste Policy Act of 1982, as amended (the “NWPA”), forms the overarching basis for regulation of nuclear waste disposal. The NWPA directed the U.S. Environmental Protection Agency (“EPA”) to develop radiological protection standards for nuclear waste disposal candidate sites (achieved through 40 C.F.R Parts 191 and 197) and directed the Nuclear Regulatory Commission (“NRC”) to oversee the repository licensing process (governed by 10 C.F.R. Parts 60 and 63). The NWPA also assigned the DOE authority to site, build, and operate a deep geologic repository for HLW and SNF. The NWPA provided guidance and a directive for establishing a deep geologic repository in the U.S. and, per a 1987 amendment, designated Yucca Mountain as the chosen site. Importantly, an amendment to the NWPA prohibits the DOE from conducting site-specific activities at a repository site other than Yucca Mountain unless authorized by Congress. Lastly, the NWPA charges the U.S. federal government with responsibility for the final disposal of commercially produced HLW materials, including SNF, and requires the owners of nuclear facilities to enter into disposal contracts with the DOE for such materials. NWPA established the Nuclear Waste Fund (the “Fund”) to cover spent fuel and HLW disposal costs related to repository construction and operation through the collection of a $0.001 fee per kWh of nuclear electricity generated. However, fund collections were halted in 2013 by a U.S. federal court until the DOE complies with its obligation to dispose of nuclear waste or until Congress enacts an alternative waste management plan. Congressional enactment of an alternative waste management plan through amendment of the NWPA is central to the Company’s ability to conduct permanent disposal activities. Given the need for Congressional action, the Company expects that the NWPA will remain in its present form for the foreseeable future and expects the continued division of responsibilities between the EPA, NRC and DOE with respect to repository selection, construction, licensing and monitoring. However, Congressional action could reasonably be expected to be initiated as a matter of priority following the issuance of the nuclear energy-related Executive Orders on May 23, 2025, namely the order titled “Reinvigorating the Nuclear Industrial Base” (the “Executive Order”), which, in part, requires that the DOE and DOD together with the Department of Transportation and Office of Management & Budget: (i) recommend a national policy for management of SNF and HLW, (ii) identify legislative changes needed to implement this policy and (iii) make recommendations for efficient disposal of wastes generated by recycling and reprocessing. The Company reasonably anticipates that the Executive Order and any related legislative action could assist in developing a market for the Company’s DBD technologies; however, there can be no assurance that the Executive Order or any related legislative action will have the effect of developing such market or otherwise furthering the adoption of the Company’s solutions. Defense-related wastes, such as remote-handled TRU, calcine waste, cesium-strontium capsules and surplus plutonium, can currently be disposed of in the U.S. without change to the NWPA.

The current NRC standard for disposal of HLW in geologic repositories is codified at 10 C.F.R. Part 60 (“Part 60”). At a high level, this standard covers site characterization and license applications, construction, license amendment and termination for permanent closure, participation from state and tribal governments, quality assurance, technical criteria and performance confirmation. While not explicitly stated in the regulation, Part 60 is written as if its target applicability is for a mined repository, in part because deep borehole repositories were not viewed as viable options when Part 60 was written. Part 60 covers many relevant processes to the Company’s solutions, particularly in technical criteria and performance confirmation, including repository siting and design, waste package design, pre- and post-closure controls and monitoring of waste and repository integrity. The NRC standard for disposal of HLW specifically at the mined Yucca Mountain Waste Repository site in Nevada is codified at 10 C.F.R. Part 63 (“Part 63”). Part 63 demonstrates compliance with Part 60 guidance and adds specificity in aspects such as site construction, licensing, and quality assurance. Though Yucca Mountain is no longer set to receive HLW, the precedent of its standard as documented in Part 63 provides the Company with a basis for documentation processes and expectations.

NRC requirements for packaging and transportation of radioactive material, codified at 10 C.F.R. Part 71 (“Part 71”), apply to any shipping containers, configurations, methods and routes for shipping radioactive material off-site and require demonstration of compliance through a Certificate of Compliance. A Part 71-compliant container must demonstrate design and manufacturing robustness through a series of analyses and tests for a variety of both normal and hypothetical accident conditions, including drops, water immersion, and extreme temperatures. The NRC licensing requirements for the independent storage of SNF, HLW, and reactor-related Greater-than-Class-C waste, codified at 10 C.F.R. Part 72, cover siting criteria and analysis, waste package design, material accountability and inventory, physical security, quality assurance, emergency planning and license renewal. Pursuant to these licensing requirements, independent storage facilities may be granted a license to operate for up to 40 years, with the potential for an additional 20 year renewal period to be granted. Our UCS canisters were designed and developed in partnership with NAC International to be compliant with the waste loading limitations, quality requirements, documentation, testing and package safety with respect to structural, thermal, criticality and shielding requirements of Part 71, and are capable of up to 60 years of interim storage prior to disposal.

10 C.F.R. Part 961 (“Part 961”) provides the standard contract for disposal of SNF and/or HLW along with criteria for SNF and HLW, including a minimum fuel cooling time of 5 years in a spent fuel pool prior to packaging for dry storage or disposal. Forms from Part 961 also require documentation of projected discharge and refueling dates, dimensions and mass of nuclear material, type of nuclear material, transportation timing and logistics and burnup attributes. The standard contract contained in Part 961 may need certain revisions to accommodate advanced reactor waste.

The EPA-regulated environmental radiation protection standards for management and disposal of SNF, HLW, and Transuranic (TRU) radioactive waste are codified at 40 C.F.R. Part 191 (“Part 191”). The WIPP in Carlsbad, New Mexico is the U.S.’s repository for the disposal of transuranic waste and operates in accordance with 40 CFR Part 191. Part 191 sets forth containment requirements (including release limits by radionuclide) over a 10,000-year period, assurance requirements (including loss of credit for institutional controls after 100 years), individual protection requirements (including dose limits), and considerations for groundwater protection that are relevant to the Company’s solutions and affect our assumptions for modeling, UCS design and loading limitations, and cost projections.

40 C.F.R. Part 197 (“Part 197”) provides EPA public health and environmental radiation protection standards specifically for the Yucca Mountain Nuclear Waste Repository site. Similar to the way Part 63 provides a specific example of the application of general guidance to a specific site, Part 197 applies the guidance of Part 191 to Yucca Mountain. Part 197 provides specific dose limits for the first 10,000 years after disposal and for the following time period, circumstances of human intrusion and radionuclide limits by representative volume, which may assist the Company augmenting its safety case over longer time periods.

International Regulations

On an international level, the IAEA and a number of other international organizations such as the European Nuclear Safety Regulators Group and the Western European Nuclear Regulators Association develop guidance and publish international standards on best practices regarding nuclear safety and radioactive waste management used by national regulators in worldwide for developing national standards and practices. Additionally, the NEA similarly shares processes and procedures relating to nuclear safety and nuclear waste management among its 28 member countries.

The EU has also promulgated legislation contained in a series of directives applicable to all EU Member States. Such legislation includes the Revised Basic Safety Standards Directive (Council Directive 2013/59/Euratom), which broadens the application of prior safety directives to a range of radiation sources and categories of exposure, including occupational, medical, public and environmental exposure. Additionally, the EU’s Radioactive Waste and Spent Fuel Directive (Council Directive 2011/70/Euratom) requires all EU Member States to have a national policy for spent fuel and radioactive waste management and to develop and implement national programs for the management of nuclear waste. Such programs are required to cover all types of spent fuel and radioactive waste under a given Member State’s jurisdiction and all stages of spent fuel and radioactive waste management from generation to disposal. Pursuant to the Radioactive Waste and Spent Fuel Directive, every three years EU countries submit national reports on the implementation of the directive to the European Commission, and the European Commission prepares a report on the overall implementation of the directive and an inventory of radioactive waste and spent fuel present in each country. Transportation of nuclear waste is primarily governed by the EU’s Directive on Shipments of Radioactive Waste and Spent Fuel (Council Directive 2006/117/Euratom) establishes a system of prior authorization for such shipments in Europe; requires operators to notify national agencies about shipments of radioactive materials which depart from, go through, or arrive in the EU; allows EU countries to ship spent fuel to each other for reprocessing and to organize the return of resulting radioactive materials, and to send shipments of radioactive materials that do not comply with the directive back to their country of origin; and prohibits the export of radioactive waste to countries in Africa, the Caribbean and the Pacific, Antarctica and to any other country that does not have the resources to safely manage such waste.

Intellectual Property

Deep Isolation has an extensive portfolio of intellectual property, which we believe serves as a high barrier to entry while also creating significant licensing opportunities for the Company. As of July 17, 2025, we hold a portfolio of 87 patents issued by the U.S. and international governments, and we have 48 more patents in development stages. Our intellectual property is comprised of inventions, processes, designs and other specifications related to formation suitability, repository design, canister design, emplacement and monitoring. More specifically, our patents cover multiple techniques for deep horizontal borehole disposal in many countries grappling with the nuclear waste disposal issue. Further, most of our patents support all borehole architectures, while some are specific to borehole shape (vertical, slanted or horizontal) and some are specific to disposal formation geology. Our UCS canister designs are also patented and can be used for temporary storage as well as DBD disposal. Additionally, Freestone holds a patent issued for the automatic, cable-deployed hexavalent chromium sensors for use in wells or water bodies that it developed.

The Company’s portfolio of intellectual property also presents an opportunity for collaboration with governments, state-run utilities and leading companies in the nuclear energy industry through licensing agreements. We believe such collaboration can help to facilitate broader adoption of Deep Isolation’s disposal solution. Licensing opportunities include licenses for reselling our products and delivery of our products to commercial operators. For example, Deep Isolation has a licensing partnership in place with Amentum, a leading global technical and engineering services provider, for joint work in Europe and Asia. Further, licensing opportunities present an opportunity for governments to utilize our technology when they otherwise need to use their own local supply chain for nuclear waste disposal products and systems. Pursuant to the NAC Cooperation Agreement, we hold a license to use certain intellectual property of NAC International, and NAC International holds a license to use certain of our intellectual property. For a description of the terms of the NAC Cooperation Agreement, see “Deep Isolation’s Solution – Manufacturing.”

Employees

As of July 17, 2025, Deep Isolation has 38 employees, 31 of whom are employed on a full- or part-time basis by Freestone, the Company’s wholly owned subsidiary. Currently, all of our employees are located in the U.S., with the exception of one employee located in the UK. By primary job function, about 65% of our employees have engineering or product roles and 35% have business development or other administrative roles. None of our employees is represented by a labor union or covered by a collective bargaining agreement. We consider our relationship with our employees to be good. We value and support hiring exceptional talent to develop our core technology and drive our business growth. We strive to meet these objectives by offering competitive pay and benefits in a diverse, inclusive, and safe workplace. In addition, we provide opportunities for our employees to grow and develop their careers.

Competitive Pay and Benefits

We provide compensation and benefits packages that we believe are competitive within our industry. We use a combination of cash and equity compensation and other benefits to attract, motivate and retain our employees, including stock option awards, retirement programs, paid time off and health and wellness benefits.

Employee Recruitment, Retention, and Development

We believe our unique corporate culture, competitive compensation and benefits programs, and career growth and development opportunities promote longer employee tenure and reduce turnover. We have enjoyed high employee retention since our inception and monitor employee turnover rates as our success depends upon retaining and investing in our highly skilled technical staff.

Safety, Health, and Wellness

We prioritize safe working conditions. We are committed to an injury-free workplace and provide comprehensive workplace training and support to reduce or eliminate health and safety risks.

Property

The Company does not own or lease any material real properties. We currently operate in a decentralized fashion, with all employees primarily working remotely with the exception of Freestone employees. We believe such remote operations provide valuable flexibility to our employees and overhead cost savings for the Company. The Company maintains a nominal office space located in Berkeley, California. Freestone leases an office space in Richland, Washington, where the majority of Freestone employees work.

We plan to continue the remote operation of DI Nuclear, Deep Isolation, Inc. and Deep Isolation U.S. LLC in the near and medium term. We believe our facilities are adequate and suitable for our current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate our operations.

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

Available Information

Deep Isolation’s website is www.deepisolation.com, and we can be contacted at info@deepisolation.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such reports are filed with the SEC. We are subject to the informational requirements of the Exchange Act and file or furnish reports, proxy statements, and other information with the SEC. Such reports and other information filed by us with the SEC will be available free of charge on our website at www.deepisolation.com when such reports are available on the SEC’s website. The SEC maintains a website that contains reports, proxy and information statements, and other information that issuers file electronically with the SEC at www.sec.gov.

The contents of the websites referred to above are not incorporated into this filing. Further, our references to the URLs for these websites are intended to be inactive textual references only.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this Report, including our audited annual and interim unaudited financial statements, unaudited pro forma financial statements and the related notes included in this Report, before deciding to invest in our common stock. If any of the following risks actually occur, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.

Risk Factors Summary

●	The market for DBD is not yet established and may not achieve the growth potential we expect or may grow more slowly than expected. If demand for our storage and disposal solutions fails to develop sufficiently, our business and operations could suffer, and we would be unable to achieve profitability.

●	We are subject to extensive laws and regulations relating to various aspects of our business. The nature of our business also requires us to interact with various governmental entities, making us subject to the policies, priorities, regulations, mandates, and funding levels of such governmental entities, and we may be negatively or positively impacted by any change thereto.

●	We are an early-stage company with a history of financial losses, and we expect to continue to incur financial losses for the foreseeable future. We cannot assure you that we can or will be able to operate profitably.

●	We have not yet entered into any binding contract with any customer to temporarily store or permanently dispose of nuclear waste through the implementation of our solutions, and there is no guarantee that we will be able to do so in the future. This limited commercial operating history makes it difficult to evaluate our prospects.

●	If we fail to manage our growth effectively, we may be unable to execute our business plan, which could have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.

●	Substantially all of our revenue to date is comprised of government grants and contract awards.

●	Our future revenue plans rely on partnering with governmental entities and strategic partners.

●	Our operating and financial projections rely on management assumptions and analyses. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our projected results. These projections are subject to numerous uncertainties, many of which are outside of our control.

●	We have limited experience commercializing our products at a large scale and may not be able to do so efficiently or effectively.

●	Our commercialization strategy relies heavily on our relationship with NAC International and other strategic investors and partners, who may have interests that diverge from ours and who may not be easily replaced if our relationships terminate.

●	If we cannot protect, maintain and, if necessary, enforce our intellectual property rights, its ability to develop and commercialize products will be adversely impacted.

●	We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause us to incur substantial fees and costs.

●	The benefits to customers of our products could be supplanted by other technologies or solutions or competitors’ products that utilize similar technology to ours in a more effective way.

●	We and our customers operate in a politically sensitive environment, and the public perception of nuclear energy can affect our customers and us.

●	Accidents involving nuclear power facilities, including but not limited to events similar to the Three Mile Island, Chernobyl and Fukushima Daiichi nuclear accidents, or terrorist acts or other high-profile events involving radioactive materials, could materially and adversely affect nuclear power producers and the markets for nuclear power and nuclear waste disposal, and increase regulatory requirements and costs that could materially and adversely affect our business.

●	Our auditor has issued a “going concern” opinion.

●	Our business plans require a significant amount of capital. Our future capital needs may require us to sell additional equity or debt securities that may dilute our stockholders or contain terms unfavorable to us or our investors.

●	Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by domestic and international financial institutions or transactional counterparties, could adversely affect our business, financial condition, and results of operations.

●	Any acquisitions, partnerships, or joint ventures that we enter into could disrupt our operations and have a material adverse effect on our business, financial condition and results of operations.

●	Our management team will have broad discretion in making strategic decisions to execute our growth plans, and there can be no assurance that our management’s decisions will result in successful achievement of our business objectives or will not have unintended consequences that negatively impact our growth prospects.

●	We may be unable to adequately control the costs associated with our operations.

●	Security breaches and other disruptions could compromise our proprietary information and expose us to liability, which would cause our business and reputation to suffer.

●	Current and future geopolitical and macroeconomic events outside of our control could adversely impact our business, results of operations, cash flows, financial condition and liquidity.

●	We are dependent on general economic conditions. Unfavorable changes in interest rates, levels of inflation and foreign currency exchange rates may adversely affect our financial condition, liquidity and results of operations.

●	Our ability to rely on global supply chains for source components and/or raw materials may be impacted by tariffs, trade disputes, or other changes in trade policy or trade regulation.

●	Litigation or legal proceedings could expose us to significant liabilities, occupy a considerable amount of our management’s time and attention, and damage our reputation.

●	Our management as a group has limited experience in operating a publicly traded company.

●	The shares of common stock issued in the Merger and the Offering are “restricted securities” and, as such, may not be sold except in limited circumstances.

●	Because we became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

●	We are an emerging growth company and a smaller reporting company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies and smaller reporting companies could make our common stock less attractive to investors.

●	If we are unable to register in a timely manner the shares of common stock issued to stockholders in the Merger or the Offering, then the ability to re-sell shares of our common stock so issued will be delayed.

●	There is currently no market for our common stock and there can be no assurance that any market will ever develop. You may therefore be unable to re-sell shares of our common stock at times and prices that you believe are appropriate.

●	We do not intend to pay dividends for the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

Risks Related to Our Business and Industry

The market for DBD is not yet established and may not achieve the growth potential we expect or may grow more slowly than expected. If demand for our storage and disposal solutions fails to develop sufficiently, our business and operations could suffer, and we would be unable to achieve profitability.

The market for DBD has not yet been established. Our projections for the total addressable market are based on a number of internal and third-party estimates, including, but not limited to, our potential contracted revenue, the number of current and potential customers who have expressed interest in our products and services, assumed nuclear power and nuclear waste generation levels, estimates of prices and production costs for our UCS canisters and the various components of our DBD solution, our ability to leverage our current sales pipeline into implementation contracts, and general market conditions. However, our assumptions and the data underlying our estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, our estimates of the annual total addressable market for our services, as well as the expected growth rate for the total addressable market for our services, may prove to be incorrect.

Challenges that could impact our expectations for the timeline and costs of market development might arise from obtaining federal, state, and local permits and approvals, transportation, threatened litigation, political or host community opposition to proposed DBD repository sites, access to and availability of raw materials, lack of requisite legislative changes where applicable and lack of support or opposition from governmental entities. The timeline to scale-up and deploy the necessary technological processes for the commercialization of DBD is also based upon assumptions regarding our technology and general market conditions. However, our DBD technologies have not been proven at scale, our assumptions and the data underlying these estimates may not be correct, and the conditions supporting our assumptions or estimates might change at any time, reducing the accuracy of these underlying assumptions. As a result, the market for DBD may not develop on the timeline we expect or at all, and we may not realize the financial performance we have projected.

In particular, the market for DBD in the United States may never develop due to the current regulatory framework governing the permanent disposal of nuclear waste. Currently, such laws and regulations authorize the DOE to oversee the siting, construction and operation of one deep geologic repository for HLW and SNF: the Yucca Mountain site designated pursuant to the NPWA. Additionally, certain provisions of the NWPA prohibit the DOE from conducting site-specific activities at a repository site other than Yucca Mountain unless authorized by Congress. Congressional enactment of an alternative waste management plan through amendment of the NWPA is central to our ability to conduct permanent disposal activities in the U.S. in the future. If Congressional action is not taken to amend the NPWA, we will be unable to obtain the necessary permits and licenses to provide our DBD solutions to customers in the United States, which would have a material adverse effect on our business, results of operations and financial condition.

Any material change to our assumptions or expectations with respect to the markets for permanent nuclear waste disposal and our DBD solution may have a material adverse effect on our business prospects, financial condition, results of operations, and cash flows, and could harm our reputation.

We are subject to extensive laws and regulations relating to various aspects of our business. The nature of our business also requires us to interact with various governmental entities, making us subject to the policies, priorities, regulations, mandates, and funding levels of such governmental entities, and we may be negatively or positively impacted by any change thereto.

We are subject to a wide variety of laws and regulations relating to various aspects of our business, including with respect to the possession and disposal of radioactive materials; design, manufacture, operations, marketing and export of nuclear technologies; employment and labor; tax; data security of the operational and information technology we use; health and safety; and zoning and environmental issues. Laws and regulations at the foreign, federal, state and local levels may change and may be interpreted in different ways, especially in relation to new and emerging industries, and we cannot always reasonably predict the impact from, or the ultimate cost of compliance with, current or future regulatory or administrative changes. We cannot guarantee that our measures to monitor these developments and the time and resources we spend to comply with these laws, regulations and guidelines will be satisfactory to regulators or other third parties, such as our customers, who may also be subject to extensive governmental regulation.

We may need to expend substantial efforts to comply with any new and evolving laws and regulations applicable to our business, which may result in increased general and administrative expenses and a diversion of management time and attention. Moreover, changes in laws, the imposition of new or additional regulations or the enactment of any new or more stringent legislation that impacts our business could require us to change the way we operate and could have a material adverse effect on our sales, profitability, cash flows and financial condition, and lead to regulatory delays that could impact our ability to obtain licenses, certificates, authorizations, permits, and other types of regulatory approvals. Similarly, changes in the priorities, mandates and funding levels of the governmental entities with which we interact could impact our relationships with such entities or their attitudes toward or level of support for nuclear power generation and nuclear waste disposal; reduce the amount of funding available for government grants; reduce the number of staff available to review and issue the requisite regulatory approvals, permits and licenses; influence the public’s perception of our company and our industry; and influence decisions by clients, governmental agencies or other industry participants with whom we do business. Any such change thus carries the possibility of reducing demand for our services or increasing our costs of operations, which could have a negative impact on our financial position, results of operations or cash flows, but we cannot reasonably or reliably estimate whether such changes will occur, when they will occur or if they will impact us.

Failure to comply with these laws applicable to our business and operations may result in civil and criminal penalties or private lawsuits, or the suspension or revocation of regulatory approvals, which would prevent us from operating our business. With respect to domestic repository sites, we require regulatory approval, licenses and permits from the NRC and DOE to site, construct and operate these facilities, and we will require similar approvals, licenses and permits from analogous foreign, state and local government entities. Regulatory approval processes may be subject to change, can be technically challenging to address, may result in the imposition of conditions that impact the financial viability of our facilities, and may also provide opportunities for third parties to lodge objections or file petitions against the licensing of our facilities. Failure to comply with these laws, obtain the required regulatory approvals, or receive exemptions from such regulations, as needed, could result in regulatory enforcement, violations, fines, penalties, or the inability to operate our commercial deployments. Any delays in regulatory approvals could also adversely affect our ability to meet commercialization timelines and thereby affect our financial performance and future growth objectives. Further, as described above and under Item 1. “Business – Regulatory,” we will not be able to seek NRC or DOE approval and licensing of repository sites in the U.S. unless and until Congress amends existing law to authorize the use of alternative nuclear waste management practices other than the mined repository site at Yucca Mountain. There can be no assurance that Congress will take any such action.

We must also comply with extensive government laws and regulations related to, among other things, health, safety and the environment. We may be unable to meet the compliance standards of such laws and regulations, and our inability to do so may cause us to lose prospective business and adversely affect our financial condition and results of operations. Further, environmental, health and safety laws change frequently, and we may not be able to anticipate such changes or the impact of such changes. There is no assurance that we can avoid significant costs, liabilities and penalties imposed as a result of such governmental regulation in the future.

Our business could be subject to stringent U.S. export control laws and regulations as well. Unfavorable changes in these laws and regulations or U.S. government licensing policies, our failure to comply with or secure timely U.S. government authorizations under these laws and regulations could have a material adverse effect on us and our ability to expand and thereby affect our business prospects, financial condition, results of operations and cash flows. Moreover, the inability to secure and maintain required export licenses or authorizations could negatively impact our ability to compete successfully or market our UCS canisters and DBD solutions outside the United States. For example, if we were unable to obtain or maintain licenses to export nuclear technology or certain hardware to a particular country, we would be effectively prohibited from exporting our technologies to or operating DBD repository sites in that country, which would limit the number of customers to those in the United States and in countries where we are able to secure licenses (or where licenses are not required). Similarly, if export control laws and regulations prevent us from sharing certain export controlled information with suppliers we intend to partner with to operate our business or develop and produce our technologies or repositories, we may not be able to work with our preferred suppliers, which may impact our finances, business plans, and the competitiveness of our offerings. Failure to comply with export control laws and regulations could expose us to civil or criminal penalties, fines, investigations, more onerous compliance requirements, loss of export privileges, debarment from government contracts or limitations on our ability to enter into contracts with the U.S. government. Any changes in export control regulations or U.S. government licensing policy, such as that necessary to implement U.S. government commitments to multilateral control regimes, may restrict our market size.

We are an early-stage company with a history of financial losses, and we expect to continue to incur financial losses for the foreseeable future. We cannot assure you that we can or will be able to operate profitably.

We are an early-stage company formed in 2016. We face all the risks commonly encountered by newer companies, as well as risks related to the emerging nature of the nuclear waste disposal industry, and we may experience unforeseen expenses, difficulties, complications, delays and effects caused by other known and unknown factors. We will also need to transition from an early-stage company to a company capable of supporting large scale commercial activities. If we are not successful in such a transition, our business, results, and financial condition will be harmed.

We have not been profitable to date, and we expect to incur operating losses for the near future. During the years ended December 31, 2024 and 2023, we generated approximately $7.05 million and $5.38 million in revenue, respectively, and incurred net losses of approximately $(0.99 million) and $(3.56 million), respectively, on a consolidated basis. There can be no assurance that we will not continue to incur net losses in the future. We may not succeed in expanding our customer base, and market acceptance of our UCS canisters or our waste storage and disposal services may never occur. Even if we are successful in generating a broader customer base or promoting market acceptance of our offerings, we may never generate revenue that is significant enough to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Furthermore, we may not be able to control overhead expenses even where our operations successfully expand. Our failure to become and remain profitable would depress our value and could impair our ability to raise capital, expand our business, diversify our product offerings, or even continue our operations.

We have not yet entered into any binding contract with any customer to temporarily store or permanently dispose of nuclear waste through the implementation of our solutions, and there is no guarantee that we will be able to do so in the future. This limited commercial operating history makes it difficult to evaluate our prospects, the risks and challenges we may encounter and our total potential addressable market.

Our business plan is subject to reaching binding agreements with customers for the implementation of our proprietary solutions for the temporary storage or permanent disposal of nuclear waste and the use of our UCS canisters. If no potential near-term customer enters into such binding agreements with us, our planned commercialization of our products and services could be significantly delayed. Such delays would result in delays in revenue generation and could hinder our ability to gain market traction with other potential customers. This could have a material adverse effect on our business and financial condition.

To date, we have entered into strategic appraisal and operational planning contracts with potential customers, but such contracts may not result in binding agreements for the use of our UCS canisters or the implementation of our storage and disposal services. For example, in December 2024 we entered into a contract with the SERAW, the national waste management organization for Bulgaria, to provide analysis planning services, but we there is no guarantee that SERAW will enter into a binding commitment to implement our phased program of work to dispose of Bulgaria’s inventory of SNF and HLW. As a result of our limited commercial operating history and the evolving nature of the markets in which we operate, including emerging demand for our products and services, it is difficult to predict customer demand or adoption rates for our products or the future growth of the markets we expect to target. Thus, our ability to forecast our future results of operations and plan for and model future growth is limited and subject to a number of uncertainties. There can be no assurance that our internal estimates relating to the size of our total addressable market will be correct or that our products and services will be fully developed or commercialized.

We have a limited commercial operating history in an evolving industry. The markets for nuclear power and nuclear waste management services may not continue to develop in a manner that we expect or that otherwise would be favorable to our business. We have encountered and expect to continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly evolving industries, such as the risks and uncertainties described herein. Accordingly, we may be unable to prepare accurate internal financial forecasts or replace anticipated revenue that we do not receive as a result of delays, changed circumstances, or changed market conditions arising from these factors, and our results of operations in future reporting periods may be below the expectations of investors or analysts. If we do not address these risks successfully, our results of operations could differ materially from our estimates and forecasts or the expectations of investors or analysts, causing our business to suffer and our common stock price to decline.

If we fail to manage our growth effectively, we may be unable to execute our business plan, which could have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.

We intend to invest significantly in order to expand our business. Any failure to manage our growth effectively could materially and adversely affect our business, prospects, financial condition, and operating results. We expect our expansion to include:

●	launching commercialization of our products and services;

●	forecasting production and revenue;

●	completing the testing, licensing and production of our UCS canisters and DBD technologies;

●	developing the supply chain necessary to supply components for our UCS canisters and components of our DBD solution;

●	entering into relationships with multiple government entities and strategic partners to expand our customer base and facilitate market adoption of our products and services;

●	controlling expenses and investments in anticipation of expanded operations;

●	carrying out acquisitions and entering into collaborations, in-licensing arrangements, joint ventures, strategic alliances or partnerships;

●	conducting demonstrations;

●	hiring and training new personnel; and

●	expanding and enhancing administrative infrastructure, systems, and processes.

If our operations continue to grow, of which there can be no assurance, we will need to continue to expand our sales and marketing, research and development, commercial strategy, permitting and licensing, products and services, manufacturing, supply and operations functions. These efforts will require us to invest significant financial and other resources. There is no guarantee that we will be able to scale our business as currently planned or within the planned timeframe. The continued expansion of our business may in the future require additional operational facilities, as well as space for administrative support, and there is no guarantee that we will be able to find suitable locations for such facilities if needed.

Our continued growth could increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring and training employees, delays in production, challenges in scaling-up operations, and difficulty sourcing adequate raw materials. These difficulties may divert the attention of management and key employees and impact financial and operational results. If we are unable to drive commensurate growth, these costs could result in decreased margins, which could have a material adverse effect on our business, financial condition, and results of operations.

Substantially all of our revenue to date is comprised of government grants and contract awards .

To date, substantially all of our revenue is comprised of government grants and contract awards from government entities in the U.S. and abroad. If we were to fail to secure additional government grants, contracts or other funding in the future, it would have an material adverse effect on our revenue, cash on hand, and profitability.

Our future revenue plans rely on partnering with governmental entities and strategic partners.

Our largest stream of projected revenue comes from maximizing adoption of our DBD solution for the permanent disposal of nuclear waste by government entities and strategic partners both domestically and abroad. We may be unable to maximize utilization due to a variety of reasons, including a lack of product acceptance in the nuclear waste management industry, political or host community opposition to the siting and construction of DBD repository sites, failure to obtain necessary regulatory approvals and permits, failure to deliver a commercial grade product on a large scale, and the absence of requisite regulatory change in the United States. Our financial projections also anticipate generating revenues from the use of our services and UCS canisters for temporary waste storage and from licensing agreements with commercial operators and government entities for the use of our intellectual property. Our canisters and DBD services are new solutions in the industry and as such, represent an unproven model. If we are unable to realize these sales, our business model and go-to-market strategy will be jeopardized.

Our operating and financial projections rely on management assumptions and analyses. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results.

We are a nuclear waste management company, with limited experience commercializing our products and services. The projected financial and operating information appearing elsewhere in this Report reflect estimates of future performance and is based on multiple financial, technical, and operational assumptions, including the level of demand for our nuclear waste disposal solutions, the performance of our UCS canisters and DBD repositories, the useable life of the UCS canisters, cost of manufacturing, cost of components and availability of adequate supply, the nature and length of the sales cycle, and the costs of maintaining and operating DBD repositories. However, given our limited commercial experience and the fact that many of the factors on which these assumptions are based are outside of our control, it is possible that many of these assumptions will prove incorrect. The projections are forward-looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements.” Whether actual operating and financial results and business developments will be consistent with our expectations and assumptions as reflected in our forecast depends on a number of other factors, many of which are outside our control, including, but not limited to:

●	whether we can obtain sufficient capital to sustain and grow our business;

●	our ability to manage our growth;

●	the contractual terms of our agreements with strategic partners and customers;

●	whether we can manage relationships with key suppliers and partners;

●	the timing and costs of the required marketing and promotional efforts;

●	whether countries with existing or planned nuclear power generation will adopt our offerings for the permanent disposal their nuclear waste inventories;

●	the success of pre-commercialization testing of our technology;

●	competition, including from future competitors;

●	our ability to retain existing key management, to attract additional leaders as needed, to attract, retain and motivate qualified personnel;

●	the overall strength and stability of domestic and international economies;

●	demand for nuclear power;

●	regulatory, legislative, and political changes; and

●	customer requirements and preferences.

Unfavorable changes in any of these or other factors, most of which are beyond our control, could cause us to fail to meet our operating and financial projections and could materially and adversely affect our business, prospects, financial condition and operating results.

We have limited experience commercializing our products at a large scale and may not be able to do so efficiently or effectively.

We have limited experience commercializing our products and services at a large scale and may not be able to do so efficiently or effectively. A key element of our long-term business strategy is the success of our phased product offering in facilitating adoption of our solutions, including demonstration of the feasibility of DBD, continued testing of our technologies, engagement with key stakeholders and collaboration with leaders in the nuclear energy industry. Commercialization of our operations will also require growth in sales, marketing, training, customer relations and maintenance and servicing operations, including hiring select personnel with the necessary experience and expertise. Managing and maintaining these operations is expensive and time consuming, and an inability to leverage such an organization effectively or at all could inhibit potential sales or subscriptions and the penetration and adoption of our products into new markets. In addition, certain decisions we make regarding staffing in these areas in our efforts to maintain an adequate spending level could have unintended negative effects on our revenues, such as by weakening the sales, marketing and maintenance and servicing infrastructures or lowering the quality of customer service.

Our commercialization strategy relies heavily on our relationship with NAC International and other strategic investors and partners, who may have interests that diverge from ours and who may not be easily replaced if our relationships terminate.

We rely heavily upon our relationship with NAC International and our relationships with other of our investors and strategic partners to commercialize our technologies. We have entered into a long-term commercial partnership with NAC International and have granted them certain rights with respect to the development and commercialization of our UCS canisters and related technology, including certain rights with respect to the design, licensing approval, manufacture and supply of such canisters and related technologies. Similarly, we have entered into certain agreements with SIMCO, a subsidiary of Bechtel, for mentoring services in connection with our provision of scopes of work at the WIPP; with Navarro to jointly demonstrate the feasibility of our solutions for disposal of nuclear waste domestically and abroad; with Nuclear AMRC for certain development, manufacturing, testing and support activities related to our UCS canisters; with Amentum for collaboration on the commercialization of our waste disposal technologies; and with Dominion Engineering for certain services in the sales, development and deployment of our technologies. Our strategic partners may have interests that diverge from our interests, which may hinder the success of our partnerships and the realization of the benefits of such partnerships. If we lose our agreements with strategic partners or fail to maintain relationships with them, we may need to engage new contractors and partners who may have less experience in the development and commercialization of nuclear waste disposal solutions. This could substantially hinder our ability to expand acceptance of our technologies and could affect our business and our prospects.

We may in the future enter into strategic alliances, including joint ventures or minority equity investments, with various third parties to further our business. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. Our strategic partnerships allow us to draw from the extensive industry knowledge and expertise of our partners; however, there can be no assurance that our partnerships will continue on favorable or acceptable terms in the future or that they will result in the successful development and deployment of our nuclear waste disposal solutions and other expected benefits.

If we cannot protect, maintain and, if necessary, enforce our intellectual property rights, its ability to develop and commercialize products will be adversely impacted.

Our success, in large part, depends on its ability to protect and maintain the proprietary nature of its technology. We rely upon a combination of the intellectual property protections afforded by patents, trademarks/service marks and trade secret laws in the United States and other jurisdictions, as well as commercial agreements, such as confidentiality agreements, assignment agreements, and license agreements to establish, maintain and enforce rights associated with our proprietary technologies. Our success depends in part on our ability to obtain and enforce patent protection for such solutions and technologies, but our patent applications may not result in issued patents, given the complexity of questions around patentability and the large number of patents and patent applications in related fields. Failure to obtain additional patent protection in connection with currently pending or future patent applications may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

Further, our existing issued patents may be contested, challenged, circumvented, invalidated or limited in scope in the future. The rights granted under our issued patents may not provide us with meaningful protection or competitive advantages, and some foreign countries provide significantly less effective patent enforcement as compared to the United States. In addition, the claims of our existing patents and any patents that issue from our currently pending or any future patent applications may be narrowed in scope during prosecution, challenged as invalid, or may simply not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours (for example, if competitors can “design around” our patents). The Company cannot assure you that its means of protecting its proprietary rights will suffice in affording the desired protection.

We also rely upon unpatented trade secret protection, unpatented know-how and continuing technological innovation to develop our business and competitive position. We may not be able to prevent the unauthorized disclosure or use of our trade secrets, know-how or information that we consider to be confidential by our contractual counterparties, despite our efforts. If any of the suppliers, subcontractors, venture partners, employees or consultants, or other third parties with whom we do business or otherwise collaborate breach or violate the terms of any of our agreements, we may not have adequate remedies for any such breach or violation, and we could lose the protections afforded by our trade secrets as a result. It is also possible that our trade secrets, know-how or other proprietary information could be obtained by third parties as a result of breaches of our physical or electronic security systems. Even where remedies are available, enforcing a claim that a party illegally disclosed or misappropriated our trade secrets is expensive and time consuming, and the outcome is unpredictable. Courts outside the United States are sometimes less willing to protect trade secrets. Additionally, our trade secrets could become known or be independently discovered by potential or existing competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them, or those with whom they communicate, from using that technology or information to compete with us.

We do not have worldwide patent rights for our proprietary technologies because worldwide patent or “international patent rights” currently do not exist. We also do not have worldwide trademark protection for our brand for similar reasons. Accordingly, we may not be able to protect our intellectual property rights in certain jurisdictions and their legal systems. Our competitors may operate in countries where we do not have patent protection and can freely use our technologies and discoveries in such countries to the extent such technologies and discoveries are publicly known or disclosed in countries where we do have patent protection.

We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause us to incur substantial fees and costs.

Companies, organizations or individuals, including any existing and potential competitors, may hold or obtain patents, trademarks/service marks or other intellectual property rights that would prevent, limit or interfere with our ability to develop our intellectual property and make, use, develop, import, offer or sell our DBD solutions, UCS canisters and related equipment, which could make it more difficult for us to operate our company. From time to time, we may receive inquiries from holders of patents or trademarks/service marks inquiring whether we are infringing their proprietary rights. Companies, organizations or individuals, including any existing and future competitors, may also seek court declarations that they do not infringe our intellectual property rights. Companies holding patents or other intellectual property rights similar to our technology may bring proceedings alleging infringement of such rights or otherwise asserting their rights and seeking licenses. In addition, if it is determined that we have infringed a third party’s intellectual property rights, we may be required to do, among other things, one or more of the following: (i) cease making, using, offering to sell, selling or importing our products and services that incorporate the challenged intellectual property; (ii) pay substantial damages; (iii) pay for and obtain a license from the holder of the infringed intellectual property right, which may not be available on reasonable terms or at all; or (iv) redesign part or all of our technology. In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology, our business, prospects, operating results, and financial condition could be materially adversely affected. In addition, any litigation, or claims, whether or not valid, could result in substantial costs and diversion of resources and management’s focus and attention.

We also license the patents and intellectual property of third parties and anticipate continuing to do so in the future, and we may face claims that the use of this intellectual property infringes the rights of other third parties. Our rights to indemnification or damages under our license contracts may be unavailable or insufficient to cover our costs and losses, depending on our use of the technology, whether we choose to retain control over conduct of the litigation and other factors.

Additionally, our confidentiality and intellectual property assignment agreements with our employees, consultants and contractors generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive intellectual property. Those agreements may not be honored and obligations to assign intellectual property may be challenged or breached. Moreover, there may be some circumstances where we are unable to negotiate for such ownership rights or where others misappropriate those rights.

We may be subject to claims that former employees, collaborators or other third parties have an interest in our patents or other intellectual property as an owner, a joint owner, a licensee, an inventor or a co-inventor. In the latter two cases, the failure to name the proper inventors on a patent application can result in the patents issuing thereon being unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named as inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third parties involved in developing our patented technology or as a result of questions regarding co-ownership of potential joint inventions. Litigation may be necessary to resolve these and other claims challenging inventorship and ownership. Alternatively, or additionally, we may enter into agreements to clarify the scope of our rights in such intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose exclusive ownership of, or right to use or license valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

The benefits to customers of our products could be supplanted by other technologies or solutions or competitors’ products that utilize similar technology to ours in a more effective way.

The benefits to customers of our products could be supplanted by other technologies or solutions or potential competitors’ products that address the need for permanent nuclear waste disposal in a more effective way. We cannot be sure that alternative technologies or improvements to nuclear waste management solutions will not match or exceed the benefits of or be more cost effective than our products and services. The development of any alternative technology that can compete with or supplant our products and services may materially and adversely affect our business, prospects, financial condition and operating results, including in ways we do not currently anticipate. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and result in the loss of competitiveness of our product offerings, decreased revenue and a loss of actual or projected market share.

We and our customers operate in a politically sensitive environment, and the public perception of nuclear energy can affect our customers and us.

The risks associated with radioactive materials and the public perception of those risks can affect our business. Opposition by third parties can delay or prevent the construction of new nuclear power plants and can limit the operation of nuclear reactors, which could in turn reduce the amount of nuclear waste generated and the demand for nuclear waste management solutions. Thus, adverse public reaction to developments in the use of nuclear power could directly affect our customers and our business. In the past, adverse public reaction, increased regulatory scrutiny and litigation have contributed to extended construction periods for new nuclear reactors, sometimes delaying construction schedules by decades or more or even shutting down operations. For example, anti-nuclear groups in Germany successfully lobbied for the adoption of the Nuclear Exit Law in 2002, under which all remaining nuclear power plants in Germany were shut down in April 2023, and in the U.S., the development of the Yucca Mountain disposal site has been effectively abandoned due to negative public perception and political opposition. Adverse public reaction could also lead to increased regulation or limitations on the activities of nuclear power producers, more onerous operating requirements or other conditions that could materially reduce the generation of nuclear power, thereby reducing demand for our services and materially adversely impacting our business.

Accidents involving nuclear power facilities, including but not limited to events similar to the Three Mile Island, Chernobyl and Fukushima Daiichi nuclear accidents, or terrorist acts or other high-profile events involving radioactive materials, could materially and adversely affect nuclear power producers and the markets for nuclear power and nuclear waste disposal, and increase regulatory requirements and costs that could materially and adversely affect our business.

Our future prospects are dependent upon a certain level of public support for nuclear power. Nuclear power faces strong opposition from certain competitive energy sources, individuals and organizations. The accident that occurred at the Fukushima nuclear power plant in Japan in 2011 increased public opposition to nuclear power in some countries, resulting in a slowdown in, or, in some cases, a complete halt to new construction of nuclear power plants, an early shut down of existing power plants or a dampening of the favorable regulatory climate needed to introduce new nuclear technologies, all of which could negatively impact our business and prospects. As a result of the Fukushima accident, some countries that were considering launching new domestic nuclear power programs delayed or cancelled the preparatory activities they were planning to undertake as part of such programs. If accidents similar to the Fukushima disaster or other events, such as terrorist attacks involving nuclear facilities, occur, public opposition to nuclear power may increase, regulatory requirements and costs could become more onerous and expected demand for our technologies could suffer, which could materially and adversely affect our business and operations.

Our auditor has issued a “going concern” opinion.

Our auditor issued a “going concern” opinion on our financial statements for the fiscal year ended December 31, 2024. As of December 31, 2024, the date of our last audited financial statements, we generated approximately $7.05 million in revenue, and sustained a net loss of $(0.99 million) and had an accumulated deficit of $(27.18 million). Although we believe that our existing cash, together with net proceeds from the Offering, will be sufficient to meet our operating working capital and capital expenditure requirements for at least the next twelve months, our ability to reach profitability is dependent upon our ability to generate cash from operating activities and to raise additional capital to fund our operations. There can be no assurance that we will be able to become profitable. Our failure to raise additional capital could also have a negative impact on not only our financial condition but also our ability to execute our business plan in the future.

Our business plans require a significant amount of capital. Our future capital needs may require us to sell additional equity or debt securities that may dilute our stockholders or contain terms unfavorable to us or our investors.

We will require significant capital to operate our business and fund our capital expenditures for the next several years. The level and timing of future expenditures will depend on a number of factors, many of which are outside our control. We expect that we will need to raise additional capital to fund our business, including to finance ongoing research and development costs, manufacturing, any significant unplanned or accelerated expenses, and new strategic alliances or acquisitions. The fact that we have limited experience commercializing our technologies on a large scale, coupled with the fact that our products represent a new product category in the nuclear waste management market, means we have limited historical data on the demand for our products and services. In addition, we expect that our level of capital expenditures will be significantly affected by customer demand for our proprietary solutions. As a result, our future capital requirements may be uncertain and actual capital requirements may be different from those we currently anticipate. We may need to seek equity or debt financing to finance all or a portion of our capital expenditures. Such financing might not be available to us in a timely manner or on terms that are acceptable, or at all, or that such funds, if raised, would be sufficient.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms, and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct business as projected, both of which could mean that we would be forced to curtail or discontinue our operations. In addition, our future capital needs and other business reasons could require us to sell additional equity or debt securities or incur indebtedness. Even if we complete such financings, they may result in dilution to our existing investors and include additional rights or terms that may be unfavorable to our existing shareholders. These circumstances could materially and adversely affect our financial results and impair our ability to achieve our business objectives. Additionally, we may be required to accept terms that restrict our ability to incur additional indebtedness or take other actions (including terms that require us to maintain specified liquidity or other ratios) that would otherwise be in the best interests of our shareholders. The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in debt service obligations and could result in operating and financing covenants that would restrict our operations. If we cannot raise additional funds when we need or want them, we may be forced to curtail or abandon our growth plans, which could adversely impact the Company, its business, development, financial condition, operating results or prospects.

Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by domestic and international financial institutions or transactional counterparties, could adversely affect our business, financial condition, and results of operations.

Actual events involving reduced or limited liquidity, defaults, non-performance or other adverse developments that affect domestic and international financial institutions or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds, have in the past and may in the future lead to market-wide liquidity problems. Investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for us to acquire financing on acceptable terms or at all. Any decline in available funding or access to our cash and liquidity resources could, among other risks, adversely impact our ability to meet our operating expenses, financial obligations or fulfill our other obligations, or result in breaches of our financial and/or contractual obligations. Any of these impacts, or any other impacts resulting from the factors described above or other related or similar factors not described above, could have material adverse impacts on our liquidity and our current and/or projected business operations and financial condition and results of operations.

Any acquisitions, partnerships, or joint ventures that we enter into could disrupt our operations and have a material adverse effect on our business, financial condition and results of operations.

From time to time, we may evaluate potential strategic acquisitions of businesses, including partnerships or joint ventures with third parties. We may not be successful in identifying candidates for acquisitions, strategic partnerships and joint ventures. In addition, we may not be able to continue the operational success of such businesses or successfully finance or integrate any businesses that we acquire or with which we form a partnership or joint venture. We may have potential write-offs of acquired assets and/or an impairment of any goodwill recorded as a result of acquisitions. Furthermore, the integration of any acquisition may divert management’s time and resources from our core business and disrupt our operations or may result in conflicts with our business. Any acquisition, partnership or joint venture may not be successful or otherwise generate the financial results we expect, may reduce our cash reserves, may negatively affect our earnings and financial performance and, to the extent financed with the proceeds of debt, may increase our indebtedness. Further, depending on market conditions, investor perceptions of us and other factors, we might not be able to obtain financing on acceptable terms, or at all, to implement any such transaction. We cannot ensure that any acquisition, partnership, or joint venture we make will not have a material adverse effect on our business, financial condition, and results of operations.

Our management team will have broad discretion in making strategic decisions to execute our growth plans, and there can be no assurance that our management’s decisions will result in successful achievement of our business objectives or will not have unintended consequences that negatively impact our growth prospects.

Our management will have broad discretion in making strategic decisions to execute our growth plans and may devote time and company resources to new or expanded solution offerings, potential acquisitions, prospective customers or other initiatives that do not necessarily improve our operating results or contribute to our growth. Management’s failure to make strategic decisions that are ultimately accretive to our growth may result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of the common stock to decline.

We may be unable to adequately control the costs associated with our operations.

We will require significant capital to develop and grow our business, including developing and producing our UCS canisters, research and development, production, operations and maintenance of temporary waste storage sites or DBD repositories and building our brand and partnerships. We have incurred and expect to continue incurring significant expenses which will impact our profitability, including research and development expenses, procurement costs, business development, operation expenses, and general and administrative expenses as we scale our operations, identify and commit resources to investigate new areas of demand and incur costs as a public company. In addition, we may incur significant costs for the siting, construction, operation and maintenance of temporary storage and permanent disposal sites. Our ability to become profitable in the future will not only depend on our ability to complete the design and development of our products and services to meet projected performance metrics and regulatory requirements and to achieve market acceptance of our solutions, but also to sell, whether outright or through licensing agreements, our products at prices needed to achieve our expected margins and control our costs. If we are unable to efficiently design, develop, manufacture, market, deploy, distribute and operate our solutions in a cost-effective manner, our margins, profitability and prospects would be materially and adversely affected.

Security breaches and other disruptions could compromise our proprietary information and expose us to liability, which would cause our business and reputation to suffer.

We maintain various information technology systems and procedures to protect our trade secrets, technical know-how, and other unpatented proprietary information relating to our product development and operating activities, and to restrict unauthorized access to the dissemination of our proprietary information. However, internal and external data security threats cannot be mitigated entirely. For example, current, departing or former employees or third parties could attempt to improperly use or access our computer systems and networks to copy, obtain or misappropriate our proprietary information or otherwise interrupt our business. Additionally, members of our management team work remotely, which could have the effect of increasing the likelihood of cybersecurity breaches. Like others, we are also subject to significant system or network disruptions from numerous causes, including computer viruses and other cyber-attacks, facility access issues, new system implementations, and energy blackouts.

Security breaches, computer malware, phishing, spoofing, and other cyber-attacks have become more prevalent and sophisticated in recent years. While we defend against these threats daily, we do not believe that such attacks have caused us any material damage to date. Because the techniques used by computer hackers and others to access or sabotage networks constantly evolve and generally are not recognized until launched against a target, we may be unable to anticipate, counter or ameliorate all these techniques. As a result, our and our customers’ proprietary information may be misappropriated, and we cannot predict the impact of any future incident. Any loss of such information could harm our competitive position, result in a loss of customer confidence in the adequacy of our threat mitigation and detection processes and procedures, cause us to incur significant costs to remedy the damages caused by the incident, and divert management and other resources. We routinely implement improvements to our network security safeguards, and we believe that we devote appropriate resources to the security of our information technology systems. However, we cannot assure you that our efforts will be sufficient to prevent or limit the damage from any future cyber-attack or network disruptions.

The costs related to cyber-attacks or other security threats or computer systems disruptions typically would not be fully insured or indemnified by others. As a result, the occurrence of any of the events described above could result in the loss of competitive advantages derived from our intellectual property. Moreover, these events may result in the diversion of the attention of management and critical information technology and other resources, or otherwise adversely affect our internal operations and reputation or degrade our financial results and stock price.

Current and future geopolitical and macroeconomic events outside of our control could adversely impact our business, results of operations, cash flows, financial condition and liquidity.

We face risks related to geopolitical events, international hostility, epidemics, outbreaks and other macroeconomic events that are outside of our control. The occurrence of certain geopolitical events, including those arising from terrorist activity, international hostility, public health crises and the economic impact of global trade tensions, could significantly disrupt our business and operational plans and adversely affect our results of operations, cash flows, financial condition and liquidity. For instance, the ongoing conflicts in the Middle East and between Russia and Ukraine have and may continue to cause geopolitical instability and adverse effects on the global economy, supply chains and specific markets and industries. Although we are not able to enumerate all potential risks to our business resulting from these and other similar events, we believe that such risks include, but are not limited to, the following:

●	disruption to our supply chain for materials essential to our business, including restrictions on importing and exporting products;

●	customers, suppliers and other third parties asserting that their non-performance under our contracts with them is permitted as a result of force majeure or other reasons;

●	cybersecurity attacks, particularly as digital technologies may become more vulnerable and experience a higher rate of cyberattacks in the current environment of remote connectivity;

●	any reductions of our workforce to adjust to market conditions, including severance payments, retention issues and possible inability to hire employees when market conditions improve;

●	logistical challenges, including those resulting from border closures and travel restrictions, as well as the possibility that our ability to achieve commercialization of our operations may be interrupted, limited or curtailed;

●	economic, political and regulatory conditions domestically and internationally, including imposition of tariffs or other tax incentives or disincentives;

●	effects of sanctions and other penalties imposed on foreign countries by the U.S., the European Union and other countries; and

●	the possibility of a structural shift in the global economy and the demand for nuclear power due to any widespread changes in attitudes toward climate change or in connection with a global recession or depression.

We cannot reasonably estimate the period of time that these conditions will persist; the full extent of the impact they will have on our business, results of operations, cash flows, financial condition and liquidity; or the pace or extent of any subsequent recovery.

Uncertain global macroeconomic and political conditions could materially adversely affect our business prospects, financial condition, results of operations, and cash flows.

Our results of operations could be materially affected by economic and political conditions in the United States and internationally, including inflation, deflation, fluctuations in interest rates, fluctuations in exchange rates, availability of capital, energy and commodity prices, trade laws and the effects of governmental initiatives to manage economic conditions.

Our business model is dependent on government entities and companies around the world adopting and entering into contracts for the implementation for our technologies and services. Adverse national and international economic conditions may reduce the future availability of funding counterparties have to spend on our services, which would negatively impact our revenues and our ability to commercialize our operations. Such conditions could also make it difficult or impossible for us to secure financing on acceptable terms or at all, and could materially increase the cost of our operations. Our cost estimates and assumptions are also sensitive to macroeconomic factors, and their accuracy could likely be impacted by unanticipated changes in such factors. It is not possible to accurately predict all of the potential adverse impacts on the Company, if any, of current and future economic conditions on its financial condition, operating results and cash flow; however, any of these macroeconomic conditions could negatively impact our strategic partners, suppliers, customers and the industry as a whole, which could materially affect our business, financial condition, and results of operations.

Our ability to rely on global supply chains for source components and/or raw materials may be impacted by tariffs, trade disputes, or other changes in trade policy or trade regulation.

We plan to rely on global supply chains to source components and materials essential for our business, including for our UCS canisters, casings used to line our deep borehole repositories and other related equipment. The imposition of new or increased tariffs, trade restrictions, or other changes in trade policy by the United States or other countries could increase our costs of materials and components, require us to find additional or alternative suppliers, or force adjustments to our pricing structure and capital budget. These changes could reduce our profit margins, may impact our licenses or may require additional regulatory approval, or could otherwise disrupt our business operations. In particular, recent global trade tensions and policy shifts have created an unpredictable environment for businesses operating across international borders. Changes in trade agreements, sanctions, export controls, and customs regulations may limit our ability to source materials from certain countries or entities, potentially forcing rapid and costly adjustments to our supply chain. Trade policies can change with limited notice, making long-term planning difficult and increasing operational costs. Any significant disruption to our supply chain resulting from tariffs or trade policy changes could have a material adverse effect on our business, financial condition, and ability to meet projected deadlines and milestones.

The direct and indirect impact on us and our value chain from severe weather and other effects of climate change could adversely affect our financial condition, operating results, and cash flows.

Our operations, and those of our value chain, may in the future be adversely impacted by flooding, wildfires, high winds, drought and other natural disasters and catastrophic events. Climate change is expected to increase the frequency and intensity of certain such events, as well as contribute to chronic changes (such as in weather patterns or water levels) that may result in various adverse impacts. Even if these events do not directly impact us or our value chain, they may indirectly impact us and our value chain through increased insurance, energy, or other costs. In addition, although the ongoing transition to non-carbon-based energy is creating significant opportunities for us and parts of our value chain, the transition also presents certain risks, including macroeconomic risks related to higher energy costs and energy shortages, among other things. These direct and indirect impacts from climate change could adversely affect our financial condition, operating results, supply chain and cash flows.

Litigation or legal proceedings could expose us to significant liabilities, occupy a considerable amount of our management’s time and attention, and damage our reputation.

We may, from time to time, be a party to various litigation claims and legal proceedings. We will evaluate these claims and proceedings to assess the likelihood of unfavorable outcomes and estimate, if possible, the amount of potential losses. Claims made or threatened by our suppliers, customers, competitors, or current or former employees could adversely affect our relationships, damage our reputation or otherwise adversely affect our business, financial condition, or results of operations. The costs associated with defending legal claims and paying damages could be substantial. Our reputation could also be adversely affected by such claims, whether or not successful.

We are subject to U.S. and foreign anti-corruption and anti-money laundering laws and regulations. We can face criminal liability and other serious consequences for violations, which can harm our business, prospects, financial condition and operating results.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, and other anti-corruption, anti-bribery and anti-money laundering laws in countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, business partners, third-party intermediaries, representatives, and agents from authorizing, promising, offering or providing, directly or indirectly, improper payments or anything else of value to government officials, political candidates, political parties, or commercial partners for the purpose of obtaining or retaining business or securing an improper business advantage.

We have direct and indirect interactions with foreign officials, including in furtherance of sales to governmental entities in foreign countries. We sometimes leverage third parties to conduct our business abroad, and our third-party business partners, representatives, and agents may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of our employees or these third-parties, even if we do not explicitly authorize or have actual knowledge of such activities. The FCPA and other applicable laws and regulations also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. While we have policies and procedures to address compliance with such laws, there can be no assurance that all of our employees, business partners, third-party intermediaries, representatives and agents will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible. Our exposure for violating these laws increases as our international presence expands and as we increase sales and operations in foreign jurisdictions.

Any violations of the laws and regulations described above may result in whistleblower complaints, adverse media coverage, investigations, substantial civil and criminal fines and penalties, damages, settlements, prosecution, enforcement actions, imprisonment, the loss of export or import privileges, suspension or debarment from government contracts, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences, any of which could adversely affect our business, prospects, financial condition and operating results. In addition, responding to any investigation or action will likely result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees.

Being a public company can be administratively burdensome and will significantly increase our legal and financial compliance costs.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act, the Exchange Act and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act. In addition, the listing requirements of any national securities exchange or other exchange and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will significantly increase our legal and financial compliance costs and will make some activities more time-consuming and costly. Among other things, we are required to:

●	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	maintain policies relating to disclosure controls and procedures;

●	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

●	institute a more comprehensive compliance function, including with respect to corporate governance; and

●	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders is expensive and much greater than that of a privately-held company, and compliance with these rules and regulations will require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of our board of directors and management. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage. These factors could also make it more difficult for us to attract and retain qualified executives and members of our board of directors.

Our management as a group has limited experience in operating a publicly traded company.

Our management team may not successfully or effectively manage operating as a public company subject to significant regulatory oversight and reporting obligations under U.S. securities laws. Our executive officers as a group have limited experience in the management of a publicly traded company. Their limited experience in dealing with the increasingly complex laws applicable to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of our company. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies. Any failure by us to effectively and efficiently meet our obligations as a publicly traded company could have a material adverse effect on our business, prospects, financial condition and operating results and/or result in legal liability or other negative consequences.

Risks Related to Ownership of Our Common Stock

The shares of common stock issued in the Merger and the Offering are “restricted securities” and, as such, may not be sold except in limited circumstances.

The offer and sale of the shares of common stock issued in the Merger and the Offering have not been registered under the Securities Act or registered or qualified under any state securities laws in reliance on exemptions contained in and under those laws. Accordingly, such shares of common stock are “restricted securities” as defined in Rule 144 promulgated under the Securities Act and must, therefore, be held indefinitely unless their offer and sale is registered under applicable federal and state securities laws, or an exemption is available from the registration requirements of those laws. The book-entry accounts representing the shares of common stock issued in the Merger and the Offering reflect their restricted status.

We have agreed to register the resale of the shares of common stock issued in the Merger and the Offering. There can be no assurance, however, that the SEC will declare the registration statement effective, thereby enabling the shares of common stock issued in the Merger or the Offering to be freely tradable. In addition, Rule 144 under the Securities Act, which permits the resale, subject to various terms and conditions, of limited amounts of restricted securities after they have been held for six months, will not immediately apply to our common stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. We believe this requirement to file Form 10 information has been satisfied by the filing of this Report. Because, as a former shell company, the reporting requirements of Rule 144(i) will apply regardless of holding period, the restrictive legends on the book-entry accounts representing the shares of common stock issued in the Merger and the Offering cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act.

The availability of the “qualified small business stock” exclusion under Section 1202 of the Code is a highly fact-intensive and personalized analysis subject to numerous factors, many of which are outside of our control, and we cannot assure you that an investment in our common stock will qualify for such exclusion.

The determination of whether an investment in a business such as ours constitutes an investment in “qualified small business stock” within the meaning of Section 1202 of the Code involves a highly fact-intensive analysis, and the availability to an investor of the qualified small business stock exclusion is subject to numerous uncertainties, many of which are outside of our control. Thus, we cannot assure you that an investment in our common stock will qualify for the qualified small business stock tax exclusion. Investors are cautioned to seek the counsel of their own individual tax advisors with regard to the availability or unavailability of such exclusion as applied to an investment in our common stock.

If we are unable to register in a timely manner the shares of common stock issued to stockholders in the Merger or the Offering, then the ability to re-sell shares of our common stock so issued will be delayed.

We have agreed, at our expense, to prepare and file with the SEC a registration statement registering the resale of an aggregate of 58,369,146 shares of our common stock issued in connection with the Merger and the Offering, including the shares of our common stock issuable upon exercise of the Placement Agent Warrants; the shares of common stock issued in exchange for all of the equity securities (including 2018 EIP Options, to the extent exercised as of immediately prior to the Effective Time) of Deep Isolation that were outstanding immediately prior to the Closing; (iv) the Retained Pre-Merger Shares; and (v) the Advisor Shares. There are many reasons, including some over which we have little or no control, which could keep the registration statement from being declared effective by the SEC, including delays resulting from the SEC review process and comments raised by the SEC during that process. The shares of common stock covered by such registration statement will not be eligible for resale until the registration statement is effective or an exemption from registration, such as Rule 144, becomes available. If the registration statement is not filed within 60 days of the closing of the Offering, then we may be subject to certain liquidated damages pursuant to the registration rights agreement we entered into with the holders of 58,369,146 shares of our common stock issued in connection with the Merger and the Offering. See “The Merger and Related Transactions-Registration Rights” for more information.

There is currently no market for our common stock and there can be no assurance that any market will ever develop. You may therefore be unable to re-sell shares of our common stock at times and prices that you believe are appropriate.

Our common stock is not listed on a national securities exchange or any other exchange, or quoted on an over-the-counter market. Therefore, there is no trading market, active or otherwise, for our common stock and our common stock may never be included for trading on any stock exchange, automated quotation system or any over-the-counter market. Accordingly, our common stock is highly illiquid and you will likely experience difficulty in re-selling such shares at times and prices that you may desire.

Our common stock may not be eligible for listing or quotation on any securities exchange or over-the-counter trading system.

We do not currently meet the initial quantitative listing standards of any national securities exchange or over-the-counter trading system. We cannot assure you that we will be able to meet the initial listing standards of any national securities exchange, or, if we do meet such initial listing standards, that we will be able to maintain any such listing. Further, the national securities exchanges are adopting so-called “seasoning” rules that will require that we meet certain requirements, including prescribed periods of time trading over-the-counter and minimum filings of periodic reports with the SEC, before we are eligible to apply for listing on such national securities exchanges. We intend to contact an authorized market maker for an over-the-counter quotation system for sponsorship of our common stock, but we cannot guarantee that such sponsorship will be approved and our common stock listed and quoted for sale. Even if our common stock is quoted for sale on an over-the-counter quotation system, buyers may be insufficient in numbers to allow for a robust market and it may prove impossible to sell your shares. In addition, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

The market price and trading volume of our common stock may be volatile and could decline significantly following the Merger.

The quotation systems, including the OTCQB, or stock exchanges, including Nasdaq, on which our common stock may be quoted or on which our common stock may be listed in the future have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for our common stock following the Merger, the market price of our common stock may be volatile and could decline significantly. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above the market price of our common stock as of the date of the consummation of the Merger. We cannot assure you that the market price of common stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

●	the realization of any of the risk factors presented in this Report;

●	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, results of operations, level of indebtedness, liquidity or financial condition;

●	additions and departures of key personnel;

●	failure to comply with the requirements of the OTCQB market, or following our potential up listing on Nasdaq;

●	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

●	future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases, of our common stock;

●	publication of research reports about us, or our industry;

●	the performance and market valuations of other similar companies;

●	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

●	speculation in the press or investment community;

●	actual, potential or perceived control, accounting or reporting problems; and

●	changes in accounting principles, policies and guidelines.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

The designation of our common stock as “penny stock” would limit the liquidity of our common stock.

Our common stock may be deemed a “penny stock” (as that term is defined under Rule 3a51-1 of the Exchange Act) in any market that may develop in the future. Generally, a “penny stock” is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stock in start-up companies is among the riskiest equity investments. Broker-dealers who sell penny stock must provide purchasers with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stock and the nature and level of risks involved in investing in the penny stock market. A broker must also provide purchasers with bid and offer quotations and information regarding broker and salesperson compensation and make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. If our common stock is deemed “penny stock,” because of penny stock rules, there may be less trading activity in any market that develops for our common stock in the future and stockholders are likely to have difficulty selling their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our common stock.

Because we became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we did not become a reporting company by conducting an underwritten initial public offering of our common stock, and because we will not be listed on a national securities exchange, security analysts of brokerage firms may not provide coverage of our Company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we became a public reporting company by means of an underwritten initial public offering, because they may be less familiar with our Company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. The failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our common stock.

Because the Merger was a reverse merger, the registration statement we file with respect to the shares of common stock received by investors in the Merger might be subject to heightened scrutiny by the SEC, and we may not be able to attract the attention of major brokerage firms.

Additional risks may exist as a result of our becoming a public reporting company through a “reverse merger.” Certain SEC rules are more restrictive when applied to reverse merger companies, such as the ability of stockholders to re-sell their shares of common stock pursuant to Rule 144, and the SEC may subject the registration statement we file with respect to the shares of common stock received by investors in the Merger and the Offering to heightened scrutiny. In addition, securities analysts of major brokerage firms may not provide coverage of our capital stock or business. Because we became a public reporting operating company through a reverse merger, there is no incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to provide analyst coverage of our capital stock or business in the future.

As a result of the consummation of the Merger, we are now obligated to develop and maintain proper and effective internal control over financial reporting. If we fail to develop and maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired. In addition, the presence of material weaknesses increases the risk of material misstatement of the consolidated financial statements.

Following the consummation of the Merger, we became a public company and are required, pursuant to Section 404(a) of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting on our annual report on Form 10-K. Effective internal control over financial reporting is necessary for reliable financial reports and, together with adequate disclosure controls and procedures, such internal controls are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet its reporting obligations. Ineffective internal controls could also cause investors to lose confidence in reported financial information, which could have a negative effect on the trading price of our common stock.

The report by management will need to include disclosure of any material weaknesses identified in internal control over financial reporting. However, for as long as we are an “emerging growth company” under the JOBS Act following the consummation of the Merger, our independent registered public accounting firm will not be required to attest to the effectiveness of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act. Management’s assessment of internal controls, when implemented, could detect problems with internal controls, and an independent assessment of the effectiveness of internal controls by our auditors could detect further problems that management’s assessment might not, and could result in the identification of material weaknesses that were not otherwise identified. Undetected material weaknesses in internal controls could lead to financial statement restatements and require us to incur the expense of remediation. We are required to disclose changes made in internal controls and procedures on a quarterly basis. To comply with the public company requirements, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

We are in the early stages of developing the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete its evaluation, testing, and any required remediation in a timely fashion. During the evaluation and testing process, if we identify material weaknesses in internal control over financial reporting, we will be unable to assert that internal control over financial reporting is effective.

If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of its internal control, including as a result of the material weaknesses described above, we could lose investor confidence in the accuracy and completeness of financial reports, which would cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the SEC. In addition, if we are unable to continue to meet these requirements, we may not be able to remain quoted on any over-the-counter trading system, or following any potential listing, listed on any securities exchange.

We are an emerging growth company and a smaller reporting company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies and smaller reporting companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including:

●	exemption from the requirement that our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and annual report on Form 10-K; and

●	exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We could be an emerging growth company for up to five years following the completion of the Merger. Our status as an emerging growth company will end as soon as any of the following takes place:

●	the last day of the fiscal year in which we have more than $1.235 billion in annual revenues;

●	the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;

●	the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

●	the last day of the fiscal year ending after the fifth anniversary of the completion of this Merger.

We cannot predict if investors will find our common stock less attractive if we choose to rely on any of the exemptions afforded emerging growth companies. If some investors find our common stock less attractive because we rely on any of these exemptions, there may be a less active trading market for our common stock, to the extent that such a market develops, and the market price of our common stock may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this provision of the JOBS Act. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies. Therefore, our consolidated financial statements may not be comparable to those of companies that comply with new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a “smaller reporting company” even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenues is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

We may face risks related to securities litigation that could result in significant legal expenses and settlement or damage awards.

We may in the future become subject to claims and litigation alleging violations of the securities laws or other related claims, which could harm our business and require us to incur significant costs. Significant litigation costs could impact our ability to comply with certain financial covenants under our credit agreement. We are generally obliged, to the extent permitted by law, to indemnify our current and former directors and officers who are named as defendants in these types of lawsuits. Regardless of the outcome, litigation may require significant attention from management and could result in significant legal expenses, settlement costs or damage awards that could have a material impact on our financial position, results of operations and cash flows.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Our restated certificate of incorporation and our restated bylaws that became effective upon completion of the Merger contain provisions that could delay or prevent a change in control of our company. These provisions could also make it difficult for stockholders to elect directors who are not nominated by current members of our board of directors or take other corporate actions, including effecting changes in our management. These provisions:

●	establish a classified board of directors so that not all members of our board are elected at one time;

●	permit only the board of directors to establish the number of directors and fill vacancies on the board;

●	provide that directors may only be removed “for cause” and only with the approval of a majority of our stockholders;

●	require majority voting to amend some provisions in our restated certificate of incorporation and restated bylaws;

●	authorize the issuance of “blank check” preferred stock that our board could use to implement a stockholder rights plan;

●	eliminate the ability of our stockholders to call special meetings of stockholders;

●	prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

●	prohibit cumulative voting; and

●	establish advance notice requirements for nominations for election to our board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

In addition, our restated certificate of incorporation will provide that the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law (the “DGCL”), our restated certificate of incorporation, or our restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our restated certificate of incorporation provides that the federal district courts of the United States of America will, unless we consent in writing to an alternative forum, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (“Federal Forum Provision”). Our decision to adopt a Federal Forum Provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurance that federal courts or state courts will follow the holding of the Delaware Supreme Court or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court. While neither the exclusive forum provision nor the Federal Forum Provision applies to suits brought to enforce any duty or liability created by the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder also must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal Forum Provision. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum of their choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers, and other employees.

In addition, Section 203 of the DGCL may discourage, delay or prevent a change in control of our company. Section 203 imposes certain restrictions on mergers, business combinations and other transactions between us and holders of 15% or more of our common stock.

We do not intend to pay dividends for the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our capital stock, and we do not intend to pay any cash dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, our stock price and trading volume could decline.

Our stock price and trading volume following our quotation on the OTCQB, if any, or following our potential listing on a securities exchange, if any, will be heavily influenced by the way analysts and investors interpret our financial information and other disclosures. Securities and industry analysts do not currently, and may never, publish research on our business. If few securities or industry analysts commence coverage of us, our stock price could be negatively affected. If securities or industry analysts downgrade our common stock, or publish negative reports about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our stock price to decline and could decrease the trading volume of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the audited financial statements for the year ended December 31, 2024 and 2023 as well as the unaudited interim condensed financial statements for the three months ended March 31, 2024 and 2025 and the related notes thereto, included elsewhere in this Report. Some of the information contained in this discussion and analysis or set forth elsewhere in this Report, including information with respect to our plans and strategy for our business, includes forward-looking statements involving risks and uncertainties as described under the heading “Forward-Looking Statements” elsewhere in this Report. You should review “Risk Factors” in this Report for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements and could otherwise affect our intended plans of operations. The financial information included herein is shown in thousands (000s) unless otherwise indicated.

Overview

The Merger

On July 23, 2025, Aspen, Acquisition Sub and Deep Isolation entered into the Merger Agreement. Pursuant to the terms of the Merger Agreement, on the Closing Date, Acquisition Sub merged with and into Deep Isolation, with Deep Isolation continuing as the surviving corporation. As a result of the Merger, Deep Isolation became our wholly owned subsidiary and will continue its existing business operations. Additionally, we changed our name to Deep Isolation Nuclear, Inc. and will continue to be a public reporting company.

At the Effective Time of the Merger, we issued 44,110,362 shares of our common stock to existing holders of Deep Isolation Capital Stock (including to holders of 2018 EIP Options who elected to exercise their options before the Effective Time of the Merger). We also assumed the Assumed Options and reserved a total of 10,888,601 shares of our common stock under the 2025 EIP, which includes 5,888,601 shares of our common stock issuable upon the valid exercise of the Assumed Options and 5,000,000 shares of our common stock available for future issuances of awards under the 2025 EIP. Aspen’s existing stockholders continued to hold an aggregate of 2,166,667 Retained Pre-Merger Shares, and on the Closing Date we also issued 83,333 Advisor Shares to Mr. Kashani in consideration for services rendered in connection with the Merger.

The Offering

Immediately following the Effective Time of the Merger, we sold 11,012,387 shares of our common stock at a price of $3.00 per share in the Offering. In connection with the Offering, we also issued to (i) each of the Placement Agents A Warrants to purchase an aggregate of 829,730 shares of our common stock at an exercise price of $3.00 per share and (ii) certain of the Placement Agents B Warrants to purchase an aggregate of $500,000 worth of shares of our common stock at an exercise price of $0.0001 per share.

The table directly below presents a fully-diluted capitalization table after giving effect to the Merger, the Offering, and adoption of the 2025 EIP, and related transactions:

Pro Forma Ownership	Shares	Fully Diluted %
Deep Isolation Stockholders	44,110,362	63.69%
Private Placement Investors	9,161,570	13.23%
Insider Investors(1)	1,850,817	2.67%
Retained Pre-Merger Shares	2,166,667	3.13%
Advisor Shares	83,333	0.12%
Placement Agent A Warrants	829,730	1.20%
Placement Agent B Warrants	166,667	0.24%
2025 EIP Option Shares Reserved But Unissued(1)	10,888,601	15.72%
Total shares outstanding	69,257,747	100%

(1)	Existing officers, directors and stockholders of Deep Isolation and their respective friends and family who participated in the Offering are referred to herein as the “Insider Investors.”
(2)	Includes 5,888,601 shares of common stock issuable upon the exercise of the Assumed Options.

Accounting Considerations

The historical financial statements and related footnotes filed as exhibits 99.1 and 99.2 hereto include descriptions of Deep Isolation’s previously outstanding Capital Stock; however, in connection with the Merger, all shares of Deep Isolation’s Capital Stock, including all shares of Deep Isolation’s Preferred Stock, were converted into shares of our common stock. See “The Merger and Related Transactions” above for detailed information regarding the Transactions and the related conversion of the shares of Deep Isolation’s Capital Stock.

For financial reporting purposes, the Merger was treated as a recapitalization and reverse acquisition. Deep Isolation is considered the acquirer for accounting purposes, meaning that the historical financial results of Deep Isolation prior to the Merger are considered our historical financial results under applicable accounting principles. Thus, a discussion of the past financial results of Aspen is not pertinent.

Background

Global demand for reliable, clean energy is growing rapidly, fueled by increased power demand (including from AI and data centers) climate change and extreme weather events, recent geopolitical events, and increased load forecasts. Nuclear energy is, as the Company believes it should be, a critical contributor to the energy future. One of the biggest challenges to the adoption and deployment of nuclear energy solutions has been managing the disposal of nuclear waste.

From its founding in 2016, Deep Isolation’s mission has been—and continues to be—to revolutionize the disposal of nuclear waste through the development and commercialization of innovative solutions for temporary storage and transportation of HLW, including SNF, and for permanent disposal of HLW in deep underground boreholes.

Following years of research and technical due diligence, Deep Isolation developed a solution for the permanent disposal of nuclear waste by packing the waste into patent-protected, corrosion-resistant canisters and then employing directional drilling to isolate the canisters in deep boreholes drilled into suitable rock formations deep underground. This technology will allow nuclear waste to be stored much deeper below the Earth’s surface than waste stored in mined repositories, increasing the safety of nuclear waste storage. The Company’s patented canisters can also be used for above-ground interim storage with no repackaging (or minimal repackaging where alternative canisters have been used for interim storage purposes). Deep Isolation believes its solutions will offer viable nuclear waste disposal solutions, reducing both human exposure to radioactive isotopes and the overall cost of nuclear waste disposal.

To date and for the foreseeable future, we will pursue grants, contracts, and awards from the U.S. federal government and certain foreign governments and NGOs to support research and development efforts geared toward studying and demonstrating the feasibility of our technologies and the use of DBD generally. We have not yet entered into a binding agreement with any customer to temporarily store or permanently dispose of nuclear waste through the implementation of our solutions, and there is no guarantee that we will be able to do so in the future.

Deep Isolation’s wholly owned subsidiary, Freestone, is a multi-discipline environmental and water resources consulting firm to federal, state, municipal and private clients. We believe its array of services is complimentary to Deep Isolation’s core disposal solution business.

Our leadership team has a combined 100+ years of direct experience with nuclear solutions and engineering, government and community engagement and global strategy development. Our advisory board includes preeminent experts and Nobel laureates in nuclear science, technology and policy, as well as business leaders and entrepreneurs. We believe that the depth of our expertise and our technology solutions uniquely position us to become the market leader in the nuclear waste storage and disposal industry.

Our Intended Business

Net of offering expenses, we received approximately $27,737 thousand in net proceeds from the Offering that we expect to use to execute the next step in our business plan, which has the following significant elements:

●	Full-scale Demonstration — we expect to use the net proceeds from the Offering primarily to fund the full-scale demonstration facility currently under development in Texas. We believe that full-scale demonstrations of our DBD technologies will validate the safety and feasibility of our solution and foster enhanced engagement and support from potential clients identified in our pre-sales engagement stage and current clients who have engaged us for strategic appraisal and operational planning services.

●	Increased Client Engagement — we expect that such validation of our DBD technologies through full-scale demonstrations will further support the execution of our sales pipeline, including active proposals for commercial contracts and additional governmental subsidies. We believe such demonstrations will also foster enhanced client engagement generally and facilitate advancement of clients through the familiarization, confidence building and product adoption stages of our client engagement process.

●	Product Adoption — ultimately, our goal is to be the leading provider of permanent HLW and SNF disposal services globally. We believe that the broader client engagement expected to result from full-scale demonstrations of our DBD technologies will result in additional strategic appraisal and operational planning contracts, which are in turn expected to result in implementation contracts.

However, we anticipate that we will continue to experience operating losses in 2025 and 2026 as we seek to implement our long-term strategic plan. Additionally, the adoption of our technologies in the United States will require Congressional action in the form of legislative changes, which we cannot guarantee will occur or, even if it does occur, be favorable to our objectives and business plan. As a result, we may not achieve the growth potential we expect or may grow more slowly than expected, and it is difficult to project the success of our business model and operations. See “Business—Government Regulations” above for further discussion of current regulatory limitations on our operations. Our ability to promote and facilitate the adoption of our technologies, as well as our future success and financial performance, is dependent upon numerous factors, including those discussed under the caption “Risk Factors.”

Components of Results of Operations

Revenue

The Company derives its revenue primarily from environmental remediation supporting services, consulting services and technology development grants related to nuclear waste disposal services globally. Revenue is recognized when the Company satisfies its performance obligations to its customers, which generally occurs at a set delivery of the deliverables as specified in its customer contracts, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company reports any tax assessed by a governmental authority that the Company collects from its customers that is both imposed on and concurrent with its revenue-producing activities (such as sales, use, value-added and excise taxes) on a net basis (meaning the Company does not recognize these taxes in either its revenues or its costs and expenses).

Operating Expenses

Cost of services includes all direct costs incurred in delivering the Company’s nuclear waste disposal solutions. These costs are primarily comprised of salaries, subcontractor fees, and direct costs which are directly attributable to the provision of the services described above.

Depreciation and amortization expenses include depreciation of property, plant and equipment and amortization of intangible assets. Depreciation is based on the estimated useful lives of the assets using the straight-line method. All intangible assets are amortized on a straight-line basis over their respective estimated useful lives.

Selling, general and administrative expenses primarily consist of costs associated with administrative staff salaries, facilities, utilities, insurance, marketing & advertising, stock-based compensation, legal fees and other office expenses related to the Company’s business functions. Selling, general and administrative expenses also include research and development expenses which include legal fees and registration fees related to the Company’s pursuit and filing of a patent.

Other Income (Expense), Net

Other income (expense) consists primarily of interest income, interest expenses, foreign currency exchange gain (loss), and other miscellaneous expenses.

Results of Operations

Comparison of the Three Months Ended March 31, 2025 and 2024

The following table sets forth our summarized consolidated financial information for the periods indicated (in thousands):

	Three Months Ended March 31,
	2025	2024	$ Change	% Change

Revenue	$1,520	$1,774	$(254)	(14%)
Cost of services (exclusive of depreciation shown separately below)	(662)	(883)	221	(25%)
Gross profit	858	891	(33)	(4%)

Operating Expenses:
Depreciation and amortization expense	29	27	2	7%
Selling, general and administrative expenses	988	1,077	(89)	(8%)
Total operating expenses	1,017	1,104	(87)	(8%)

Loss from operations	(159)	(213)	54	(25%)

Other income (expense), net	(1)	71	(72)	(101%)
Net loss before income taxes	(160)	(142)	(18)	13%

Provision for income taxes	1	1	-	-%
Net loss	$(161)	$(143)	$(18)	13%

Other comprehensive income (loss):
Foreign currency translation adjustments	(49)	224	(273)	(122)%
Total other comprehensive income (loss)	(49)	224	(273)	(122)%
Net loss and other comprehensive loss	$(210)	$81	$(291)	(359%)

Revenue

Revenue decreased by approximately $254 thousand, or 14%, for the three months ended March 31, 2025, compared to the three months ended March 31, 2024. The decrease in revenue was primarily attributable to a decrease in the scope of work for Freestone’s contracts during the period, partially offset by a slight increase in the number of Deep Isolation’s contracts. Deep Isolation’s revenue had a slight increase quarter over quarter as existing contracts continued to be executed and the work scopes on those contracts included increased revenues and deliverables toward the end of the projects. Freestone’s revenue decreased quarter over quarter due to an increase in the number of fixed-price contracts as compared to variable-price contracts and reduced task orders under certain master contracts due to reviews instituted pursuant to recently issued Executive Orders.

Operating Expenses

Cost of services decreased by approximately $221 thousand, or 25%, for the three months ended March 31, 2025, compared to the three months ended March 31, 2024. The decrease in cost of services was primarily attributable to a decrease in the scope of work for Freestone’s contracts during the period. The decrease in Freestone’s scopes of work resulted in fewer billable hours for existing employees and a reduced need for subcontractors, and thus a reduction in overall cost of services.

Depreciation and amortization expense remained relatively constant for the three months ended March 31, 2025, compared to the three months ended March 31, 2024. Depreciation and amortization expense includes depreciation of property, plant and equipment and amortization of intangible assets.

Selling, general and administrative expenses decreased by approximately $89 thousand, or 8%, for the three months ended March 31, 2025, compared to the three months ended March 31, 2024. The decrease in selling, general and administrative expenses was primarily attributable to the decrease in contractual scopes of work as described above, as well as to lower legal, benefits, marketing and overhead labor costs that were partially offset by higher accounting expenses.

Other Income (Expense), Net

Other income (expense), net decreased by approximately $72 thousand, or 101%, for the three months ended March 31, 2025, compared to the three months ended March 31, 2024, due to other income in the prior period resulting from insurance recoveries.

Net Loss

Net loss increased by $18 thousand, or 13%, for the three months ended March 31, 2025, compared to the three months ended March 31, 2024, due to the fluctuations described above under “Revenue,” “Operating Expenses,” and “Other Income (Expense), Net.”

Comparison of the Years Ended December 31, 2024, and 2023

The following table sets forth our historical consolidated statements of operations data for the periods indicated (in thousands):

	Years Ended December 31,
	2024	2023	$ Change	% Change

Revenue	$7,053	$5,375	$1,678	31%
Cost of services (exclusive of depreciation shown separately below)	(3,665)	(3,068)	(597)	19%
Gross profit	3,388	2,307	1,081	62%

Operating Expenses:
Depreciation and amortization expense	110	104	6	6%
Selling, general and administrative expenses	4,344	5,382	(1,038)	(19%)
Loss on conversion of SAFE notes	-	379	(379)	(100%)
Total operating expenses	4,454	5,865	(1,411)	(24%)

Loss from operations	(1,066)	(3,558)	2,492	(70%)

Other income (expense), net	73	3	70	2,333%
Net loss before income taxes	(993)	(3,555)	2,562	(72%)

Provision for income taxes	(1)	(1)	-	-%
Net loss	$(994)	$(3,556)	$2,562	(72%)

Other comprehensive income (loss):
Foreign currency translation adjustments	(18)	124	(142)	(115%)
Total other comprehensive income (loss)	(18)	124	(142)	(115%)
Net loss and other comprehensive loss	$(1,012)	$(3,432)	$2,420	(71%)

Revenue

Revenue increased by approximately $1,700 thousand, or 31%, for the year ended December 31, 2024, compared to the year ended December 31, 2023. The increase in revenue was primarily attributable to new contracts and grants, as well as an increase in the scope of work for existing clients for both Deep Isolation and Freestone. Deep Isolation was awarded six new contracts in 2023, of which most continued into 2024. Three of the contracts were awarded in conjunction with advanced reactor grants from the DOE, and the associated projects are generally back-end loaded as disposal aspects are more defined towards the end of the project. Further, during the year ended December 31, 2024, Freestone had additional work at the DOE Hanford cleanup site that included the installation of additional monitoring wells and data quality reviews.

Operating Expenses

Cost of services increased by approximately $600 thousand, or 19%, for the year ended December 31, 2024, compared to the year ended December 31, 2023. The increase in cost of services was primarily attributable to additional labor and subcontractors required to execute new contracts and grants, as well as an increase in the scopes of work for existing clients of Deep Isolation and Freestone. The Company generally has staff on hand to support a baseload of work from existing contracts, but also hires subcontractors for specialized needs or when contracts require more than short-term baseloads.

Depreciation and amortization expense remained relatively constant for the year ended December 31, 2024, compared to the year ended December 31, 2023. Depreciation and amortization expense includes depreciation of property, plant and equipment and amortization of intangible assets.

Selling, general and administrative expenses decreased by approximately $1,000 thousand, or 19%, for the year ended December 31, 2024, compared to the year ended December 31, 2023. The decrease in selling, general and administrative expenses was primarily attributable to the decrease in stock-based compensation expense as most of the stock options under the Company’s 2018 EIP fully vested during the year ended December 31, 2023.

Loss on conversion of SAFE notes decreased by approximately $400 thousand, or 100%, for the year ended December 31, 2024, compared to the year ended December 31, 2023 because all of the Company’s SAFE notes were converted in the prior period.

Other Income (Expense), Net

Other income (expense), net increased by approximately $70 thousand, or 2,333%, for the year ended December 31, 2024, compared to the year ended December 31, 2023, due to other income resulting from insurance recoveries.

Net Loss

Net loss decreased by $2,600 thousand, or 72%, for the year ended December 31, 2024, compared to the year ended December 31, 2023, due to the fluctuations described above under “Revenue,” “Operating Expenses,” and “Other Income (Expense), Net.”

Liquidity and Capital Resources

Since inception, we have financed our operations primarily through the issuance and sale of our equity and debt securities. Our primary requirements for liquidity and capital are to finance working capital and capital expenditures associated with operating and managing the Company, as well as for general corporate purposes. As of March 31, 2025, our principal source of liquidity was our cash balance of $2,100 thousand. Since our inception, we have generated significant operating losses as reflected in our accumulated deficit of $27,300 thousand as of March 31, 2025; however, we generated a positive cash flow of $13 thousand for the three months ended March 31, 2025. We expect that our investments and operating expenses will be approximately $13,000 thousand over the next twelve months, comprised of approximately $6,000 thousand in capital expenditures expected to be made during such period for the development of the full-scale demonstration facility in Texas and $7,000 thousand in operating costs expected to be incurred during such period.

As discussed above, we have approximately $27,737 thousand additional cash on hand, net of Offering expenses, as a result of the Offering to pursue our business plan. We believe our existing cash, together with net proceeds from the Offering, will be sufficient to meet our operating working capital and capital expenditure requirements for at least the next twelve months. However, our management team will have broad discretion in making strategic decisions to execute our growth plans, and there can be no assurance that management’s decisions will result in successful achievement of our business objectives.

Cash Flows

Three Months Ended March 31, 2025 and 2024

As of March 31, 2025, our cash and cash equivalents were $2,100 thousand. The following table shows a summary of our cash flows for the periods presented (in thousands):

	Three Months Ended March 31,
	2025	2024	Change	Change %
Net cash provided by (used in) operating activities	$13	$(655)	$668	102%
Net cash used in investing activities	(31)	-	(31)	(100%)
Net cash provided by financing activities	66	409	(343)	(84%)
Net increase (decrease) in cash	48	(246)	294	120%
Effect of exchange rate on cash and cash equivalents	(49)	224	(273)	(122%)
Cash, beginning of period	2,149	2,761	(612)	(22%)
Cash, end of period	$2,148	$2,739	$(591)	(22%)

Operating Activities

Net cash used in operating activities decreased by $668 thousand, or 102%, to $13 thousand for the three months ended March 31, 2025 compared to the net cash used in operating activities of $655 thousand for the three months ended March 31, 2024. The decrease in cash used in operating activities was primarily attributable to favorable changes in working capital, including accounts receivable, and other current assets and liabilities.

Investing Activities

Net cash used in investing activities increased by $31 thousand, or 100%, to $31 thousand for the three months ended March 31, 2025 compared to no net cash used in investing activities for the three months ended March 31, 2024. The increase was driven by additions by the Company to property, plant and equipment.

Financing Activities

Net cash provided by financing activities decreased by $343 thousand, or 84%, to $66 thousand for the three months ended March 31, 2025 compared to the net cash provided by financing activities of $409 thousand for the three months ended March 31, 2024. The decrease in net cash provided by financing activities was primarily attributable to the sale and issuance of Series A Prime preferred stock during the three months ended March 31, 2024.

Years Ended December 31, 2024, and 2023

As of December 31, 2024, our cash and cash equivalents were $2,100 thousand. The following table shows a summary of our cash flows for the periods presented (in thousands):

	Years Ended December 31,
	2024	2023	Change	Change %
Net cash used in operating activities	$(1,201)	$(2,368)	$1,167	(49%)
Net cash used in investing activities	-	(35)	35	100%
Net cash provided by financing activities	607	3,114	(2,507)	(81%)
Net increase (decrease) in cash	(594)	711	(1,305)	(184%)
Effect of exchange rate on cash and cash equivalents	(18)	124	142	(115%)
Cash, beginning of period	2,761	1,926	835	43%
Cash, end of period	$2,149	$2,761	$(612)	(22%)

Operating Activities

Net cash used in operating activities decreased by $1,200 thousand, or 49%, to $1,200 thousand for the year ended December 31, 2024 compared to the net cash used in operating activities of $2,400 thousand for the year ended December 31, 2023. The decrease in operating cash outflow was primarily attributable to the decline in net loss of $2,600 thousand offset by unfavorable changes in working capital, including accounts receivable and other current assets.

Investing Activities

Net cash used in investing activities decreased by $35 thousand, or 100%, to zero for the year ended December 31, 2024 compared to $35 thousand in net cash used in investing activities for the year ended December 31, 2023. There were no additions to the Company’s property, plant and equipment in the year ended December 31, 2024 compared to the prior period.

Financing Activities

Net cash provided by financing activities decreased by $2,500 thousand, or 81%, to $607 thousand for the year ended December 31, 2024 compared to the net cash provided by financing activities of $3,100 thousand for the year ended December 31, 2023. The decrease in net cash provided by financing activities was primarily attributable to the issuance of SAFE notes for proceeds of $2,500 thousand in the prior period.

Indebtedness

The Company did not have indebtedness for any of the periods presented.

Contractual Obligations and Commitments

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. The Company is not a party to any litigation or proceeding, including any governmental proceeding, which our management believes could result in any judgments or fines against us that would have a material adverse effect on our financial position, liquidity or results of future operations.

Off-Balance Sheet Transactions

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, such as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Policies and Estimates

Our consolidated financial statements and the related notes thereto included in this Report are prepared in accordance with United States generally accepted accounting principles. The preparation of consolidated financial statements also requires us to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. These estimates are developed based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ significantly from the estimates made by management. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operation, and cash flows will be affected. We believe that the accounting policies described below involve a greater degree of judgment and complexity. Accordingly, these are the estimates we believe are most critical to aid in fully understanding and evaluating our consolidated financial condition, results of operations and future performance. We have described our significant accounting policies within Note 2 to our audited consolidated financial statements filed as Exhibit 99.1 to this Report.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation—Stock Compensation. The Company measures all stock-based awards granted to employees, directors and non-employee consultants based on the fair value on the date of the grant and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company historically has been a private company and lacks company-specific historical information for its stock. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expenses could be materially different for future awards.

Recent Accounting Pronouncements

A discussion of recently issued accounting pronouncements and recently adopted accounting pronouncements is included in Note 2 to our consolidated financial statements under the heading “Basis of Presentation and Summary of Significant Accounting Policies.”

Emerging Growth Company and Smaller Reporting Company Status

As an “emerging growth company,” under the JOBS Act, we are permitted to take advantage of an extended transition period for complying with new or revised accounting standards. We may elect to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we can adopt the new or revised standard at the time private companies adopt the new or revised standard and may do so until such time that we either irrevocably elect to opt out of such extended transition period or no longer qualify as an emerging growth company. We may choose to adopt any new or revised accounting standards early whenever such early adoption is permitted for private companies.

Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we choose to rely on available exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (auditor discussion and analysis), or (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. We will remain an emerging growth company until the earliest to occur of the following: (i) the last day of the fiscal year following the fifth anniversary of the date of its first sale of common equity securities pursuant to an effective registration statement; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act.

We are also a “smaller reporting company,” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be permitted to do so for so long as (i) our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers and directors as of July 23, 2025:

Name	Age	Positions
Executive Officers and Significant Employees
Elizabeth Muller	47	Chair of the Board and Executive Advisor (Part-Time)
Rod Baltzer	56	Director, President and Chief Executive Officer
Chris Parker	56	Chief Commercialization Officer
Sophie McCallum	38	Chief of Staff and Corporate Secretary
Jesse Sloane	44	Executive Vice President of Engineering
Steve Airhart	63	President—Freestone Environmental Services

Non-Employee Directors
Jonathon Angell(1)(2)(3)	53	Director
Kent S. Cole(1)(2)(3)	61	Director
Leslie Tepper(1)(2)(3)	59	Director

(1)	Member of the nominating and governance committee.
(2)	Member of the audit committee.
(3)	Member of the compensation committee.

Executive Officers and Significant Employees

Elizabeth Muller is the co-founder of Deep Isolation and has served as the Chair of the Board since the Company’s inception in 2016. She also served as the CEO of Deep Isolation until June 2024. Ms. Muller also serves as an executive advisor to Deep Isolation on a part-time basis in addition to her role as Chair of the Board. Effective upon the Merger, Ms. Muller became an executive advisor to Deep Isolation Nuclear on a part-time basis and was appointed as Chair and a Class C member of the Board of Directors of Deep Isolation Nuclear. Ms. Muller is the co-founder and CEO of Deep Fission, the co-founder and a former Executive Director of Berkeley Earth, a former director at Gov3 and was a Policy Advisor at the OECD. Ms. Muller is also a co-author of several of Deep Isolation’s patents. Ms. Muller is an environmentalist with expertise on global warming, stakeholder engagement, strategy, and communications. She holds a degree in Mathematics from University of California San Diego and an MBA from ESCP Business School in Paris. We believe Ms. Muller is qualified to serve on our Board due to her direct and sustained leadership experience as the co-founder and former CEO of Deep Isolation, guiding it through its formative stages and into the public markets. Her deep institutional knowledge of the Company, combined with her prior service on multiple corporate boards, provides both strategic insight and governance experience. Ms. Muller also brings environmental, technical and policy expertise and extensive experience in leadership and operations, particularly at early-stage companies.

Rod Baltzer was appointed as the President and CEO of Deep Isolation Nuclear and a Class A member of its Board of Directors, effective upon the Merger. Mr. Baltzer joined Deep Isolation in August 2018 and has served as its President and Chief Executive Officer since June 2024. Mr. Baltzer was also elected to the Board of Deep Isolation in 2024. Prior to serving as President and Chief Executive Officer, Mr. Baltzer served as Deep Isolation’s Chief Operating Officer from 2018 to 2024. Mr. Baltzer is the former President and CEO of Waste Control Specialists LLC (“WCS”), a leading provider of services for low-level radioactive waste, mixed low-level radioactive waste, and hazardous waste. At WCS he was responsible for all aspects of the business including the NRC license application for the consolidated interim storage of used nuclear fuel. Mr. Baltzer also actively maintained relationships with local community leaders and managed local, state and federal engagement with stakeholders. Mr. Baltzer is an expert in the low-level radioactive waste industry, generators, and national storage and disposal capabilities. Additionally, he successfully facilitated the 2018 sale of WCS to J.F. Lehman & Company. Mr. Baltzer received his Bachelor of Science in Agricultural Economics and Accounting from Oklahoma State University. Mr. Baltzer is also a Certified Public Accountant with experience in public company accounting and has previously served as the Chief Executive Officer of the wholly owned subsidiary of a publicly traded company, during which time he participated in the audits of such company’s financial statements. Mr. Baltzer has served on the Board since 2024, and we believe he is qualified to remain on the Board due to the institutional knowledge he brings as Chief Executive Officer of the Company, his leadership capabilities, and his 25 years of experience in the nuclear waste industry, including radioactive waste licensing and disposal, and stakeholder engagement, management and financial reporting.

Chris Parker was appointed as the Chief Commercialization Officer of Deep Isolation Nuclear effective upon the Merger. Mr. Parker has served as Deep Isolation’s Chief Commercialization Officer since May 2024. Mr. Parker also currently serves as Managing Director of Deep Isolation’s wholly owned subsidiary, Deep Isolation EMEA and has held such role since May 2020. Prior to his role as Managing Director, he served as Head of Business Development of Deep Isolation EMEA. From 2009 to the present day, Mr. Parker has also served as a director of CS Transform Limited (“CST”), a small, private company domiciled in the UK that in May 2021 transferred all of its employees, including Mr. Parker, to Deep Isolation EMEA. Additionally, Mr. Parker currently is a director of St. Aubyn Consulting Limited, which is a personal services company with a single customer, CST, and is the vehicle to which CST has paid for any time devoted by Mr. Parker to CST that exceed his directorial duties since the transfer of his employment to Deep Isolation EMEA. Formerly a senior civil servant reporting directly to the British Prime Minister on the digital transformation of the UK’s economy and public services, Mr. Parker has 16 years of experience delivering consultancy and change management at the board level. His experience working for government leaders and blue-chip companies across 40 countries is focused on the development of transformational services and on nurturing public-private partnerships to drive market innovation. Mr. Parker has more than 34 years of experience in stakeholder engagement, governance and partnership development for innovative solutions. Mr. Parker received his MBA with distinction from Imperial College London and Bachelor of Art in French and International Studies from University of Warwick. We believe that Mr. Parker is qualified to serve on Deep Isolation’s management team due to his extensive experience with government affairs and early stage startups.

Sophie McCallum was appointed as the Chief of Staff and Corporate Secretary of Deep Isolation Nuclear effective upon the Merger. Ms. McCallum has served as Deep Isolation’s Chief of Staff since May 2018. Prior to her role as Chief of Staff, Ms. McCallum was employed as a part-time consultant at Deep Isolation, beginning in February 2018. Ms. McCallum has 14 years of experience in growing and scaling early stage companies, fostering collaboration and implementing systems. She previously served as Director of Operations at ClinCapture and in an equity derivatives role at BNP Paribas. Ms. McCallum received her MBA in Entrepreneurial Studies and International Studies from ESCP Business School in Paris.

Jesse Sloane was appointed as the Executive Vice President of Engineering of Deep Isolation Nuclear effective upon the Merger. Mr. Sloane joined Deep Isolation in March 2022 and has served as the Executive Vice President of Engineering since that time. Mr. Sloane has 16 years of experience in SNF and waste management, fabrication and transportation, risk engineering and management of large-scale nuclear, capital, and construction projects. Prior to joining Deep Isolation, Mr. Sloane was a Senior Vice President at Marsh McLennan, a leading consulting, brokerage and claims advisory firm with business segments serving the nuclear industry, from August 2019 to March 2022. He is a former U.S. Naval Officer and lead engineer of Spent Fuel Disposal Projects of the Naval Nuclear Propulsion Program. Mr. Sloane is a licensed Professional Engineer. He received his Master of Engineering degree in Mechanical Engineering and Mechanics from Drexel University.

Steve Airhart has been the co-owner of Freestone, the Company’s wholly owned subsidiary, since 2004 and its President since 2019. Mr. Airhart has 39 years of experience as a geologist specializing in environmental investigations, compliance, spill response and cleanup actions. He has performed complex investigations of hazardous and radioactive wastes for the DOD and DOE’s Hanford Site, and is an Experienced Program Manager for large federal indefinite delivery/indefinite quantity contracts. Mr. Airhart received his Bachelor of Art degree in Geology from the University of Montana.

Non-Employee Directors

Jonathon Angell was appointed as a Class B member of the Board of Directors of Deep Isolation Nuclear, and a member of its audit committee, its nominating and governance committee and its compensation committee, effective upon the Merger. Mr. Angell serves as the chair of our audit committee. Prior to the Merger, Mr. Angell served as a member of Deep Isolation’s Board since January 2022. Mr. Angell is a Silicon Valley business advisor with over 20 years’ experience working with a broad array of businesses, from startups to Fortune 500 companies. He is also the owner and CEO of Angell Investments. He has executed company strategies leading to increased market share, brand dominance, return on investment, and high valuations for equity holders. Mr. Angell has worked with companies such as Hitachi, Toyota, General Motors, Philips, Merrill Lynch, and Ubisoft. In addition, Mr. Angell holds a Master of Business Administration degree from Heriot-Watt University and is a Certified Public Accountant, Certified Financial Manager, Certified Information Systems Auditor and Certified Management Accountant who brings a strong foundation in finance and governance through such educational qualifications. Mr. Angell has a deep familiarity with the Company, having served as its first Chief Financial Officer and playing a key role in shaping its financial structure. Notably, Mr. Angell led the Company’s largest acquisition to date—namely, the acquisition of Freestone—which demonstrates his capability in executing complex, high-impact transactions. We believe his extensive board experience, including prior service as chair of an audit committee and as the present chair of our Audit Committee, has equipped him with a solid understanding of fiduciary responsibilities and strategic oversight, as well as experience with extensive oversight of financial statement preparation and audits, qualify him to serve on our Board.

Kent S. Cole was appointed as a Class C member of the Board of Directors of Deep Isolation Nuclear, and a member of its audit committee, its nominating and governance committee and its compensation committee, effective upon the Merger. Prior to the Merger, Mr. Cole served as a member of Deep Isolation’s Board since January 2022. Mr. Cole is the President, CEO and a member of the board of directors of NAC International, Inc. where he is responsible for leading the company’s strategic direction, growth and profitability. Mr. Cole has been with NAC since 2003, when he served the company as Vice President of spent fuel projects before becoming President in 2006. Mr. Cole also serves as a member of the board of directors of Niagara Energy Products, Inc., an NAC International company which specializes in custom manufactured components for nuclear energy, petrochemical and heavy industrial customers in North America and worldwide. Mr. Cole has 35 years of experience in the nuclear industry in a variety of engineering, project management, and executive management positions, including 16 years with the General Electric Company in its nuclear energy business. Mr. Cole has a Bachelor of Science in Mechanical Engineering from Texas A&M University and a Master of Science degree in Mechanical Engineering from the University of California at Berkley. Mr. Cole was designated as a director of Deep Isolation by NAC International, Inc. pursuant to the Amended and Restated Voting Agreement, dated August 21, 2023, by and among Deep Isolation and the Stockholders listed on Schedules A and B thereto. We believe Mr. Cole is qualified to serve on our Board due to his extensive experience in the nuclear industry and his leadership, operations and management capabilities.

Leslie Goldman Tepper was appointed as a Class B member of the Board of Directors of Deep Isolation Nuclear, and a member of its audit committee, its nominating and governance committee and its compensation committee, effective upon the Merger. Ms. Tepper also serves as the chair of our compensation committee. Prior to the Merger, Ms. Tepper served as a member of Deep Isolation’s Board since April 2022. Ms. Tepper was a General Partner and co-founder of The Artemis Fund, a venture capital fund that invests in early-stage companies founded and led by women, from April 2019 through April 2024, before she moved on to focus on her role as Principal and Managing Member of LGT Seven Enterprises, which she has held since September 2019. In April 2025, she was also elected to the board of directors of Titan Acquisition Corp. (“Titan”), a publicly traded and Nasdaq-listed special acquisition company, and is a member of the compensation and audit committees of Titan’s board of directors. Ms. Tepper has significant experience in helping private companies obtain funding and scale. She has served on the board and/or advisory board of several early and growth stage companies and is a frequent speaker for the National Association of Corporate Directors, where she also serves on the board, on private and public company governance, as well as an active member of its private company governance steering committee. Her prior legal experience includes serving as General Counsel of Fisher HealthCare and in-house counsel for Waste Management. Ms. Tepper holds a Bachelor of Arts degree from Yale University, a Master of Arts degree from the University of New South Wales in Sydney and a Juris Doctor from Fordham University School of Law. We believe that Ms. Tepper is qualified to serve on our Board due to her prior board experience, significant experience investing in and scaling early-stage companies and in management and corporate governance.

Corporate Governance

Appointment of Officers

Our executive officers are appointed by, and serve at the discretion of, our Board; provided, however, that the Board may empower the Chief Executive Officer of the Company to appoint any officer other than the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer.

Board Composition

Our board of directors currently consists of five members. Elizabeth Muller, Rod Baltzer, Jonathon Angell, Kent S. Cole and Leslie Tepper have been designated to serve as members of our Board.

Each of our current directors will continue to serve until the election and qualification of his or her successor, or his or her earlier death, resignation, disqualification or removal.

Classified Board of Directors

Our board of directors consists of five members and is divided into three classes of directors, designated Class A, Class B and Class C, with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our current directors will be divided among the three classes as follows:

●	the Class A director will be Rod Baltzer, and his term will expire at the first annual meeting of stockholders to be held after the completion of this Merger;

●	the Class B directors will be Leslie Tepper and Jonathon Angell, and their terms will expire at the second annual meeting of stockholders to be held after the completion of this Merger; and

●	The Class C directors will be Elizabeth Muller and Kent S. Cole, and their terms will expire at the third annual meeting of stockholders to be held after the completion of this Merger.

Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, disqualification or removal. Our amended and restated certificate of incorporation and amended and restated bylaws in effect from and after the effective time of the Merger will authorize, subject to the special rights of the holders of any series of preferred stock to elect directors, only our board of directors to fill vacancies on the board of directors. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our Company.

Director Independence

Our securities are not listed for trading on a national securities exchange or on any inter-dealer quotation system that has a requirement that a majority of directors be independent. We evaluate independence by the standards for director independence set forth in the Nasdaq Marketplace Rules. Under such rules, our board of directors has determined that all members of the board of directors except Elizabeth Muller and Rod Baltzer are independent directors. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within a specified period of listing. In addition, rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating, governance, and corporate responsibility committees be independent. Under rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. We intend to satisfy the audit committee independence requirements of Rule 10A-3 as of the closing of the Merger.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that Messrs. Angell and Cole and Ms. Tepper are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and current and prior relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Family Relationships

There are no family relationships by between or among the members of the Board or other executive officers of the Company.

Committees of the Board of Directors

Our board of directors has an audit committee, a compensation committee, and a nominating and governance committee, each of which, pursuant to its respective charter, will have the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

Our audit committee is composed of Messrs. Angell and Cole and Ms. Tepper. Mr. Angell is the chair of our audit committee. Each member of our audit committee is financially literate. Our board of directors has determined that each member of our audit committee is independent within the meaning of the Nasdaq director independence standards and applicable rules of the SEC for audit committee members. Our board of directors has also determined that Mr. Angell qualifies as an “audit committee financial expert” under the rules of the SEC.

The primary purpose of our audit committee is to discharge the responsibilities of the board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits and to oversee our independent registered public accounting firm. The principal functions of our audit committee include, among other things:

●	helping the board of directors oversee our corporate accounting and financial reporting processes;

●	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;

●	establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	overseeing our policies on risk assessment and risk management;

●	overseeing compliance with our code of business conduct and ethics;

●	reviewing related person transactions; and

●	approving or, as required, pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee is composed of Messrs. Angell and Cole and Ms. Tepper. Mr. Cole is the chair of our compensation committee. The primary purpose of our compensation committee is to discharge the responsibilities of the board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. The principal functions of our compensation committee include, among other things:

●	reviewing, approving and determining, or making recommendations to the board of directors regarding, the compensation of our chief executive officer, other executive officers and senior management;

●	reviewing, evaluating and recommending to the board of directors succession plans for our executive officers;

●	reviewing and recommending to the board of directors the compensation paid to our non-employee directors;

●	administering our equity incentive plans and other benefit programs;

●	reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Each member of our compensation committee is a non-employee director as defined in Rule 16b-3 of the Exchange Act. Our board of directors has also determined that each member of our compensation committee is also an independent director within the meaning of both Nasdaq’s director independence standards and applicable SEC rules.

Nominating and Governance Committee

Our nominating and governance committee is composed of Messrs. Angell and Cole and Ms. Tepper. Ms. Tepper is the chair of our nominating and governance committee. Our nominating and governance committee’s principal functions include, among other things:

●	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the board of directors;

●	considering and making recommendations to the board of directors regarding the composition and chairmanship of the committees of the board of directors;

●	instituting plans or programs for the continuing education of the board of directors and the orientation of new directors;

●	developing and making recommendations to the board of directors regarding corporate governance guidelines and matters;

●	overseeing our corporate governance practices;

●	overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors; and

●	contributing to succession planning.

Each member of our nominating and corporate governance committee is a non-employee director as defined in Rule 16b-3 of the Exchange Act. Our board of directors has also determined that each member of our compensation committee is also an independent director within the meaning of both Nasdaq’s director independence standards and applicable SEC rules.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is currently, or has been at any time, one of our officers or employees. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board during fiscal 2024.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Information with respect to the Company’s directors and executive officers after the closing of the Merger is described in the section titled “Management” beginning on page 57.

Non-Employee Director Compensation

Currently, the Company does not have a policy or program for the compensation of its non-employee directors. The Board intends to adopt an outside director compensation policy, which will set forth the terms upon which non-employee directors will be compensated for their service on the Board consistent with market-standard practices.

Executive Compensation

Throughout this section, unless otherwise noted, “we,” “us,” “our,” “Company” and similar terms refer to Deep Isolation prior to the closing of the Merger, and to the Company and its subsidiaries after the closing of the Merger.

This section discusses the material components of the executive compensation program for the Company’s named executive officers who appear in the “2024 Summary Compensation Table” below. In 2024, the “named executive officers” and their positions with the Company were as follows:

●	Rod Baltzer: President and Chief Executive Officer

●	Jesse Sloane: Executive Vice President of Engineering

●	Chris Parker: Chief Commercialization Officer

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion.

2024 Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the Company’s most recent fiscal year.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Rod Baltzer	2024	$324,000.00		$20,250.00		$10,282.70	$—		$354,532.70
President and Chief Executive Officer
Jesse Sloane	2024	$204,750.00		$37,642.50	(2)	$8,518.60	$—		$250,911.10
Executive Vice President of Engineering
Chris Parker	2024	$208,174.00	(3)	$8,200.00		$6,660.00	$10,835.55	(4)	$233,869.55
Chief Commercialization Officer

(1)	Stock awards and option awards are reported at aggregate grant date fair value in the year granted, as determined in accordance with the provisions of FASB ASC Topic 718. For the assumptions used in valuing these awards for purposes of computing this expense for 2024, please see Note 13 to the Company’s financial statements for the year ended December 31, 2024.

(2)	Comprised of a quarterly bonus of $7,875.00 and an annual bonus of $20,475.

(3)	Mr. Parker’s base salary is denominated in GBP and has been converted to USD above using the yearly average GBP to USD exchange rate for 2024 of 0.783.

(4)	Comprised of sales commissions paid to Mr. Parker pursuant to the Company’s sales commission plan.

Salaries

In fiscal year 2024, Messrs. Baltzer, Sloane and Parker received an annual base salary of $324,000, $204,750 and £163,000 (approximately $208,174), respectively, to compensate them for services rendered to Deep Isolation. The base salary payable to each of Messrs. Baltzer, Sloane and Parker was intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

Equity Awards

Deep Isolation’s 2018 Equity Incentive Plan

Deep Isolation’s board of directors originally adopted, and Deep Isolation’s stockholders approved, the Deep Isolation, Inc. 2018 EIP in 2018. The 2018 EIP provided for the grant of incentive stock options to Deep solation employees (and employees of any parent or subsidiary of Deep Isolation) and for the grant of non-statutory stock options, restricted stock and restricted stock purchase rights to Deep Isolation employees, directors and consultants (and employees and consultants of any parent, subsidiary or affiliate of Deep Isolation). Pursuant to the Merger Agreement and upon the closing of the Merger, DI Nuclear assumed each 2018 EIP Option that remained outstanding and unexercised under the 2018 EIP as of immediately prior to the Effective Time, and DI Nuclear converted each such option into an option to purchase the number of shares of our common stock by multiplying the shares of Deep Isolation common stock issuable upon exercise of such option by the Conversion Ratio (rounded to the nearest whole share, with five tenths (0.5) of a share rounded up) and dividing the exercise price per share of such prior shares by the Conversion Ratio (rounded up to the nearest whole cent). Each Assumed Option shall otherwise be subject to the terms and conditions of the 2025 EIP, and our board or a committee thereof shall succeed to the authority and responsibility of Deep Isolation’s board of directors or any committee thereof with respect to each Assumed Option. In connection with the Merger, Deep Isolation’s board of directors terminated the 2018 EIP, effective as of the Effective Time and subject to approval of the 2025 EIP by our board of directors and stockholders and our assumption of the Assumed Options. No additional awards will be issued under the 2018 EIP.

Benefits

In 2024, the Company provided benefits to its named executive officers on the same basis as provided to all of its employees, including medical, dental, vision, life and AD&D, and short- and long-term disability insurance, flexible spending accounts, vacation and paid holidays. The named executive officers are also eligible to participate in the Company’s 401(k) plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised stock option or unvested stock award held by each named executive officer as of December 31, 2024.

	Option awards(1)					Stock awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)(16)	Option expiration date ($)	Number of shares that have not vested (#)	Market value of shares that have not vested ($)
Rod Baltzer	10/19/2018(2)	26,000	-	$1.35	10/18/2028	-	$-
	10/19/2021(3)	979	21	$4.88	10/18/2031	-	$-
	02/02/2022(4)	729	271	$5.20	02/01/2032	-	$-
	11/14/2023(5)	2,291	2,709	$4.61	11/13/2033	-	$-
	05/15/2024(6)	-	15,000	$4.61	05/14/2034	-	$-
Jesse Sloane	03/15/2022(7)	1,375	625	$5.20	03/14/2032	-	$-
	11/14/2023(8)	1,375	1,625	$4.61	11/13/2033	-	$-
	05/15/2024(9)	-	3,000	$4.61	05/14/2034	-	$-
	08/20/2024(10)	277	1,623	$4.61	08/19/2034	-	$-
Chris Parker	07/20/2021(11)	3,300	-	$4.88	07/19/2031	-	$-
	07/19/2022(12)	510	365	$5.20	07/18/2032	-	$-
	11/14/2023(13)	2,291	2,709	$4.61	11/13/2033	-	$-
	05/15/2024(14)	-	3,000	$4.61	05/14/2034	-	$-
	08/20/2024(15)	175	1,025	$4.61	08/19/2034	-	$-

(1)	All stock options listed above represent options to purchase shares of our common stock following the closing of the Merger and were granted under the 2018 EIP.
(2)	The stock options are subject to a 4-year vesting schedule, with 25% of the option shares vesting on August 1, 2019 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.
(3)	The stock options are subject to a 4-year vesting schedule, with 25% of the option shares vesting on January 29, 2022 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.
(4)	The stock options are subject to a 4-year vesting schedule, with 25% of the option shares vesting on January 29, 2023 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.
(5)	The stock options are subject to a 4-year vesting schedule, with 25% of the option shares vesting on February 2, 2024 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.
(6)	The stock options are subject to a 4-year vesting schedule, with 25% of the option shares vesting on June 1, 2025 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.
(7)	The stock options are subject to a 4-year vesting schedule, with 25% of the option shares vesting on March 24, 2023 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.
(8)	The stock options are subject to a 4-year vesting schedule, with 25% of the option shares vesting on February 2, 2024 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.
(9)	The stock options are subject to a 4-year vesting schedule, with 25% of the option shares vesting on June 1, 2025 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.
(10)	The stock options are subject to a 4-year vesting schedule, with 1/48th of the option shares vesting monthly over a 48-month period beginning on May 1, 2024.
(11)	The stock options are subject to a 4-year vesting schedule, with 25% of the option shares vesting on February 1, 2021 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.
(12)	The stock options are subject to a 4-year vesting schedule, with 25% of the option shares vesting on August 1, 2023 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.
(13)	The stock options are subject to a 4-year vesting schedule, with 25% of the option shares vesting on February 2, 2024 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.
(14)	The stock options are subject to a 4-year vesting schedule, with 25% of the option shares vesting on June 1, 2025 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.
(15)	The stock options are subject to a 4-year vesting schedule, with 1/48th of the option shares vesting monthly over a 48-month period beginning on May 1, 2024.
(16)	The exercise prices in this column represent the fair market value of a share of Deep Isolation Common Stock on the date of grant, as determined by the Deep Isolation board of directors.

Executive Compensation Arrangements

General

Currently, the Company does not have employment agreements with any of its executive officers other than Mr. Parker. The Company intends to enter into executive employment agreements with each of our President and Chief Executive Officer, Rod Baltzer; Chief Commercialization Officer, Chris Parker; Executive Vice President of Engineering, Jesse Sloane; Chief of Staff and Corporate Secretary, Sophie McCallum; and the President of Freestone, Steve Airhart (such officers collectively, the “Executives”). Such agreements are expected to compensate our Executives for their service to the Company consistent with market-standard practices. Each of our Executives will also eligible to participate in all employee benefit arrangements that may be offered to our executives of like status from time to time.

The Company’s wholly owned subsidiary, Deep Isolation EMEA, entered into an employment agreement with Mr. Parker on May 18, 2021, in accordance with the terms of the UK Employment Rights Act 1996. Mr. Parker’s employment agreement provides for an annual salary and a discretionary, performance-based bonus based on criteria established by Deep Isolation EMEA from time to time. Mr. Parker is also eligible, from time to time, for the payment for or reimbursement of the cost of first or business class land, sea and/or air transport in connection with pre-arranged travel related to his duties where reasonable and subject to Deep Isolation EMEA’s discretion. Mr. Parker is also eligible to receive sales commissions from time to time, subject to the terms and conditions of Deep Isolation’s sales commission plan. Mr. Parker’s employment agreement also provides for the statutory minimum entitlement of at least 28 working days’ holiday in each holiday year or prorated for part of a holiday year. Pursuant to the agreement and Part 1 of the UK Pensions Act 2008, Deep Isolation EMEA matches monthly contributions into Mr. Parker’s personal pension, up to 4% o the total of his gross salary and any bonus paid in that particular month. Deep Isolation EMEA is required to provide 4 weeks’ written notice prior to termination of Mr. Parker’s employment (other than for series breach of the employment agreement or in the event Mr. Parker commits any act of gross misconduct), or it may terminate his employment at any time in its absolute discretion by paying a sum equal to his basic salary for the relevant period of notice, provided Deep Isolation EMEA complies with applicable provisions of UK law. Mr. Parker’s employment agreement also provides for certain non-competition restrictions during his period of employment and for three months after termination. Pursuant to the terms of the agreement, Mr. Parker also assigned, to the extent title has not automatically vested in Deep Isolation EMEA through his employment, all of his right, title and interest in and to all Intellectual Property (as defined therein). The summary description of the terms of the Mr. Parker’s employment agreement contained herein is qualified in its entirety by reference to the text thereof filed as Exhibit 10.1 hereto and incorporated herein by reference.

Description of the 2025 Equity Incentive Plan

Set forth below is a summary of the material features of the 2025 EIP. The 2025 EIP is set forth in its entirety as an Exhibit to this Current Report on Form 8-K, and all descriptions of the 2025 EIP contained in this section are qualified by reference to the complete text of the 2025 EIP.

Purpose

The 2025 EIP is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals, (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our stockholders, and (iii) promote the success of our business.

Types of Stock Awards

The 2025 EIP permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and stock bonus awards (all such types of awards, collectively, “stock awards”).

Share Reserve

Subject to adjustments as set forth in the 2025 EIP, the maximum aggregate number of shares of common stock that may be issued under the 2025 EIP will not exceed 10,888,601 shares. The shares may be authorized, but unissued, or reacquired common stock. Furthermore, subject to adjustments as set forth in the 2025 EIP, in no event shall the maximum aggregate number of shares that may be issued under the 2025 EIP pursuant to an incentive stock option exceed the number set forth above plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any shares that again become available for issuance pursuant to the 2025 EIP.

The number of shares available for issuance under the 2025 EIP may, at the discretion of the Plan Administrator (as defined below), be increased on the first day of each fiscal year until the 2025 EIP terminates, in an amount equal to 4% of the shares of common stock issued and outstanding on the last day of the immediately preceding fiscal year on a fully-diluted and as-converted basis.

Assumption or Substitution of Awards

The Plan Administrator (as defined below), from time to time, may determine to substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) assuming such award under the 2025 EIP or (b) granting a stock award under the 2025 EIP in substitution of such other company’s award. Such assumption or substitution will be permissible if the holder of the substituted or assumed award would have been eligible to be granted a stock award under the 2025 EIP if the other company had applied the rules of the 2025 EIP to such grant. In the event the Plan Administrator elects to assume an award granted by another company, subject to the requirements of Section 409A of the Code (“Section 409A”), the purchase price or the exercise price, as the case may be, and the number and nature of shares issuable upon exercise or settlement of any such stock award will be adjusted appropriately. In the event the Plan Administrator elects to grant a new option in substitution rather than assuming an existing option, such new option may be granted with a similarly adjusted exercise price. Any awards that are assumed or substituted under the 2025 EIP shall not reduce the number of shares authorized for grant under the 2025 EIP or authorized for grant to a participant in any fiscal year.

Eligibility

Employees, directors and independent contractors of us or our affiliates are all eligible to participate in the 2025 EIP. Incentive Stock Options may only be granted to employees. Following the Closing, the Company is expected to have approximately 38 employees in the United States and 1 employee in the United Kingdom, and 3 non-employee directors who will be eligible to be granted stock awards under the 2025 EIP.

Administration

The 2025 EIP will be administered by our board of directors or a committee thereof, which committee will be constituted to satisfy applicable laws (the “Plan Administrator”). To the extent desirable to qualify transactions under the 2025 EIP as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated un the 2025 EIP will be structured to satisfy the requirements for exemption under Rule 16b-3.

Subject to the terms of the 2025 EIP, the Plan Administrator has the authority, in its discretion, to (i) determine the fair market value in accordance with the 2025 EIP; (ii) select the service providers to whom stock awards may be granted under the 2025 EIP; (iii) determine the number of shares to be covered by each stock award granted under the 2025 EIP; (iv) approve forms of stock award agreements for use under the 2025 EIP; (v) determine the terms and conditions, not inconsistent with the terms of the 2025 EIP, of any stock award granted thereunder; (vi) institute and determine the terms and conditions of an exchange program under the terms of the 2025 EIP (subject to stockholder approval); (vii) construe and interpret the terms of the 2025 EIP and stock awards granted pursuant to the 2025 EIP; (viii) correct any defect, supply any omission or reconcile any inconsistency in the 2025 EIP, any stock award or any award agreement; (ix) prescribe, amend and rescind rules and regulations relating to the 2025 EIP; (x) modify or amend each stock award (subject to the terms of the 2025 EIP); (xi) adjust performance goals to take into account changes in applicable laws or in accounting or tax rules, or such other extraordinary, unforeseeable, nonrecurring or infrequently occurring events or circumstances as the Plan Administrator deems necessary or appropriate to avoid windfalls or hardships; (xii) allow participants to satisfy tax withholding obligations in such manner as prescribed in the 2025 EIP; (xiii) authorize any person to execute on our behalf any instrument required to effect the grant of a stock award previously granted by the Plan Administrator; (xiv) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under a stock award; (xv) reduce the exercise price of any award to the then current fair market value; and (xvi) make all other determinations deemed necessary or advisable for administering the 2025 EIP.

To the extent permitted by applicable law, the Plan Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the 2025 EIP to one or more of our directors or officers. To the extent permitted by applicable laws, the Plan Administrator may delegate to one or more officers who may be (but are not required to be) insiders subject to Section 16 of the Exchange Act, the authority to do any of the following (i) designate employees who are not insiders to be recipients of stock awards, (ii) determine the number of shares to be subject to such stock awards granted to such designated employees, and (iii) take any and all actions on behalf of the Plan Administrator other than any actions that affect the amount or form of compensation of Insiders or have material tax, accounting, financial, human resource or legal consequences to us or our affiliates; provided, however, that the Plan Administrator resolutions regarding any delegation with respect to (i) and (ii) will specify the total number of shares that may be subject to the stock awards granted by such officer and that such officer may not grant a stock award to himself or herself. Any stock awards will be granted on the form of award agreement most recently approved for use by the Plan Administrator, unless otherwise provided in the resolutions approving the delegation authority.

The Plan Administrator will, in its sole discretion, determine the performance goals, if any, applicable to any stock award (including any adjustment(s) thereto that will be applied in determining the achievement of such performance goals) on or prior to the Determination Date (as defined in the 2025 EIP). The performance goals may differ from participant to participant and from stock award to stock award. The Plan Administrator shall determine and approve the extent to which such performance goals have been timely achieved and the extent to which the shares subject to such stock award have thereby been earned. Please refer to the discussion below under “—Performance Goals” for more information.

Stock awards granted to participants who are insiders subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” of the Board (as defined in the regulations promulgated under Section 16 of the Exchange Act).

Stock Options

Each stock option will be designated in the stock award agreement as either an incentive stock option (which is entitled to potentially favorable tax treatment) or a nonstatutory stock option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year exceeds $100,000, such stock options will be treated as nonstatutory stock options. Incentive stock options may only be granted to employees.

The term of each stock option will be stated in the stock award agreement. In the case of an incentive stock option, the term will be ten years from the date of grant or such shorter term as may be provided in the stock award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of our stock or the stock of any subsidiary, the term of the incentive stock option will be five years from the date of grant or such shorter term as may be provided in the stock award agreement.

The per share exercise price for the shares to be issued pursuant to exercise of a stock option will be determined by the Plan Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any subsidiary, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant; and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of a nonstatutory stock option, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, stock options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a corporate reorganization, liquidation, etc., described in Section 424(a) of the Code.

At the time a stock option is granted, the Plan Administrator will fix the period within which the stock option may be exercised and will determine any conditions that must be satisfied before the stock option may be exercised. A stock option may become exercisable upon completion of a specified period of service with us or one of our affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If a stock option is exercisable based on the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period for such stock option; (y) select the performance goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply. Please refer to the discussion below under “—Performance Goals” for more information. The Plan Administrator will also determine the acceptable form of consideration for exercising a stock option, including the method of payment.

If a participant ceases to be a service provider other than for “Cause” (as defined in the 2025 EIP), the participant may exercise his or her stock option within such period of time as is specified in the stock award agreement to the extent that the stock option is vested on the date of termination (but in no event later than the expiration of the term of such stock option). In the absence of a specified time in the stock award agreement, to the extent vested as of a participant’s termination, the stock option will remain exercisable for 12 months following a termination for death or disability, and 3 months following a termination for any other reason. Any outstanding stock option (including any vested portion thereof) held by a participant shall immediately terminate in its entirety upon the participant being first notified of his or her termination for Cause.

Stock Appreciation Rights (SARs)

The Plan Administrator will determine the terms and conditions of each SAR, provided that the exercise price for each SAR will be no less than 100% of the fair market value of the underlying shares of common stock on the date of grant. A SAR may become exercisable upon completion of a specified period of service with us or one of our affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If a SAR is exercisable based on the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period for such SAR; (y) select the performance goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply. Please refer to the discussion below under “—Performance Goals” for more information. Upon exercise of a SAR, a participant will receive payment from us in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the SAR is exercised. SARs may be paid in cash or shares of common stock, as determined by the Plan Administrator. SARs are exercisable at the times and on the terms established by the Plan Administrator.

Restricted Stock and RSUs

Restricted stock awards are grants of shares of common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Plan Administrator. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of common stock. Restrictions may lapse upon the completion of a specified period of service with us or one of our affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If the unvested shares of restricted stock or RSUs are being earned upon the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period for each unvested share or RSU; (y) select the performance goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.

In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule for such a stock award, the Plan Administrator may impose whatever conditions on vesting as it determines to be appropriate. For example, the Plan Administrator may determine to grant restricted stock or RSUs only if performance goals established by the Plan Administrator are satisfied. Any performance goals may be applied on a Company-wide or an individual business unit basis, as determined by the Plan Administrator. Please refer to the discussion below under “—Performance Goals” for more information.

During the period of restriction, participants holding restricted stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid, in each case with respect to such shares unless the Plan Administrator determines otherwise. If any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the restricted stock with respect to which they were paid. During the period of restriction, such dividends or other distributions shall be subject to the same restrictions and risk of forfeiture as the shares of restricted stock with respect to which the dividends accrue and shall not be paid or distributed unless and until such related shares have vested and been earned.

During the vesting period, participants holding RSUs will hold no voting rights by virtue of such RSUs. The Plan Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof.

Leaves of Absence / Transfer Between Locations

The Plan Administrator has the discretion to determine at any time whether and to what extent the vesting of stock awards shall be suspended during any leave of absence; provided that in the absence of such determination, vesting of stock awards will continue during any paid leave and will be suspended during any unpaid leave (unless otherwise required by applicable laws). A participant will not cease to be an employee in the case of (i) any leave of absence approved by the participant’s employer or (ii) transfers between our locations or between us and any subsidiary. If an employee holds an incentive stock option and such leave exceeds 3 months then, for purposes of incentive stock option status only, such employee’s service as an employee shall be deemed terminated on the first day following such 3 month period and the incentive stock option shall thereafter automatically be treated for tax purposes as a nonstatutory stock option in accordance with applicable laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.

Nontransferability of Stock Awards

Unless determined otherwise by the Plan Administrator, a stock award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Plan Administrator makes a stock award transferable, such stock award will contain such additional terms and conditions as the Plan Administrator deems appropriate; provided, however, that in no event may any stock award be transferred for consideration to a third-party financial institution.

Recoupment Policy

All benefits under the 2025 EIP are subject to the Company’s ability to recover incentive-based compensation from executive officers, as is or may be required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated thereunder, or any “clawback” provision required by applicable law or the listing standards of any applicable stock exchange or national market system.

Adjustment

In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of common stock or other securities of us or other significant corporate transaction, or other change affecting common stock occurs, the Plan Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the 2025 EIP, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the 2025 EIP and/or the number, class, kind and price of securities covered by each outstanding stock award; provided that all such adjustment will be made in a manner that does not result in taxation under Section 409A.

Corporate Transaction and Change in Control

In the event of (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of us with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of our then outstanding capital stock or (iv) a Change in Control (as defined in 2025 EIP), each outstanding stock award (vested or unvested) will be assumed by the buyer subject to accelerated vesting if the service provider’s employment is terminated without cause by the buyer within the 24-month period immediately following consummation of such Change in Control. Additionally, if the buyer does not assume each outstanding stock award, then such award shall become fully vested immediately prior to consummation of such Change in Control.

Amendment, Termination and Duration of the 2025 EIP

The 2025 EIP will continue in effect for a term of 10 years measured from the date the 2025 EIP was approved by the Board, unless terminated earlier under the terms of the 2025 EIP. The Plan Administrator may at any time amend, alter, suspend or terminate the 2025 EIP.

U.S. Federal Tax Aspects

A participant who receives a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For nonstatutory stock options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price—the appreciation value—on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year.

The purchase of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of the shares will be capital gain or loss and/or ordinary income depending upon whether the participant holds the shares transferred upon exercise for a specified period. If the shares are held for the specified period, any gain generally will be taxed at long-term capital-gain rates. If the shares are not held for the specified period, generally any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price will be treated as ordinary income. Any additional gain generally will be taxable at long-term or short-term capital-gain rates, depending on whether the participant held the shares for more than one year after the exercise date.

A participant who receives restricted stock will not have taxable income until vesting unless the participant timely files an election under Section 83(b) of the Code to be taxed at the time of grant (“Section 83(b) election”). The participant will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any) if no such election is made. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year. If a participant timely files a Section 83(b) election, the participant will recognize ordinary income equal to the fair market value of the shares at the time of purchase or grant less the amount paid for such shares (if any).

A participant who receives RSUs, performance units or performance shares will not have taxable income upon grant of the stock award; instead the participant will be taxed upon settlement of the stock award. The participant will recognize ordinary income equal to the fair market value of the shares or the amount of cash received by the participant. In addition, Section 409A imposes certain restrictions on deferred compensation arrangements. Stock awards that are treated as deferred compensation under Section 409A are intended to meet the requirements of this section of the Code.

The Plan Administrator may, at its discretion and pursuant to such procedures as it may specify from time to time, permit a participant to satisfy such withholding or deduction obligations or any other tax-related items, in whole or in part by (without limitation) paying cash, electing to have us withhold otherwise deliverable cash or shares, or delivering to us already-owned shares; provided that, unless the Plan Administrator permits otherwise, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. The fair market value of the shares to be withheld or delivered will be determined based on such methodology that we deem to be reasonable and in accordance with applicable laws.

We will be entitled to a tax deduction in connection with a stock award under the 2025 EIP only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes the income. Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Plan Administrator considers the deductibility of compensation as one factor in determining executive compensation, the Plan Administrator retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.

New Plan Benefits

The 2025 EIP does not provide for set benefits or amounts of awards and we have not approved any stock awards that are conditioned on stockholder approval of the 2025 EIP. We have not approved any stock awards under the 2025 EIP in connection with the Merger, other than the assumption and conversion of the Assumed Options. All future awards to directors, executive officers, employees and consultants under the 2025 EIP are discretionary and cannot be determined at this time.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Below, we describe transactions since January 1, 2023, in which the amounts involved exceeded or will exceed the lesser of (i) $120,000 and (ii) 1% of the average total assets of the Company at year end for the last two completed fiscal years, between the Company and any of our directors, executive officers, or beneficial holders of more than 5% of Deep Isolation’s pre-Merger capital stock. Other than as described below, there have not been transactions to which we have been a party other than compensation arrangements, which are described under “Compensation of Directors and Executive Officers.” The following description is historical and has not been adjusted to give effect to the Merger.

Related Party Transactions with NAC International

As described elsewhere in this report, NAC International held greater than 5% of Deep Isolation’s pre-Merger capital stock and Mr. Cole, the President and Chief Executive Officer of NAC International, has been a member Deep Isolation’s board of directors since January 2022.

NAC Cooperation Agreement

Deep Isolation is a party to that certain Cooperation and Licensing Agreement, dated as of June 17, 2020, with NAC International, pursuant to which the Company and NAC International collaborate on a mutually exclusive basis, subject to certain exceptions, for the development and commercialization of the Company’s UCS canisters for an initial term ending on the 25th anniversary of the effective date of the agreement. There were no payments made to NAC International under the NAC Cooperation Agreement during of the fiscal year ended December 31, 2024. As of the date of this Report, Deep Isolation and NAC International are negotiating an amendment to the NAC Cooperation Agreement to designate NAC International as the exclusive provider of for the design, analysis, licensing approval and supply of UCS canisters and associated equipment for above-ground storage. For further information regarding the terms of the NAC Cooperation Agreement, refer to the description of such agreement provided in the section titled “Description of Business—Deep Isolation’s Solution—Manufacturing.”

ARPA-E Subaward Agreement

Deep Isolation and NAC International are parties to that certain Subaward of Advanced Research Projects Agency-Energy Award No. DE-AR0001621, effective July 14, 2022 (the “ARPA-E Subaward Agreement”). Pursuant to the terms of the ARPA-E Subaward Agreement, the Company, as the Prime Recipient of the award, and NAC International, as the Sub-recipient, contracted to collaborate on a joint project for the development of advanced nuclear reactors and establishment of a universal canister design and waste form acceptance criteria for the disposal of advanced reactor waste streams. The maximum amount of funding available under the award is $836,781.00, subject to adjustment for actual costs incurred in connection with the project, with $807,304 of such maximum funding amount spent through years ended December 31, 2024.

Collaboration Agreement

On November 28, 2022, Deep Isolation entered into that certain Collaboration Agreement, effective November 24, 2022, by and among Deep Isolation EMEA Limited, Deep Isolation, Inc., the University of Sheffield and NAC International Inc. The agreement provides for collaboration among the parties on a research project for the development of a high-tech borehole canister for innovative disposal of nuclear waste under the Energy Entrepreneurs Fund administered by the UK’s Department for Business, Energy and Industrial Strategy. The agreement expired by its terms on November 23, 2024. Total eligible costs of the project were approximately £804,444 (approximately $1,027,387), and the maximum grant amount was approximately £594,390 (approximately $759,119), with NAC International receiving the benefit of approximately £21,860 (approximately $27,918) of the grant amount.

Transactions with DBDC

Administrative Support Services Agreement

Deep Isolation is a member of the DBDC, a non-profit organization founded to advance DBD through demonstration of the technology and continued development of the supporting safety case. Deep Isolation is also a Program Sponsor and Project Sponsor. The Chair of Deep Isolation’s board, Ms. Muller, serves on the board of the DBDC, and Messrs. Baltzer and Parker, Deep Isolation’s President and Chief Executive Officer and Chief Commercialization Officer, serve as the DBDC’s Treasurer and Secretary, respectively. Additionally, Deep Isolation is a party to that certain Administrative Support Services Agreement, effective November 1, 2022, with the DBDC, pursuant to which the DBDC makes payments to Deep Isolation for the services rendered to the DBDC by the Secretary and Treasurer and for various other administrative and support services. The approximate value of payments received by Deep Isolation from the DBDC pursuant to the agreement during the fiscal year ended December 31, 2024 is $42,000.

Equity Financings

Series A Prime Preferred Round

On August 21, 2023, Deep Isolation entered into that certain Series A Prime Preferred Purchase Agreement, pursuant to which Deep Isolation issued an aggregate of 7,304 shares of its Series A Prime-1 Preferred Stock for aggregate gross proceeds of $499,986.56 and 98,855 shares of its Series A Prime-2 Preferred Stock in exchange for the conversion of outstanding simple agreements for future equity (“SAFEs”) previously issued (such transactions, the “Series A Prime Preferred Round”). As part of such transaction, Deep Isolation issued 45,650 shares of Series A Prime-2 Preferred Stock to the Spieker Living Trust U/A/D 3/12/02 (the “Spieker Trust”) upon the conversion of SAFEs representing an aggregate purchase price of $2,500,000. Warren E. Spieker, Jr., as the sole trustee and indirect beneficial owner of the Spieker Trust, held greater than 5% of the Deep Isolation’s Capital Stock prior to the Merger.

2023 Agreements

Additionally, in connection with the Series A Prime Preferred Round, Deep Isolation entered into each of (i) that certain Amended and Restated Investors’ Rights Agreement (the “Rights Agreement”), (ii) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement (the “ROFR Agreement”) and (iii) that certain Amended and Restated Voting Agreement (the “Voting Agreement” and collectively with the Rights Agreement and the ROFR Agreement, the “2023 Agreements”). Each of the 2023 Agreements was dated as of August 21, 2023 and entered into by and among Deep Isolation, the Investors (as such term is defined in the 2023 Agreements) and Elizabeth Muller and Richard Muller, in their capacities as Key Holders (the Investors and Key Holders being referred to collectively in each of the 2023 Agreements as the “Stockholders” or the “Holders”). The Investor parties to each such agreement included the following related parties: NAC International, Leslie Tepper, Robert L. Mercer, and Warren E. Spieker, Jr., as trustee of the Spieker trust, and Virginia Muller. Ms. Tepper serves as a director of Deep Isolation. Each of NAC International, Mr. Mercer and Mr. Spieker held greater than 5% of Deep Isolation’s Capital Stock prior to the Merger. Ms. Virginia Muller is an immediate family member of Richard Muller. Ms. Elizabeth Muller is a co-founder of Deep Isolation and held greater than 5% of Deep Isolation’s Capital Stock prior to the Merger. Terms capitalized but not defined in this sub-section titled “2023 Agreements” have the meanings ascribed to such terms in each of the 2023 Agreements.

Pursuant to the terms of the Voting Agreement, the Stockholders party thereto agreed to, among other things, vote, or cause to be voted, all Shares owned by such Stockholder in favor of the election of the following individuals to the board of directors of Deep Isolation, subject to certain Share ownership thresholds and certain other conditions as further described in the 2023 Agreements: (a) an individual designated by NAC International, who initially was designated as Kent S. Cole; (b) three individuals designated by the holders of a majority of the shares of Common Stock outstanding, who initially were designated as Jonathon Angell, Richard Muller and Elizabeth Muller; and (c) the balance of the total number of directors designed by the holders of record of the shares of Common Stock and the Preferred Stock, voting together as a single class on an as-converted basis, who initially was designated as Leslie Tepper.

Pursuant to the terms of the ROFR Agreement, the Holders party thereto granted certain rights of first refusal as follows, subject to certain terms and conditions more fully described in the ROFR Agreement: (i) first, to Deep Isolation a Right of First Refusal to purchase all or any portion of Transfer Stock that such Holder may propose to transfer in a Proposed Transfer; (ii) second, to NAC International a Secondary Refusal Right to purchase all or any portion of Transfer Stock not purchased by the Company pursuant to its Right of First Refusal; and (iii) third, to the Investors a tertiary refusal right to purchase all or any portion of Transfer Stock not purchased by the Company or NAC pursuant to the Right of First Refusal or Secondary Refusal Right, respectively. Additionally, each Investor was granted a Right of Co-Sale to participate on a pro-rata basis in the Proposed Transfer on the same terms and conditions specified in the applicable Proposed Transfer Notice, and the Key Holders each agreed to a lock-up provision, subject to certain exceptions, commencing on the date of the final prospectus relating to Deep Isolation’s initial public offering and ending on the date specified by the Company and the managing underwriter, with such period not to exceed 180 days, each as further described in the ROFR Agreement.

Pursuant to the terms of the Rights Agreement, the Company granted certain rights, subject to the conditions and limitations further described in the Rights Agreement, to the Holders party thereto, including demand registration rights to all Holders party thereto, and information rights and rights of first offer to the Major Investors party thereto with respect to future offerings of equity securities of Deep Isolation. Additionally, the Company granted to NAC International the right to appoint a representative of NAC International to attend all meetings of the Deep Isolation board of directors and participate in discussions at such meetings in a non-voting observer capacity, subject to certain conditions.

Each of the 2023 Agreements automatically terminated pursuant to their terms upon the consummation of the Transactions, which constituted a Deemed Liquidation Event (as defined in the 2023 Agreements).

Registration Rights Agreement

The description set forth above under the caption “The Merger and Related Transactions—Registration Rights” is incorporated herein by reference. All of our directors, executive officers and holders of more than 5% of our capital stock are parties to the Registration Rights Agreement.

Participation in the Offering

Certain of our existing officers, directors and investors, including investors affiliated with certain of such directors, officers and investors, have purchased an aggregate of 1,850,817 shares of our common stock in the Offering, for an aggregate gross purchase price of $5,552,467. Except for the lower cash commission percentage payable to the Placement Agents for placements such Insider Investors, such purchases were made on the same terms as the sales of shares to other investors in the Offering and not pursuant to any pre-existing contractual rights or obligations. Each of NAC International, who holds more than 5% of our capital stock, and Bella AJT Holdings LLC, an affiliate of Ms. Tepper, and Elizabeth Muller participated in the Offering.

Indemnification Agreements

We maintain indemnification agreements with each of our current directors and executive officers. The indemnification agreements, our amended and restated certificate of incorporation and our restated bylaws will require us to indemnify our directors and officers to the fullest extent not prohibited by DGCL. Subject to very limited exceptions, our restated bylaws will also require us to advance expenses incurred by our directors and officers.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 23, 2025, immediately following the closing of the Merger and the Offering, by:

●	each of our named executive officers;

●	each of our directors;

●	all of our current directors and executive officers as a group; and

●	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

The percentage of shares beneficially owned is computed on the basis of 57,372,749 shares of common stock outstanding as of July 23, 2025 after giving effect to the Merger and the Offering. Shares of common stock that a person has the right to acquire within 60 days of July 23, 2025 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated, the address of each beneficial owner in the table below is 2001 Addison Street, Suite 300, Berkeley, CA 94704.

Name	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% stockholders
Warren E. Spieker, Jr.(1)	5,903,431	10.31%
Robert L. Mercer(2)	3,745,760	6.53%
NAC International, Inc.(3)	3,348,533	5.65%
Richard Muller(4)	3,340,560	5.82%

Directors and named executive officers
Elizabeth Muller(5)	12,663,479	22.07%
Rod Baltzer(6)	1,421,051	2.48%
Jonathon Angell(7)	387,560	*
Kent S. Cole	-	*
Leslie Tepper(8)	361,478	*
Chris Parker(9)	1,098,084	1.91%
Jesse Sloane(10)	361,722	*
Directors and executive officers as a group (9 persons)	17,501,267	30.50%

*	Represents beneficial ownership of less than 1%.

	(1)	Consists of (i) 1,291,864 shares of common stock held directly by Warren E. Spieker, Jr. and (ii) 4,611,567 shares of common stock held by the Spieker Living Trust U/A/D 3/12/02. Mr. Spieker is the sole trustee of the Spieker Living Trust U/A/D 3/12/02 and has dispositive power over the shares of common stock held thereby. The address of the Spieker Living Trust U/A/D 3/12/02 is 707 Menlo Avenue, #100, Menlo Park, CA 94025.

	(2)	The address of Mr. Mercer is P.O. Box 1086, Walpole, NH 03608.

(3)	The address of NAC International, Inc. is 2 Sun Court, Suite 220, Peachtree Corners, Georgia 30092.

(4)	The address of Mr. Muller is 2831 Garber Street, Berkeley, CA 94705.

(5)	Consists of (i) 11,704,270 shares of common stock held directly by Ms. Muller and (ii) 959,209 shares of common stock underlying options which are or will become exercisable within 60 days of July 23, 2025.

(6)	Consists of (i) 994,010 shares of common stock held directly by Mr. Baltzer and (ii) 426,341 shares of common stock underlying options which are or will become exercisable within 60 days of July 23, 2025.

(7)	Consists of (i) 345,574 shares of common stock held directly by Mr. Angell and (ii) 41,986 shares of common stock underlying options which are or will become exercisable within 60 days of July 23, 2025.

(8)	Consists of (i) 65,187 shares of common stock held directly by Ms. Tepper, (ii) 25,000 shares of common stock held by Bella AJT Holdings LLC and (ii) 271,291 shares of common stock underlying options which are or will become exercisable within 60 days of July 23, 2025. Ms. Tepper is a member of Bella AJT Holdings LLC and shares voting and investment power over the shares of common stock held thereby.

(9)	Consists of (i) 581,338 shares of common stock held by CS Transform Limited and (ii) 516,746 shares of common stock underlying options held directly by Mr. Parker which are or will become exercisable within 60 days of July 23, 2025. Mr. Parker is a director and shareholder of CS Transform Limited and shares voting and investment power over the shares of common stock held thereby. The address of CS Transform Limited is The Harlech Building, Theatre Clywd Complex, Mold, United Kingdom, CH7 1YA.

(10)	Consists of 361,722 shares of common stock underlying options which are or will become exercisable within 60 days of July 23, 2025.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Our common stock is not listed on a national securities exchange, an over-the-counter market or any other exchange. Therefore, there is no trading market, active or otherwise, for our common stock and our common stock may never be included for trading on any stock exchange, automated quotation system or any over-the-counter market.

As of the date of this Report, we have 57,372,749 shares of common stock outstanding held by 319 stockholders of record.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Shares Eligible for Future Sale

Prior to the Merger, there has been a limited public market for our common stock. Future sales of our common stock, including shares issued upon the exercise of options or warrants that we may issue, in the public market after the Merger, or the perception that those sales may occur, could cause the prevailing price for our common stock to fall or impair our ability to raise equity capital in the future. As described below, only a limited number of shares of our common stock will be available for sale in the public market for a period of several months after consummation of the Merger due to legal restrictions on resale. Future sales of our common stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing price of our common stock at such time and our ability to raise equity capital at a time and price we deem appropriate.

Upon the closing of the Offering, we had 57,372,749 shares of our common stock outstanding, of which our directors and executive officers beneficially own an aggregate of 17,501,267 shares. Of those outstanding shares, no shares of common stock are freely tradable, without restriction, as of the date of this Report. No shares issued in connection with the Merger or the Offering can be publicly sold under Rule 144 under the Securities Act until 12 months after the date of filing this Report.

Sale of Restricted Shares

Of the approximately 57,372,749 shares of common stock outstanding upon completion of the Offering, all of such shares will be “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us, or will be issued and sold by us, in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701, which rules are summarized below.

Rule 144

Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which this Report, reflecting our status as a non-shell company, is filed with the SEC and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Current Reports on Form 8-K. We intend to register such shares for re-sale under the Securities Act but are currently a “voluntary filer” and are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. As a result, unless we register such shares for sale under the Securities Act, most of our stockholders will be forced to hold their shares of our common stock for at least that 12-month period before they are eligible to sell those shares, and even after that 12-month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144.

In general, Rule 144 provides that (i) any of our non-affiliates that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock freely and without restriction, provided that we remain compliant and current with our SEC reporting obligations, and (ii) any of our affiliates, which includes our directors, executive officers and other person in control of us, that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock subject to the following restrictions: (a) we are compliant and current with our SEC reporting obligations, (b) certain manner of sale provisions are satisfied, (c) a Form 144 is filed with the SEC, and (d) certain volume limitations are satisfied, which limit the sale of shares within any three-month period to a number of shares that does not exceed 1% of the total number of outstanding shares or, if our common stock is then listed or quoted for trading on a national securities exchange, then the greater of 1% of the total number of outstanding shares and the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of the Form 144 with respect to the sale. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

Regulation S

Regulation S under the Securities Act provides that shares owned by any person may be sold without registration in the U.S., provided that the sale is effected in an offshore transaction and no directed selling efforts are made in the U.S. (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our shares of common stock may be sold in some other manner outside the United States without requiring registration in the United States.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, directors, officers, consultants or advisors who acquired common stock from us in connection with a written compensatory stock or option plan or other written agreement, in compliance with Rule 701 under the Securities Act, before the effective date of the Merger (to the extent such common stock is not subject to a lock-up agreement) is entitled to rely on Rule 701 to resell such shares beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act in reliance on Rule 144, but without compliance with the holding period requirements contained in Rule 144. Accordingly, subject to any applicable lock-up agreements, beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act, under Rule 701 persons who are not our “affiliates,” as defined in Rule 144, may resell those shares without complying with the minimum holding period or public information requirements of Rule 144, and persons who are our “affiliates” may resell those shares without compliance with Rule 144’s minimum holding period requirements (subject to the terms of the lock-up agreements described above, if applicable).

Stock Plans

We intend to file with the SEC a registration statement under the Securities Act covering the shares of common stock that are reserved for issuance under the 2025 EIP. Such registration statement is expected to be filed and become effective as soon as practicable after the consummation of the Merger and the registration of our shares of common stock with the SEC pursuant to a registration statement on Form S-8. Accordingly, shares registered under such registration statement will be available for sale in the open market following its effective date, subject to Rule 144 volume limitations and the lock-up agreements described above, if applicable.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock following the Merger and Offering. Because it is only a summary, it does not contain all the information that may be important to you and the descriptions herein are qualified by reference to our restated certificate of incorporation and restated bylaws. For a complete description, you should refer to our restated certificate of incorporation and restated bylaws, which are included as exhibits hereto, and to the applicable provisions of Delaware law.

We have authorized capital stock consisting of 300,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

As of the date of this Report, we had 57,372,749 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the term and provisions of our restated certificate of incorporation and our restated bylaws.

Common Stock

Dividend Rights

Subject to applicable law and the rights and preferences, if any, of any holders of any outstanding series of preferred stock, the holders of our common stock are entitled to receive dividends if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine, payable either in cash, in property or in shares of capital stock.

Voting Rights

Holders of our common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the restated certificate of incorporation (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote on such amendment pursuant to the restated certificate (including any certificate of designation relating to any series of preferred stock). We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation. Accordingly, holders of a majority of the shares of our common stock will be able to elect all of our directors. Our restated certificate of incorporation establishes a classified board of directors, to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution, or winding-up and after payment in full of all amounts required to be paid to creditors and to any holders of preferred stock having liquidation preferences, if any, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, vesting, powers (including voting powers), preferences, and relative, participating, optional or other rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders.

Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding or above the total number of authorized shares of the class, without any further vote or action by our stockholders. Our board of directors may, without stockholder approval, authorize the issuance of preferred stock with voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock and could have anti-takeover effects. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control or the removal of existing management and might adversely affect the market price of our common stock.

Stock Options

Pursuant to the Merger Agreement, we approved and adopted the 2025 EIP and reserved 10,888,601 shares of the our common stock for future issuance under the 2025 EIP, comprised of (i) 5,888,601 shares of our common stock issuable upon the exercise of the Assumed Options and (ii) 5,000,000 shares of our common stock reserved for future issuances of incentive awards under the 2025 EIP at the discretion of our Board to officers, key employees, consultants and directors. As of the Effective Time, we had outstanding stock options to purchase an aggregate of 5,888,601 shares of our common stock with a weighted-average exercise price of $0.13, as a result of our assumption of the Assumed Options.

Warrants

As of the Effective Time, we had outstanding (a) A Warrants to purchase an aggregate of 996,397 shares of our common stock at an exercise price of $3.00 per share and (b) B Warrants to purchase a cumulative of $500,000 worth of shares of Common Stock at an exercise price of $0.0001 per share.

Registration Rights Agreement

For a description of the Registration Rights Agreement that we entered into in connection with the Merger and the Offering, see “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions—Registration Rights” above. All descriptions of the Registration Rights Agreement herein are qualified in their entirety by reference to the text thereof filed as Exhibit 10.7 hereto and incorporated herein by reference.

Anti-Takeover Provisions

The provisions of the DGCL, our restated certificate of incorporation, and our restated bylaws following the Offering could have the effect of delaying, deferring, or discouraging another person from acquiring control of our Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our Company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in their best interest or in our best interests, including transactions that might result in a premium over the prevailing market price of our common stock.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner as summarized below. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance of transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Restated Certificate of Incorporation and Restated Bylaw Provisions

Our restated certificate of incorporation and our restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy, including the following:

●	Board Vacancies. Our restated bylaws and certificate of incorporation provide, subject to the special rights of the holders of any series of preferred stock to elect directors, that any vacancy on the board of directors may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders, except as otherwise provided by law. Any director chosen to fill a vacancy will hold office until the expiration of the term of the class for which he or she was elected and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal. In addition, the number of directors constituting the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships (the “Whole Board”) is permitted to be set only by a resolution adopted by a majority of the Whole Board. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the board of directors, but promotes continuity of management.

●	Classified Board. Our restated certificate of incorporation and restated bylaws provide that our board of directors is classified into three classes of directors. The existence of a classified board of directors could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror. See the section titled “Management—Corporate Governance—Classified Board of Directors” for additional information.

●	Directors Removed Only for Cause. Our restated certificate of incorporation provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

●	Requirements for Amendments of Our Restated Certificate of Incorporation and Restated Bylaws. Our restated certificate of incorporation further provides that the affirmative vote of holders of at least a majority of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend certain provisions of our restated certificate of incorporation, including provisions relating to the classified board, the size of the board of directors, removal of directors, special meetings, actions by written consent, and designation of our preferred stock. The affirmative vote of holders of at least a majority of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal our restated bylaws, although our restated bylaws may be amended by the approval of a majority of the Whole Board.

●	Stockholder Action; Special Meetings of Stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders. As a result, holders of our capital stock would not be able to amend our restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our restated bylaws. Our restated certificate of incorporation and our restated bylaws provide that special meetings of our stockholders may be called only by the chairperson of the board of directors, our chief executive officer or the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

●	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

●	No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our restated certificate of incorporation and restated bylaws do not provide for cumulative voting.

●	Issuance of Undesignated Preferred Stock. Our restated certificate of incorporation provides our board the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.

●	Choice of Forum. Our restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum and to the fullest extent permitted by law, that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom, will be the sole and exclusive forum for: (a) any derivative action, suit or proceeding brought on behalf of us; (b) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, or agent of ours; (c) any action, suit or proceeding asserting a claim against us or any current or former director, officer or employee of ours arising out of or pursuant to, or seeking to enforce any right, obligation or remedy under, or to interpret, apply, or determine the validity of, any provision of the DGCL, the restated certificate of incorporation or the restated bylaws (as each may be amended from time to time); (d) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (e) any action, suit or proceeding asserting a claim against us or any current or former director, officer or employee of ours governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. However, such forum selection provisions will not apply to actions, suits or proceedings brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. The restated certificate of incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the restated certificate of incorporation provides that the federal district courts of the United States will have exclusive jurisdiction over any action asserting a cause of action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As noted above, the restated certificate of incorporation provides that the choice of forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum selection provisions in the restated certificate of incorporation.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in the restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

Limitation on Liability and Indemnification of Directors and Officers

The restated bylaws provide that our directors and officers, and directors and officers of our predecessor, will be indemnified and advanced expenses by us to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. In addition, the restated certificate of incorporation provides that our directors and officers will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors or officers to the fullest extent permitted by the DGCL as it now exists or may in the future be amended.

The restated bylaws also permit us to purchase and maintain insurance on behalf of any officer, director, employee or agent of ours for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is (212) 828-8436.

Stock Quotation

OUR COMMON STOCK IS CURRENTLY NOT LISTED ON A NATIONAL SECURITIES EXCHANGE OR ANY OTHER EXCHANGE, OR QUOTED ON AN OVER THE COUNTER MARKET. FOLLOWING COMPLETION OF THE OFFERING, WE INTEND TO CAUSE OUR COMMON STOCK TO BE QUOTED ON THE OTC MARKETS QB TIER AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVENESS OF THE REGISTRATION STATEMENT. HOWEVER, WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO DO SO AND, EVEN IF WE DO SO, THERE CAN BE NO ASSURANCE THAT OUR COMMON STOCK WILL CONTINUE TO BE QUOTED ON THE OTC MARKETS OR QUOTED OR LISTED ON ANY OTHER MARKET OR EXCHANGE, OR THAT AN ACTIVE TRADING MARKET FOR OUR COMMON STOCK WILL DEVELOP OR CONTINUE.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are currently not aware of any pending legal proceedings to which we, or any of our officers or directors in their capacity as such, are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The Offering

The information regarding, the Offering and the Placement Agent Warrants set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions—The Offering” and “Description of Capital Stock” is incorporated herein by reference.

On July 23, 2025, in connection with the Offering, we issued an aggregate of 11,012,387 shares of common stock at a price of $3.00 per share for aggregate gross consideration of approximately $33.0 million to 243 accredited investors. These transactions were exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering or Rule 506(b) of Regulation D promulgated thereunder.

Securities Issued in Connection with the Merger

On July 23, 2025, pursuant to the terms of the Merger Agreement, each share of Deep Isolation Capital Stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive 25.837283 shares of our common stock, rounded to the nearest whole share. Effective immediately prior to the Effective Time, certain holders of 2018 EIP Options elected to exercise options to purchase an aggregate of 68,019 shares of Deep Isolation Common Stock, and such shares were converted into an aggregate of 1,757,426 shares of our common stock. The Assumed Options that remained outstanding and unexercised immediately prior to the Effective Time were assumed by the Company and converted into options to purchase an aggregate of 5,888,601 shares of our common stock. The maximum number of shares of DI Nuclear common stock issued to (or in the case of the Assumed Options, reserved for issuance to) the former holders of Deep Isolation’s capital stock and options was equal to 49,998,963 after adjustments due to rounding for fractional shares. Immediately after the Merger and pursuant to the Merger Agreement, 2,166,667 Retained Pre-Merger Shares were issued to our pre-Merger stockholders as a result of the Stock Forfeiture. See “Description of Capital Stock” for more information. On the Closing Date, we also issued 83,333 Advisor Shares to Mr. Kashani in consideration for services rendered in connection with the Merger.

These transactions were exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering or Regulation D promulgated thereunder. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Sales of Unregistered Securities of Deep Isolation

The following list sets forth information as to all securities Deep Isolation sold from January 1, 2022, through immediately prior to the consummation of the Merger, which were not registered under the Securities Act. The following description is historical and has not been adjusted to give effect to the Merger. The proceeds from these sales were used by Deep Isolation for working capital.

1.	On February 2, 2022, Deep Isolation issued options to purchase an aggregate of 5,937 shares of its common stock at an exercise price of $5.20 per share to service providers of Deep Isolation pursuant to the 2018 EIP. Deep Isolation relied upon the exemption from registration provided by Rule 701 of the Securities Act.

2.	On March 15, 2022, Deep Isolation issued options to purchase an aggregate of 6,125 shares of its common stock at an exercise price of $5.20 per share to service providers of Deep Isolation pursuant to the 2018 EIP. Deep Isolation relied upon the exemption from registration provided by Rule 701 of the Securities Act.

3.	On April 19, 2022, Deep Isolation issued options to purchase an aggregate of 1,750 shares of its common stock at an exercise price of $5.20 per share to service providers of Deep Isolation pursuant to the 2018 EIP. Deep Isolation relied upon the exemption from registration provided by Rule 701 of the Securities Act.

4.	In a series of transactions consummated between May 8, 2022 and April 10, 2024, Deep Isolation issued an aggregate of 7,024 shares of its Series A-1 Preferred Stock to stockholders of Deep Isolation at a price per share of $39.8484, for total aggregate gross proceeds of $279,895.16. Deep Isolation relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

5.	On May 17, 2022, Deep Isolation issued options to purchase an aggregate of 3,546 shares of its common stock at an exercise price of $5.20 per share to service providers of Deep Isolation pursuant to the 2018 EIP. Deep Isolation relied upon the exemption from registration provided by Rule 701 of the Securities Act.

6.	On July 19, 2022, Deep Isolation issued options to purchase an aggregate of 5,750 shares of its common stock at an exercise price of $5.20 per share to service providers of Deep Isolation pursuant to the 2018 EIP. Deep Isolation relied upon the exemption from registration provided by Rule 701 of the Securities Act.

7.	On September 20, 2022, Deep Isolation issued options to purchase an aggregate of 4,150 shares of its common stock at an exercise price of $5.20 per share to service providers of Deep Isolation pursuant to the 2018 EIP. Deep Isolation relied upon the exemption from registration provided by Rule 701 of the Securities Act.

8.	On November 8, 2022, Deep Isolation issued options to purchase an aggregate of 3,875 shares of its common stock at an exercise price of $5.20 per share to service providers of Deep Isolation pursuant to the 2018 EIP. Deep Isolation relied upon the exemption from registration provided by Rule 701 of the Securities Act.

9.	On June 2, 2023, Deep Isolation issued options to purchase an aggregate of 25,000 shares of its common stock at an exercise price of $4.47 per share to a service provider of Deep Isolation pursuant to the 2018 EIP. Deep Isolation relied upon the exemption from registration provided by Rule 701 of the Securities Act.

10.	On August 8, 2023, Deep Isolation issued options to purchase an aggregate of 11,242 shares of its common stock at an exercise price of $4.47 per share to service providers of Deep Isolation pursuant to the 2018 EIP. Deep Isolation relied upon the exemption from registration provided by Rule 701 of the Securities Act.

11.	On August 21, 2023, Deep Isolation entered into that certain Series A Prime Preferred Purchase Agreement, pursuant to which it issued to certain investors an aggregate of 7,304 shares of its Series A Prime-1 Preferred Stock at a price per share of $68.4538 for aggregate gross proceeds of $499,986.56 and 98,855 shares of its Series A Prime-2 Preferred Stock at a price per share of $54.7630 in exchange for the conversion of outstanding SAFEs previously issued with an aggregate value of $5,413,940.00. Deep Isolation relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated by the SEC thereunder.

12.	On November 14, 2023, Deep Isolation issued options to purchase an aggregate of 74,750 shares of its common stock at an exercise price of $4.61 per share to service providers of Deep Isolation pursuant to the 2018 EIP. Deep Isolation relied upon the exemption from registration provided by Rule 701 of the Securities Act.

13.	On March 4, 2024, Deep Isolation entered into that certain Amendment to Series A Prime Preferred Stock Agreement, pursuant to which Deep Isolation issued an aggregate of 8,898 shares of its Series A Prime-1 Preferred Stock and 463 shares of its Series A Prime-2 Preferred Stock at a purchase price per share of $68.4538 and $54.7630, respectively, to stockholders of Deep Isolation in a series of transactions consummated between March 12, 2024 and April 24, 2024 for total aggregate gross proceeds of $634,457.19. Deep Isolation relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated by the SEC thereunder.

14.	On April 10, 2024, Deep Isolation issued 230 shares of its Series A-2 Preferred Stock at a price per share of $35.8637 to a stockholder of Deep Isolation for total gross proceeds of $8,248.65. Deep Isolation relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated by the SEC thereunder.

15.	On May 15, 2024, Deep Isolation issued options to purchase an aggregate of 29,500 shares of its common stock at an exercise price of $4.61 per share to service providers of Deep Isolation pursuant to the 2018 EIP. Deep Isolation relied upon the exemption from registration provided by Rule 701 of the Securities Act.

16.	On August 20, 2024, Deep Isolation issued options to purchase an aggregate of 14,500 shares of its common stock at an exercise price of $4.61 per share to service providers of Deep Isolation pursuant to the 2018 EIP. Deep Isolation relied upon the exemption from registration provided by Rule 701 of the Securities Act.

17.	On April 10, 2025, Deep Isolation issued options to purchase an aggregate of 31,975 shares of its common stock at an exercise price of $5.13 per share to service providers of Deep Isolation pursuant to the 2018 EIP. Deep Isolation relied upon the exemption from registration provided by Rule 701 of the Securities Act.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information contained in Item 5.03, “Amendments to Articles of Incorporation or Bylaws; Change in fiscal year” is incorporated herein by reference.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

As of the Effective Time, Grassi & Co., CPAs, P.C. (“Grassi”), was dismissed as the independent registered public accounting firm of the Company. Effective as of July 23, 2025, the Company’s board of directors approved the appointment of CBIZ CPAs P.C. (“CBIZ CPAs”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, subject to CBIZ CPAs’ completion of its standard client acceptance procedures.

During the two fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through July 23, 2025, there were no disagreements with Grassi on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grassi, would have caused it to make reference to the subject matter thereof in connection with its report, nor did its report contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principle.

During the two fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through July 23, 2025, neither the Company nor anyone acting on its behalf has consulted with CBIZ CPAs with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that CBIZ CPAs concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereof; or (iii) a reportable event as described in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereof.

We have provided Grassi with a copy of this Report prior to the filing hereof and have requested that Grassi furnish to us a letter addressed to the SEC stating whether Grassi agrees with the statements made by us under this Item 4.01. Grassi has furnished such letter, which letter is filed as Exhibit 16.1 hereto, as required by Item 304(a)(3) of Regulation S-K.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

The information regarding change of control of the Company in connection with the Merger set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger” is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information regarding departure and election of our directors and departure and appointment of our principal officers in connection with the Merger set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger” is incorporated herein by reference.

For information regarding the terms of employment of our newly appointed executive officers, see “Compensation of Directors and Executive Officers—Executive Compensation Arrangements” in Item 2.01 of this Report, which description is incorporated herein by reference. For certain biographical, related party and other information regarding our newly appointed executive officers, see the disclosure under the headings “Management” and “Certain Relationships and Related Party Transactions” in Item 2.01 of this Report, which disclosures are incorporated herein by reference.

For information about compensation to our directors, see “Management” in Item 2.01 of this Report, which description is incorporated herein by reference. For information about the committees each director serves on, see “Management—Committees of the Board of Directors” in Item 2.01 of this Report, which description is incorporated herein by reference. There are no arrangements or understandings pursuant to which any of our current directors was appointed as a director. For certain biographical, related party and other information regarding our newly appointed directors, see the disclosure under the headings “Management” and “Certain Relationships and Related Party Transactions” in Item 2.01 of this Report, which disclosures are incorporated herein by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Amendments to Certificate of Incorporation

Prior to the Merger, our board of directors approved the amendment and restatement of our certificate of incorporation on July 23, 2025 and stockholders holding 100% of the then outstanding shares of our common stock approved the amendment and restatement to our certificate of incorporation on July 23, 2025. See the description of the restated certificate of incorporation in Item 2.01, “Completion of Acquisition or Disposition of Assets—Description of Capital Stock—Anti-Takeover Provisions” for a summary of its terms. Our restated certificate of incorporation is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Amendments to Bylaws

Prior to the Merger, on July 23, 2025, we amended and restated our bylaws in their entirety. See the description of the restated bylaws in Item 2.01, “Completion of Acquisition or Disposition of Assets—Description of Capital Stock—Anti-Takeover Provisions.” Our restated bylaws are filed as Exhibit 3.3 hereto and is incorporated herein by reference.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS.

Prior to the Merger, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Merger, we have ceased to be a shell company. The information contained in this Report, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	As a result of its acquisition of Deep Isolation, Inc., as described in Item 2.01, the registrant is filing herewith audited financial statements for Deep Isolation, Inc. as of and for the fiscal years ended December 31, 2024 and 2023 as Exhibit 99.1 to this Report.

(b)	As a result of its acquisition of Deep Isolation, Inc., as described in Item 2.01, the registrant is filing herewith unaudited financial information as of and for the quarterly period ended March 31, 2025 as Exhibit 99.2 to this Report.

(c)	Unaudited pro forma combined financial information as of and for the fiscal year ended December 31, 2024 is attached as Exhibit 99.3 to this Report.

(d)	Shell Company Transactions. Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(e)	Exhibits.

Exhibit No.	Description
2.1§	Agreement and Plan of Merger and Reorganization among the Company, Acquisition Sub. and Deep Isolation, Inc.
3.1	Certificate of Merger relating to the merger of Acquisition Sub. with and into Deep Isolation, Inc., filed with the Secretary of State of the State of Delaware on July 23, 2025.
3.2	Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on July 23, 2025.
3.3	Amended and Restated Bylaws.
4.1	Form of Placement Agent A Warrant.
4.2	Form of Placement Agent B Warrant.
10.1+	Employment Agreement, dated as of May 18, 2021, by and between Christopher Parker and Deep Isolation EMEA Ltd.
10.2+	Sales Commission Plan of the Company, effective February 1, 2024.
10.3§*	Cooperation Agreement, dated as of June 17, 2020, by and between NAC International, Inc. and the Company.
10.4	Form of Pre-Merger Indemnification Agreement.
10.5	Form of Post-Merger Indemnification Agreement.
10.6	Subscription Agreement, dated July 23, 2025, by and between the Company and the parties thereto.
10.7	Form of Registration Rights Agreement, by and between the Company and the parties thereto.
10.8+	2025 EIP and form of award agreements.
16.1	Letter from Grassi & Co., CPAs, P.C. as to the change in certifying accountant, dated July 28, 2025.
21.1	Subsidiaries of the Registrant.
99.1	Audited financial statements of Deep Isolation, Inc., as of and for the fiscal years ended December 31, 2024 and 2023.
99.2	Unaudited financial statements of Deep Isolation, Inc., as of and for the three-month period ended March 31, 2025.
99.3	Unaudited Pro Forma Combined Financial Statements.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Indicates a management contract or any compensatory plan, contract or arrangement.
*	Portions of this exhibit (indicated by asterisks) have been omitted in accordance with Item 601(b)(10) of Regulation S-K. The registrant hereby agrees to furnish supplementally copies of any of the omitted portions of this exhibit to the SEC upon its request.
§	Certain exhibits or schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP ISOLATION NUCLEAR, INC.

Date: July 28, 2025	By:	/s/ Rodney Baltzer
Rodney Baltzer
President and Chief Executive Officer